UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

FOOT LOCKER, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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NOTICE OF 2013 ANNUAL MEETING
AND
PROXY STATEMENT

112 West 34th Street
New York, New York 10120

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

DATE:	May 15, 2013
TIME:	9:00 A.M., local time
PLACE:	Foot Locker, Inc., 112 West 34th Street, New York, New York 10120
RECORD DATE:	Shareholders of record on March 18, 2013 can vote at this meeting.
ITEMS OF BUSINESS:	•	Elect three members to the Board of Directors to serve for three-year terms and elect one member to the Board of Directors to serve for a two-year term.
	•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year.
	•	Approve the 2013 Foot Locker Employees Stock Purchase Plan.
	•	Advisory approval of the compensation of our named executive officers.
	•	If properly presented at the meeting, consider a shareholder proposal to repeal classified board.
	•	Transact such other business as may properly come before the meeting and at any adjournment or postponement.
PROXY VOTING:	YOUR VOTE IS IMPORTANT TO US. Please vote as soon as possible in one of these ways:
	•	Use the toll-free telephone number shown on the Notice of Internet Availability of Proxy Materials for the 2013 Annual Meeting of Foot Locker, Inc. (your “Foot Locker Notice”) or on your proxy card;
	•	Visit the web site shown on your Foot Locker Notice or on your proxy card to vote via the Internet;
	•	If you received a printed copy of the proxy card, you may mark, sign and return the enclosed proxy card using the postage-paid envelope provided; or
	•	Follow the instructions on your proxy materials if your shares are held in the name of your bank, broker, or other holder of record.
Even if you plan to attend the annual meeting, we encourage you to vote in advance using one of these methods.

GARY M. BAHLER Secretary

April 4, 2013

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PROXY STATEMENT SUMMARY

We are providing this summary of our 2013 Notice of Annual Meeting and Proxy Statement and the items to be voted on by our shareholders. This is only a summary. For more complete information, please review the complete Proxy Statement and our 2012 Annual Report on Form 10-K.

2013 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Wednesday, May 15, 2013, at 9:00 a.m., local time
Place	112 West 34th Street, New York, NY 10120
Record Date	March 18, 2013

Proposals to be Voted on by Shareholders and the Board of Directors’ Voting Recommendations

Proposal	Board Vote Recommendation	Page Reference For More Detail
Election of Four Directors	FOR EACH NOMINEE	68-73
Ratification of the Appointment of KPMG LLP for 2013	FOR	74
Approval of the 2013 Foot Locker Employees Stock Purchase Plan	FOR	76-79
Advisory Approval of Named Executive Officers’ Compensation	FOR	80-81
Shareholder Proposal to Repeal Classified Board	AGAINST	82-84

Election of Directors

The following table provides summary information about each of the four directors standing for election at this meeting:

Name	Age	Director Since	Occupation	Independent	Other Public Company Boards
Maxine Clark	64	2013	Chief Executive Bear of Build-A-Bear Workshop, Inc.	Yes	Build-A-Bear Workshop, Inc.
Ken C. Hicks	60	2009	Chairman, President & CEO of Foot Locker, Inc.	No	Avery Dennison Corporation
Guillermo G. Marmol.	59	2011	President of Marmol & Associates	Yes	Information Services Group, Inc.
Dona D. Young	59	2001	Retired Chairman & CEO of The Phoenix Companies, Inc.	Yes	None

Ratification of Appointment of KPMG LLP

We are asking our shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2013. The following is a summary of KPMG’s fees for 2012 and 2011:

Category	2012	2011
Audit Fees	$2,815,000	$2,572,000
Audit-Related Fees	803,000	555,000
Tax Fees	267,000	153,000
All Other Fees	0	0

Total	$3,885,000	$3,280,000

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Approval of the 2013 Foot Locker Employees Stock Purchase Plan

We are seeking shareholder approval of the 2013 Foot Locker Employees Stock Purchase Plan (the “2013 Stock Purchase Plan”) because the current plan approved by shareholders in 2003 will expire following the last purchase date on June 1, 2013. This plan is available to eligible full-time employees of Foot Locker, Inc. and its subsidiaries. Participating employees under this plan may purchase shares of Foot Locker’s common stock once a year at a discounted purchase price. The Company believes that continuing to offer a purchase plan to its eligible employees enhances the employees’ interest in the continued success of the Company. A summary of the material features of the 2013 Stock Purchase Plan is provided beginning on Page 76, and a complete copy of the plan begins on Page A-1.

Advisory Approval of the Named Executive Officers’ Compensation

We are asking shareholders to approve, on a nonbinding, advisory basis, the 2012 compensation of our named executive officers, as described in this proxy statement on Pages 23 through 67. Over the past two years our shareholders overwhelmingly approved our executive compensation program. Given this support, the Compensation and Management Resources Committee decided to retain the overall program, which ties the executives’ pay closely with Foot Locker’s performance.

In 2012 we had the financial and operating results shown in the following table. At the beginning of 2012, based upon our performance in 2010 and 2011, we updated our strategic plan goals. Our 2012 results represent continued progress toward the goals contained in our long-range plan.

Financial Metrics	2011	2012	Long-Term Objectives

Sales	$5,623 million	$6,101 million	$7,500 million

Sales Per Gross Square Foot	$406	$443	$500

Earnings Before Interest and Taxes (EBIT) Margin	7.9%	9.9%	11%

Net Income Margin	5.0%	6.2%	7%

Return on Invested Capital (ROIC)	11.8%	14.2%	14%

The above table represents non-GAAP results. There is a reconciliation to GAAP on Pages 15-17 of our 2012 Form 10-K.

Based upon the Company’s performance, payments were made to the named executive officers under the Annual Bonus Plan for 2012. Long-term incentive payouts were earned for the 2011-2012 performance measurement period, but the earned amounts will not be paid out until 2014. This is consistent with the change we made to our long-term incentive program in 2010 when we moved to a two-year long-term performance measurement period with an additional one-year holding period, with the awards payable one-half in cash and one-half in equity, provided that the performance goals are achieved.

Shareholder Proposal to Repeal Classified Board

If properly presented at the meeting, we expect that a proposal to repeal the classified board will be presented on behalf of a shareholder at the annual meeting, as described in this proxy statement beginning on Page 82. The Company opposes this proposal and recommends that shareholders vote Against it for the reasons stated beginning on Page 83.

iii

112 West 34th Street
New York, New York 10120

PROXY STATEMENT

GENERAL INFORMATION

We are providing these proxy materials to you for the solicitation of proxies by the Board of Directors of Foot Locker, Inc. for the 2013 Annual Meeting of Shareholders and for any adjournments or postponements of this meeting. We are holding this annual meeting on May 15, 2013 at 9:00 A.M., local time, at our corporate headquarters located at 112 West 34th Street, New York, New York 10120. In this proxy statement we refer to Foot Locker, Inc. as “Foot Locker,” “the Company,” “we,” “our,” or “us.”

We are furnishing proxy materials to our shareholders primarily over the Internet under the Securities and Exchange Commission’s notice and access rules instead of mailing full sets of the printed materials. We believe that this procedure reduces costs, provides greater flexibility to our shareholders, and lessens the environmental impact of our Annual Meeting. On or about April 4, 2013 we started mailing to most of our shareholders in the United States a Notice of Internet Availability of Proxy Materials (the “Foot Locker Notice”). The Foot Locker Notice contains instructions on how to access and read our 2013 Proxy Statement and our 2012 Annual Report to Shareholders on the Internet and to vote online. If you received a Foot Locker Notice by mail, you will not receive paper copies of the proxy materials in the mail unless you request them. Instead, the Foot Locker Notice instructs you on how to access and read the Proxy Statement and Annual Report and how you may submit your proxy over the Internet. If you received a Foot Locker Notice by mail and would like to receive a printed copy of the materials, please follow the instructions on the Foot Locker Notice for requesting the materials, and we will promptly mail the materials to you.

We are mailing to shareholders, or making available to shareholders via the Internet, this Proxy Statement, form of proxy card, and our 2012 Annual Report/Form10-K on or about April 4, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
To Be Held on May 15, 2013

The Company’s Proxy Statement and 2012 Annual Report/Form 10-K are available at
http://materials.proxyvote.com/344849
and http://www.envisionreports.com/FL

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
AND VOTING

What is included in these proxy materials?

The proxy materials include our 2013 Proxy Statement and 2012 Annual Report and Form 10-K. If you received printed copies of these materials by mail, these materials also include the proxy card for this annual meeting.

May I obtain an additional copy of the Form 10-K?

You may obtain an additional copy of our 2012 Form 10-K without charge by writing to our Investor Relations Department at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120.

It is also available free of charge through our corporate web site at http://www.footlocker-inc.com/ investors.cfm?page=corporate-governance.

What constitutes a quorum for the Annual Meeting?

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares outstanding are present at the meeting, either in person or by proxy. We will count abstentions and broker non-votes, if any, as present and entitled to vote in determining whether we have a quorum.

What is the record date for this meeting?

The record date for this meeting is March 18, 2013. If you were a Foot Locker shareholder on this date, you are entitled to vote on the items of business described in this proxy statement.

Do I need a ticket to attend the Annual Meeting?

You will need an admission ticket to attend the Annual Meeting. Attendance at the meeting will be limited to shareholders on March 18, 2013 (or their authorized representatives) having an admission ticket or proof of their share ownership, and guests of the Company. If you plan to attend the meeting, please indicate this when you are voting by telephone or Internet or check the box on your proxy card, and we will promptly mail an admission ticket to you.

If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement, to the Corporate Secretary at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120. If you do not have an admission ticket, you must show proof of your ownership of the Company’s Common Stock at the registration table at the door.

Who may vote at the Annual Meeting?

The only voting securities of Foot Locker are our shares of Common Stock. Only shareholders of record on the books of the Company on March 18, 2013 are entitled to vote at the annual meeting and any adjournments or postponements. Each share is entitled to one vote. There were 150,129,128 shares of Common Stock outstanding on March 18, 2013.

What are shareholders voting on at this meeting and what are the voting recommendations of the Board of Directors?

The proposals that you are being asked to vote on at this Annual Meeting and our Board’s voting recommendations for each proposal are shown in the table below:

Proposal Number	Subject	Board’s Voting Recommendation

1	Election of Three Directors in Class I and One Director in Class III	FOR EACH NOMINEE

2	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2013	FOR

3	Approval of the 2013 Foot Locker Employees Stock Purchase Plan	FOR

4	Advisory Approval of Executive Compensation	FOR

5	Shareholder Proposal to Repeal Classified Board	AGAINST

Could other matters be voted on at the Annual Meeting?

We do not know of any other business that will be presented at the 2013 annual meeting. If any other matters are properly brought before the meeting for consideration, then the persons named as proxies will have the discretion to vote on those matters for you using their best judgment.

What are the voting requirements to elect directors and to approve the other proposals?

•

Proposal 1 (Election of Directors). Directors must be elected by a plurality of the votes cast by shareholders. (Please see our policy described on Page 8 regarding resignations by directors who do not receive more “for” votes than “withheld” votes.)

•	Proposal 2 (Ratification of the appointment of Independent Registered Public Accounting Firm). This proposal requires a majority of the votes cast by shareholders.

•

Proposal 3 (Approval of the 2013 Foot Locker Employees Stock Purchase Plan). This proposal requires a majority of the votes cast by shareholders, provided that the New York Stock Exchange Rules require also that at least a majority of outstanding shares vote with respect to this plan.

•	Proposal 4 (Advisory approval of executive compensation). This proposal requires a majority of the votes cast by shareholders.

•	Proposal 5 (Shareholder proposal to repeal classified board). This proposal requires a majority of the votes cast by shareholders for approval.

What happens if I do not vote my shares?

This depends on how you hold your shares and the type of proposal. If you hold your shares in “street name,” such as through a bank or brokerage account, it is important that you cast your vote if you want it to count for Proposals 1, 3, 4 and 5. If you do not instruct your bank or broker how to vote your shares on these proposals, no votes will be cast on your behalf. With regard to Proposal 2, your bank or broker will have discretion to vote any uninstructed shares for this proposal.

If your stock ownership is reflected directly on the books and records of the Company’s transfer agent, you are a “shareholder of record.” If you do not cast your vote, then no votes will be cast on your behalf on any of the proposals.

How will the votes be counted?

Votes will be counted and certified by representatives of our transfer agent, Computershare, as inspectors of election. The inspectors of election are independent and are not employees of Foot Locker.

Votes withheld for the election of one or more of the nominees for director will not be counted as votes cast for them. We do not count abstentions and broker non-votes, if any, in determining the votes cast for any proposal. With respect to Proposals 2, 3, 4, and 5, if you abstain from voting, this will have no effect on the vote since an abstention is not considered a vote cast.

The Company’s Certificate of Incorporation and By-laws do not contain any provisions on the effect of abstentions or broker non-votes.

Will my vote be confidential?

We maintain the confidentiality of our shareholders’ votes. All proxy cards, electronic voting, voting instructions, ballots, and voting tabulations identifying shareholders are kept confidential from the Company, except:

•	as necessary to meet any applicable legal requirements,

•	when a shareholder requests disclosure or writes a comment on a proxy card,

•	in a contested proxy solicitation, and

•	to allow independent inspectors of election to tabulate and certify the vote.

How do I vote my shares?

You may vote using any of the following methods:

•	Telephone

If you are located within the United States or Canada, you can vote your shares by telephone by calling the toll-free telephone number printed on your Notice of Internet Availability of Proxy Materials (“Notice”), on your proxy card, or in the instructions that accompany your proxy materials, as applicable, and following the recorded instructions. You will need the control number printed on your Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable. Telephone voting is available 24 hours a day and will be accessible until 1:00 A.M. Eastern Daylight Time on May 15, 2013. The telephone voting system has easy to follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do NOT need to return a proxy card or voting instruction form. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

•	Internet

You can also choose to vote your shares by the Internet. You will need the control number printed on your Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable. The web site for Internet voting is listed on your Notice, proxy card, or in the instructions that accompany your proxy materials. Internet voting is available 24 hours a day and will be accessible until 1:00 A.M. Eastern Daylight Time on May 15, 2013. As with telephone voting, you will be able to confirm that the system has properly recorded your vote. If you vote via the Internet, you do NOT need to return a proxy card or voting instruction form.

•	Mail

If you are a holder of record and received printed copies of the materials by mail, you may choose to vote by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope that we included with your materials. If you hold your shares through a bank or brokerage account, please complete and mail the voting instruction form in the envelope provided.

•	Ballot at the Annual Meeting

You may also vote by ballot at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return a proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

Can I change my mind after voting my shares?

You may revoke your proxy at any time before it is used by (i) sending a written notice to the Company at its corporate headquarters, (ii) delivering a valid proxy card with a later date, (iii) providing a later dated vote by telephone or Internet, or (iv) voting by ballot at the Annual Meeting.

Can I vote shares held in employee plans?

If you hold shares of Foot Locker Common Stock through the Foot Locker 401(k) Plan or the Foot Locker Puerto Rico 1165(e) Plan, your proxy card includes the number of shares allocated to your plan account. Your proxy card will serve as a voting instruction card for these shares for the plan trustee to vote the shares. The trustee will vote only those shares for which voting instructions have been given. To allow sufficient time for voting by the trustees of these plans, your voting instructions must be received by 1:00 A.M. Eastern Daylight Time on May 13, 2013.

Who pays the cost of this proxy solicitation?

We will pay for the cost of the solicitation of proxies, including the preparation, printing and mailing of the proxy materials.

Proxies may be solicited, without additional compensation, by our directors, officers, or employees by mail, telephone, fax, in person, or otherwise. We will request banks, brokers and other custodians, nominees and fiduciaries to deliver proxy materials to the beneficial owners of Foot Locker’s Common Stock and obtain their voting instructions, and we will reimburse those firms for their expenses under the rules of the Securities and Exchange Commission and The New York Stock Exchange. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for a fee of $12,500 plus out-of- pocket expenses.

BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK

Directors and Executive Officers

The following table shows the number of shares of Common Stock reported to us as beneficially owned by each of our directors and named executive officers as of March 18, 2013. The table also shows beneficial ownership by all directors, named executive officers, and executive officers as a group on that date, including shares of Common Stock that they have a right to acquire within 60 days after March 18, 2013 by the exercise of stock options.

Ken C. Hicks beneficially owned 1.21 percent of the total number of outstanding shares of Common Stock as of March 18, 2013. No other director, named executive officer, or executive officer beneficially owned one percent or more of the total number of outstanding shares as of that date. Each person has sole voting and investment power for the number of shares shown unless otherwise noted.

Amount and Nature of Beneficial Ownership
Name	Common Stock Beneficially Owned Excluding Stock Options(a)		Stock Options Exercisable Within 60 Days After 3/18/2013	RSUs and Deferred Stock Units(b)	Total
Gary M. Bahler	80,084		118,166	26,467	224,717
Maxine Clark	—		—	—	—
Nicholas DiPaolo	56,735	(c)	8,336	1,902	66,973
Alan D. Feldman	45,662		6,314	22,135	74,111
Jarobin Gilbert Jr.	41,052		8,336	1,902	51,290
Ken C. Hicks	355,017		1,333,333	127,484	1,815,834
Richard A. Johnson	219,093		264,666	35,652	519,411
Guillermo G. Marmol	15,929		—	1,902	17,831
Robert W. McHugh	161,193		267,999	29,802	458,994
Matthew M. McKenna	70,834		4,287	1,902	77,023
Lauren B. Peters	81,842		286,665	19,882	388,389
James E. Preston	58,902		8,336	1,902	69,140
Allen Questrom	4,327		—	5,557	9,884
David Y. Schwartz	45,916		8,336	33,628	87,880
Cheryl Nido Turpin	34,900		8,336	39,055	82,291
Dona D. Young	27,359		8,336	49,500	85,195
All 21 directors and executive officers as a group, including the named executive officers	1,494,500		2,930,709	484,845	4,910,054	(d)

Notes to Beneficial Ownership Table

(a)

This column includes shares held in the Company’s 401(k) Plan and, where applicable, executives’ unvested shares of restricted stock as listed below over which they have sole voting power but no investment power:

Name	Number of Unvested Shares of Restricted Stock

K. Hicks	50,000

R. McHugh	20,000

L. Peters	20,000

R. Johnson	120,000

(b)

This column includes (i) the number of deferred stock units credited as of March 18, 2013 to the account of the directors who elected to defer all or part of their annual retainer fee, (ii) time vested restricted stock units (“RSUs”), and earned but unvested performance-based RSUs. The deferred stock units and RSUs do not have current voting or investment power.

(c)	Includes 1,050 shares held by his spouse.

(d)	This number represents approximately 3.3 percent of the shares of Common Stock outstanding at the close of business on March 18, 2013.

Persons Owning More Than Five Percent of the Company’s Stock

The following table provides information on shareholders who beneficially own more than five percent of our Common Stock according to reports filed with the Securities and Exchange Commission (“SEC”). To the best of our knowledge, there are no other shareholders who beneficially own more than five percent of a class of the Company’s voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	9,036,903(a)	6.00	%(a)
40 East 52nd Street
New York, NY 10022
FMR LLC.	12,023,668(b)	7.977	%(b)
82 Devonshire Street
Boston, MA 02109
The Vanguard Group	8,188,733(c)	5.43	%(c)
100 Vanguard Blvd.
Malvern, PA 19355

Notes to Table on Persons Owning More than Five Percent of the Company’s Stock

(a)

Reflects shares beneficially owned as of December 31, 2012 according to Amendment No. 3 to Schedule 13G filed with the SEC. As reported in this schedule, BlackRock, Inc., a parent holding company, holds sole voting and dispositive power with respect to 9,036,903 shares.

(b)

Reflects shares beneficially owned as of December 31, 2012 according to Schedule 13G filed with the SEC. As reported in this schedule, (1) Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 11,205,719 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 11,205,719 shares owned by the funds. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. (2) Strategic Advisers, Inc., a wholly owned subsidiary of FMR LLC and an investment adviser, provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 224,377 shares beneficially owned through Strategic Advisers, Inc. (3) Pyramis Global Advisers, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island 02917, an indirect wholly owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 18,140 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds or investment companies owning the shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power and sole power to vote or to direct the voting over the 18,140 shares. (4) Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island 02917, an indirect wholly owned subsidiary of FMR LLC and a bank, is the beneficial owner of 575,432 shares as a result of its serving as investment manager of institutional accounts owning the shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power and sole power to vote or to direct the voting of 575,432 shares owned by the institutional accounts managed by PGATC.

(c)	Reflects shares beneficially owned as of December 31, 2012 according to Amendment No. 1 to Schedule 13G filed with the SEC. As reported in this schedule, The Vanguard Group, an investment adviser, holds sole voting power with respect to 110,634 shares, shared dispositive power with respect to 103,234 shares, and sole dispositive power with respect to 8,085,499 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 103,234 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 7,400 shares as a result of its serving as investment manager of Australian investment offerings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers file with the Securities and Exchange Commission reports of ownership and changes in ownership of Foot Locker’s Common Stock. Based on our records and other information, we believe that during the 2012 fiscal year, the directors and executive officers complied with all applicable SEC filing requirements.

CORPORATE GOVERNANCE INFORMATION

The Board of Directors is committed to good corporate governance and has adopted Corporate Governance Guidelines and other policies and practices to guide the Board and senior management in this area. This section of the proxy statement summarizes our key corporate governance policies and practices.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines. The Board periodically reviews the guidelines and may revise them when appropriate. The Corporate Governance Guidelines are available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance. You may also obtain a printed copy of the guidelines by writing to the Corporate Secretary at the Company’s headquarters.

Committee Charters

The Board of Directors has adopted charters for the Audit Committee, the Compensation and Management Resources Committee, the Finance and Strategic Planning Committee, and the Nominating and Corporate Governance Committee. Copies of the charters for these committees are available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/
investors.cfm?page=corporate-governance. You may also obtain printed copies of these charters by writing to the Corporate Secretary at the Company’s headquarters.

Policy on Voting for Directors

Our Corporate Governance Guidelines provide that if a nominee for director in an uncontested election receives more votes “withheld” from his or her election than votes “for” election (a “Majority Withheld Vote”), then the director must offer his or her resignation for consideration by the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee will evaluate the resignation, weighing the best interests of the Company and its shareholders, and make a recommendation to the Board of Directors on the action to be taken. For example, the Nominating Committee may recommend (i) accepting the resignation, (ii) maintaining the director but addressing what the Nominating Committee believes to be the underlying cause of the withheld votes, (iii) resolving that the director will not be re-nominated in the future for election, or (iv) rejecting the resignation. When making its determination, the Nominating Committee will consider all factors that it deems relevant, including (i) any stated reasons why shareholders withheld votes from the director, (ii) any alternatives for curing the underlying cause of the withheld votes, (iii) the director’s tenure, (iv) the director’s qualifications, (v) the director’s past and expected future contributions to the Board and to the Company, and (vi) the overall composition of the Board, including whether accepting the resignation would cause the Company to fall below the minimum number of directors required under the Company’s By-laws or fail to meet any applicable Securities and

Exchange Commission or New York Stock Exchange requirements. We will promptly disclose the Board’s decision on whether or not to accept the director’s resignation, including, if applicable, the reasons for rejecting the offered resignation.

Director Independence

The Board believes that a significant majority of the members of the Board should be independent, as determined by the Board based on the criteria established by The New York Stock Exchange. Each year, the Nominating Committee reviews any relationships between outside directors and the Company that may affect independence. Currently, one of the twelve members of the Board of Directors serves as an officer of the Company, and the remaining eleven directors are independent under the criteria established by The New York Stock Exchange.

Committee Rotation

As a general principle, the Board believes that the periodic rotation of committee assignments on a staggered basis is desired and provides an opportunity to foster diverse perspective and develop breadth of knowledge within the Board.

Lead Director

We have had a lead director since 2004. The lead director’s responsibilities include reviewing and approving Board agendas; chairing executive sessions of the Board and meetings of the independent directors, both of which are held in conjunction with each quarterly Board meeting; leading the annual review of the Chief Executive Officer’s performance; attending meetings of Board committees; and serving as a liaison between the independent directors and the Chief Executive Officer. The Board of Directors considers the periodic rotation of the lead director from time to time, taking into account experience, continuity of leadership, and the best interests of the Company.

Nicholas DiPaolo currently serves as the lead director. The Board believes that Mr. DiPaolo is well-suited to serve as lead director, given his business and financial background and more than ten years of service on our Board.

Board Leadership Structure

The Board of Directors evaluates, from time to time as appropriate, whether the same person should serve as Chairman of the Board and Chief Executive Officer, or whether the positions should be split, in light of all relevant factors and circumstances, and what it considers to be in the best interests of the Company and its shareholders.

In recent years, the Board has utilized various leadership structures. For example, from 2001 to 2004, the positions were separated, with a previously independent director serving as Chairman of the Board. From 2004 to 2009, the positions of Chairman of the Board and Chief Executive Officer were held by the same person, with an independent member of the Board serving as lead director. From August 2009 to January 2010, the positions were again separated, with the former Chairman and Chief Executive Officer serving as Chairman of the Board and an independent member of the Board serving as lead director. Since January 2010, Mr. Hicks has served as Chairman of the Board and Chief Executive Officer. James Preston served as the independent lead director until May 2012 when Nicholas DiPaolo, an independent director, succeeded him. Mr. DiPaolo continues to serve as lead director.

The Board believes that the current leadership structure is appropriate for the Company in light of the Company’s and the Board’s history of operating effectively when these positions have been combined; the availability of directors such as Mr. DiPaolo to serve as a strong, independent lead director; the size of the Board, which allows a free flow of communication among its members and between the independent members and the Chairman; the important role played by our committee chairs; the independence of our directors; and Mr. Hicks’ background and experience.

Executive Sessions of Non-Management Directors

The Board of Directors holds regularly scheduled executive sessions of non-management directors in conjunction with each quarterly Board meeting. Nicholas DiPaolo, as lead director, presides at these executive sessions.

Board Members’ Attendance at Annual Meetings

Although we do not have a policy on our Board members’ attendance at annual shareholders’ meetings, we encourage each director to attend these important meetings. The annual meeting is normally scheduled on the same day as a quarterly Board of Directors’ meeting. In 2012, all of the directors attended the annual shareholders’ meeting.

Director Orientation and Education

We have an orientation program for new directors that is intended to educate a new director on the Company and the Board’s practices. At the orientation, the newly elected director generally meets with the Company’s Chief Executive Officer, the Chief Financial Officer, other senior financial officers of the Company, and the General Counsel and Secretary to review the business operations, financial matters, investor relations, corporate governance policies, and the composition of the Board and its committees. Additionally, he or she has the opportunity to visit our stores at the Company’s New York headquarters, or elsewhere, with a senior division officer for an introduction to store operations. We also provide the Board of Directors with educational training from time to time on subjects applicable to the Board and the Company, including with regard to retailing, accounting, financial reporting, and corporate governance, using both internal and external resources.

Payment of Directors Fees in Stock

The non-employee directors receive one-half of their annual retainer fees, including committee chair and lead director retainer fees, in shares of the Company’s Common Stock, with the balance payable in cash. Directors may elect to receive up to 100 percent of their fees in stock.

Director Retirement

The Board has established a policy in its Corporate Governance Guidelines that directors retire from the Board at the annual meeting of shareholders following the director’s 72nd birthday. As part of the Nominating Committee’s regular evaluation of the Company’s directors and the overall needs of the Board, the Nominating Committee may ask a director to remain on the Board for an additional period of time beyond age 72, or to stand for re-election after reaching age 72. For any director over age 72, the Nominating and Corporate Governance Committee evaluates that director each year in light of the retirement policy to determine his or her continued service on the Board.

Change in a Director’s Principal Employment

The Board has established a policy that any director whose principal employment changes is required to advise the Chair of the Nominating and Corporate Governance Committee of this change. If requested by the Chair of the Committee, after consultation with the members of the Committee, the director will submit a letter of resignation to the Chair of the Committee, and the Committee would then meet to consider whether to accept or reject the letter of resignation.

Risk Oversight

The Board of Directors has oversight responsibilities regarding risks that could affect the Company. This oversight is conducted primarily through the Audit Committee. The Audit Committee has established procedures for reviewing the Company’s risks. These procedures include regular risk monitoring by Foot Locker management to update current risks and identify potential new and emerging risks, quarterly risk reviews by management with the Audit Committee, and an annual risk report to the full Board of Directors. The Audit Committee Chair reports on the committee’s meetings, considerations, and actions to the full Board at the next Board meeting following each committee meeting. In addition, the Compensation and Management Resources Committee considers risk in relation to the Company’s compensation policies and practices. The committee’s independent compensation consultant provides an annual report to the committee on risk relative to the Company’s compensation programs.

The Company believes that this process for risk oversight is appropriate in light of the nature of the Company’s business, its size, and the active participation of senior members of management, including the Chief Executive Officer, in managing risk and holding regular discussions on risk with the Audit Committee, the Compensation and Management Resources Committee, and the Board.

Stock Ownership Guidelines

The Board of Directors has adopted Stock Ownership Guidelines. The Guidelines were initially adopted in 2006 and were most recently amended as of the start of the 2012 fiscal year. These guidelines cover the Board of Directors, the Chief Executive Officer, and Other Principal Officers. The Guidelines are as follows:

Covered Position	Current Ownership Guidelines

Non-Employee Directors	4 x Annual Retainer Fee

Chief Executive Officer	6 x Annual Base Salary

Executive Vice Presidents	3 x Annual Base Salary

Senior Vice Presidents and CEOs of Operating Divisions	2 x Annual Base Salary

Managing Directors of Operating Divisions and Corporate Vice Presidents	0.5 x Annual Base Salary

Shares of unvested restricted stock, unvested restricted stock units, and deferred stock units are counted towards beneficial ownership. Performance-based restricted stock units are counted once earned. Stock options and shares held through the Foot Locker 401(k) Plan are disregarded in calculating beneficial ownership.

Non-employee directors and executives who are covered by the guidelines are required to be in compliance within five years after the effective date of becoming subject to these guidelines. In the event of any later increase in the required ownership level, whether as a result of an increase in the annual retainer fee or base salary or an increase in the required ownership multiple, then the target date for compliance with the increased ownership guideline is five years after the effective date of such increase.

All non-employee directors and executives who were required to be in compliance as of the end of the 2012 fiscal year are in compliance. The Company measures compliance with the guidelines at the end of each fiscal year based on the market value of the Company’s stock, with the compliance determination at that point in time applying for the next fiscal year, regardless of fluctuations in the Company’s stock price.

If a director or covered executive fails to be in compliance by the required compliance date, then he or she must hold the net shares obtained through future stock option exercises and the vesting of restricted stock and restricted stock units, after payment of applicable taxes, until coming into compliance with the guidelines. In order to take into consideration fluctuations in the Company’s stock price, any person who has been in compliance with the guidelines as of the end of at least one of the two preceding fiscal years and who has not subsequently sold shares will not be subject to this holding requirement. For non- employee directors, the Nominating and Corporate Governance Committee will consider a director’s failure to comply with the Guidelines when considering that director for re-election to the Board of Directors.

Political Contributions

Our Code of Business Conduct prohibits making contributions on behalf of the Company to political parties, political action committees, political candidates, or holders of public office. The Company is a member of several trade associations which, as part of their overall activities, may engage in advocacy activities with regard to issues important to the retail industry or the business community generally.

Communications with the Board of Directors

The Board has established a procedure for shareholders and other interested parties to send communications to the non-management members of the Board of Directors. Shareholders and other interested parties who wish to communicate directly with the non-management directors of the Company should send a letter to:

Board of Directors
c/o Secretary, Foot Locker, Inc.
112 West 34th Street
New York, NY 10120

The Secretary will promptly send a copy of the communication to the lead director, who may direct the Secretary to send a copy of the communication to the other non-management directors and may determine whether a meeting of the non-management directors should be called to review the communication.

A copy of the Procedures for Communications with the Board of Directors is available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance. You may obtain a printed copy of the procedures by writing to the Corporate Secretary at the Company’s headquarters.

Retention of Outside Advisors

The Board of Directors and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent accountants are retained by the Audit Committee and report directly to the Audit Committee. In addition, the Committee is responsible for the selection, assessment, and termination of the internal auditors to which the Company has outsourced a portion of its internal audit function, which is ultimately accountable to the Audit Committee. Similarly, the consultant retained by the Compensation and Management Resources Committee to assist it in the evaluation of senior executive compensation reports directly to that committee.

Code of Business Conduct

The Company has adopted a Code of Business Conduct for directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. A copy of the Code of Business Conduct is available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance. You may obtain a printed copy of the Code of Business Conduct by writing to the Corporate Secretary at the Company’s headquarters.

Any waivers of the Code of Business Conduct for directors and executive officers must be approved by the Audit Committee. We promptly disclose amendments to the Code of Business Conduct and any waivers of the Code for directors and executive officers on the corporate governance section of the Company’s corporate website at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance.

BOARD OF DIRECTORS

Organization and Powers

The Board of Directors has responsibility for establishing broad corporate policies, reviewing significant developments affecting Foot Locker, and monitoring the general performance of the Company. Our By-laws provide for a Board of Directors consisting of between 7 and 13 directors. The exact number of directors is determined from time to time by the entire Board. Our Board currently has 12 members. James E. Preston, Allen Questrom, and David Y. Schwartz will be retiring from the Board in accordance with the directors’ retirement policy at the conclusion of the 2013 Annual Meeting. The Board has fixed the number of directors at 9, effective at the conclusion of the 2013 Annual Meeting.

The Board of Directors held five meetings during 2012. All of our directors attended at least 75 percent of the meetings of the Board and committees on which they served in 2012.

Director Qualifications

The Board of Directors, acting through the Nominating and Corporate Governance Committee, considers its members, including those directors being nominated for reelection to the Board at the 2013 annual meeting, to be qualified for service on the Board due to a variety of factors reflected in each director’s experience, education, areas of expertise, and experience serving on the boards of directors of other organizations. Generally, the Board seeks individuals of broad-based experience who have the background, judgment, independence, and integrity to represent the shareholders in overseeing the Company’s management in their operation of the business rather than specific, niche areas of expertise. Within this framework, specific items relevant to the Board’s determination for each director are listed in each director’s biographical information beginning on Page 69.

Directors’ Independence

A director is considered independent under the rules of the The New York Stock Exchange if he or she has no material or immaterial relationship to the Company that would impair his or her independence. In addition to the independence criteria established by The New York Stock Exchange, the Board of Directors has adopted categorical standards to assist it in making its independence determinations regarding individual members of the Board. These categorical standards are contained in the Corporate Governance Guidelines, which are posted on the Company’s corporate web site at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance.

The Board of Directors has determined that the following categories of relationships are immaterial for purposes of determining whether a director is independent under the listing standards adopted by The New York Stock Exchange.

Categorical Relationship	Description

Investment Relationships with the Company	A director and any family member may own equities or other securities of the Company.

Relationships with Other Business Entities

A director and any family member may be a director, employee (other than an executive officer), or beneficial owner of less than 10 percent of the shares of a business entity with which the Company does business, provided that the aggregate amount involved in a fiscal year does not exceed the greater of $1,000,000 or 2 percent of either that entity’s or the Company’s annual consolidated gross revenue.

Relationships with Not-for-Profit Entities

A director and any family member may be a director or employee (other than an executive officer or the equivalent) of a not-for-profit organization to which the Company (including the Foot Locker Foundation) makes contributions, provided that the aggregate amount of the Company’s contributions in any fiscal year do not exceed the greater of $1,000,000 or 2 percent of the not-for-profit entity’s total annual receipts.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that the following directors are independent under the rules of The New York Stock Exchange because they have no material or immaterial relationship to the Company that would impair their independence:

Maxine Clark	James E. Preston
Nicholas DiPaolo	Allen Questrom
Alan D. Feldman	David Y. Schwartz
Jarobin Gilbert Jr.	Cheryl Nido Turpin
Guillermo G. Marmol	Dona D. Young
Matthew M. McKenna

In making its decisions on independence, the Board of Directors reviewed recommendations of the Nominating and Corporate Governance Committee and considered the following relationships between the Company and organizations with which the current members of our Board are affiliated:

•

David Y. Schwartz was a non-employee director during 2012 of a company with which Foot Locker does business. The Board has determined that this relationship meets the categorical standard for Relationships with Other Business Entities and is immaterial for determining independence.

•

Matthew M. McKenna is President and Chief Executive Officer of Keep America Beautiful, Inc., a not-for-profit organization to which the Company’s charitable foundation made a contribution of $15,000 in 2012. The Board has determined that Mr. McKenna’s relationship with Keep America Beautiful, Inc. is immaterial for determining independence.

•	The Board of Directors has determined that Ken C. Hicks is not independent because Mr. Hicks is an executive officer of the Company.

The Board of Directors has determined that all members of the Audit Committee, the Compensation and Management Resources Committee, and the Nominating and Corporate Governance Committee are independent as defined under the listing standards of The New York Stock Exchange and the director independence standards adopted by the Board.

Related Person Transactions

We individually inquire of each of our directors and executive officers about any transactions in which Foot Locker and any of these related persons or their immediate family members are participants. We also make inquiries within the Company’s records for information on any of these kinds of transactions. Once we gather the information, we then review all relationships and transactions in which Foot Locker and any of our directors, executive officers or their immediate family members are participants to determine, based on the facts and circumstances, whether the Company or the related persons have a direct or indirect material interest. The General Counsel’s office coordinates the related person review process. The Nominating and Corporate Governance Committee reviews any reported transactions involving directors and their immediate families in making its recommendation to the Board of Directors on the independence of the directors. The Company’s written policies and procedures for related person transactions are included within the Corporate Governance Guidelines and Foot Locker’s Code of Business Conduct. There were no related party transactions in 2012.

Committees of the Board of Directors

The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. There are five standing committees of the Board. Each director serves on at least one committee. The current committee memberships, the number of meetings held during 2012, and the functions of the committees are described below.

Audit Committee	Compensation and Management Resources Committee	Finance and Strategic Planning Committee	Nominating and Corporate Governance Committee	Executive Committee

G. Marmol, Chair	A. Feldman, Chair	D. Schwartz, Chair	D. Young, Chair	K. Hicks, Chair
N. DiPaolo	J. Preston	M. Clark	J. Gilbert Jr.	N. DiPaolo
J. Gilbert Jr.	A. Questrom	N. DiPaolo	J. Preston	A. Feldman
M. McKenna	C. Turpin	A. Feldman	A. Questrom	G. Marmol
D. Schwartz	D. Young	G. Marmol	C. Turpin	D. Schwartz
		M. McKenna		D. Young

Audit Committee

The committee held eight meetings in 2012. The Audit Committee has a charter, which is available on the corporate governance section of our corporate web site at http://www.footlocker-inc.com/investors.
cfm?page=corporate-governance. The report of the Audit Committee appears on Page 75.

This committee appoints the independent accountants and is responsible for approving the independent accountants’ compensation. This committee also assists the Board in fulfilling its oversight responsibilities in the following areas:

•	accounting policies and practices,

•	the integrity of the Company’s financial statements,

•	compliance with legal and regulatory requirements,

•	risk oversight,

•	the qualifications, independence, and performance of the independent accountants, and

•	the qualifications, performance and compensation of the internal auditors.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

The Board of Directors has determined that the Company has at least one audit committee financial expert, as defined under the rules of the Securities Exchange Act of 1934, serving on the Audit Committee. David Y. Schwartz has been designated as the audit committee financial expert. Mr.

Schwartz is independent under the rules of The New York Stock Exchange and the Securities Exchange Act of 1934.

Compensation and Management Resources Committee

The Compensation and Management Resources Committee (the “Compensation Committee”) held six meetings in 2012. The committee has a charter, which is available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/investors.cfm?page=
corporate-governance.

The Compensation Committee determines the compensation of the Chief Executive Officer, reviews and approves all compensation for the Company’s executive management group, which consists of the executive officers and corporate officers, and determines significant elements of the compensation of the chief executive officers of our operating divisions. Decisions regarding equity compensation for other employees are also the Compensation Committee’s responsibility. Decisions regarding non-equity compensation of the Company’s other associates are made by the Company’s management. The committee also considers risk in relation to the Company’s compensation policies and practices.

The Compensation Committee also administers Foot Locker’s various compensation plans, including the incentive plans, the equity-based compensation plans, and the employees stock purchase plan. Other than the 2007 Stock Incentive Plan, committee members are not eligible to participate in these compensation plans. This committee also reviews and makes recommendations to the Board of Directors concerning executive development and succession, including for the position of Chief Executive Officer.

At the beginning of each year, the Compensation Committee holds a meeting with management, the Company’s compensation consultant, and the Committee’s independent compensation consultant to review the overall executive compensation environment, including recent developments in executive compensation, and the Company’s executive compensation program, including a historical view of the pay-for-performance correlation in the program and any changes to the program being recommended by management or either of the consultants.

The Committee then holds a second meeting, in March, after the financial results for the prior year have been finalized and audited, to review and approve bonus and incentive compensation payments for the prior year and to review and approve compensation arrangements—base salaries, stock awards, and incentive plan targets—for the upcoming year. The Committee meets privately with its independent consultant for the purpose of establishing the compensation of the Chief Executive Officer, including establishing target awards under the Annual Bonus Plan and the long-term incentive compensation program, and making stock awards to him. Except in the case of promotions or other unusual circumstances, the Compensation Committee considers stock awards only at its March meeting, which is normally held within a few weeks following the issuance of the Company’s full-year earnings release for the prior year.

The Committee may hold other meetings during the year to review specific issues related to executive compensation or new developments in executive compensation. It also has responsibility, along with the Nominating and Corporate Governance Committee, for annually reviewing compensation paid to non- employee directors.

The Compensation Committee has retained as its advisor a nationally recognized compensation consultant—Compensation Advisory Partners (“CAP”)—that is independent and performs no other work for the Company. CAP is retained directly by the Compensation Committee, reports to it directly, meets with the committee privately, without management present, and regularly communicates privately with the Chair of the committee. The Compensation Committee has assessed the independence of CAP and concluded that no conflict of interest exists that would prevent it from serving as an independent consultant to the committee. Each year, the committee’s compensation consultant reviews a report on risk in relation to the Company’s compensation policies and practices, provides a pay-for-performance analysis of our executive compensation program, reviews the Chief Executive Officer’s compensation and advises the committee on non-employee director compensation matters, including payment levels and trends. Management utilizes the services of ClearBridge Compensation Group, a nationally recognized compensation consultant, to provide advice on the executive compensation program and plan design.

Management is involved in various aspects of developing the executive compensation program. Our Senior Vice President—Human Resources, Vice President—Human Resources, and staff in the Human Resources Department work with our Chief Executive Officer to develop compensation recommendations for all corporate officers other than the Chief Executive Officer. The Chief Executive Officer or the Senior Vice President—Human Resources reviews these proposals with the Chair of the Compensation Committee, and may make changes to the recommendations based upon his input, before the recommendations are forwarded to the Compensation Committee for review. Our Senior Vice President and General Counsel and Vice President and Associate General Counsel also attend meetings of the Compensation Committee and participate in some of these discussions and preparations.

The Compensation Committee has delegated authority to its Chair to approve stock option awards of up to 25,000 shares to any single employee other than a corporate officer. The Chair generally uses this authority to approve stock option grants made during the course of the year in connection with promotions or new hires.

Compensation Committee Interlocks and Insider Participation

Alan D. Feldman, James E. Preston, Allen Questrom, Cheryl Nido Turpin, and Dona D. Young served on the Compensation and Management Resources Committee during 2012. None of the committee members was an officer or employee of the Company or any of its subsidiaries, and there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

Finance and Strategic Planning Committee

The Finance and Strategic Planning Committee held five meetings in 2012. This committee reviews the overall strategic and financial plans of the Company, including capital expenditure plans, proposed debt or equity issues of the Company, and the Company’s capital structure. The committee also considers and makes recommendations to the Board of Directors concerning dividend payments and share repurchases, and reviews acquisition and divestiture proposals.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held seven meetings in 2012. This committee has responsibility for overseeing corporate governance matters affecting the Company, including developing and recommending criteria and policies relating to service and tenure of directors. The committee is responsible for collecting the names of potential nominees to the Board, reviewing the background and qualifications of potential candidates for Board membership, and making recommendations to the Board for the nomination and election of directors. The committee reviews membership on the Board committees and, after consultation with the lead director and the Chief Executive Officer, makes recommendations to the Board regarding committee members and committee chair assignments annually. In addition, the committee meets jointly with the Compensation and Management Resources Committee to review directors’ compensation and make recommendations to the Board concerning the form and amount of directors’ compensation.

While the Nominating and Corporate Governance Committee does not have a formal policy regarding board diversity, the Foot Locker Board reflects diversity in terms of gender, experience and ethnicity. In selecting new directors and considering the re-nomination of existing directors, the Committee considers a variety of factors that it believes contribute to an individual’s ability to be an effective director, as well as the overall effectiveness of the Board. These include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to devote sufficient time to Board responsibilities. The Committee also considers an individual’s understanding of business, finance, corporate governance, marketing, and other disciplines relevant to the oversight of a large publicly traded company; understanding of our industry; educational and professional background; international experience; personal accomplishment; community involvement; and cultural and ethnic diversity. The Nominating and Corporate Governance Committee may establish criteria for candidates for Board membership. These criteria may include area of expertise, diversity of experience, independence, commitment to representing the long-term interests of the Company’s stakeholders, and other relevant factors, taking into consideration the needs of the Board and the Company and the mix of expertise and experience among current directors. From time to time the committee may retain the services of a third party search firm to identify potential director candidates.

The committee will consider nominees to the Board of Directors recommended by shareholders that comply with the provisions of the Company’s By-Laws and relevant law, regulation, and stock exchange rules. The procedures for shareholders to follow to propose a potential director candidate are described on Page 84.

After a potential nominee is identified, the Committee Chair will review his or her biographical information and discuss with the other members of the committee whether to request additional information about the individual or to schedule a meeting with the potential candidate. The committee’s screening process for director candidates is the same regardless of the source who identified the potential candidate. The committee’s determination on whether to proceed with a formal evaluation of a potential candidate is based on the person’s experience and qualifications, as well as the current composition of the Board and its anticipated future needs.

Executive Committee

The Executive Committee did not meet in 2012. Except for certain matters reserved to the Board, this committee has all of the powers of the Board in the management of the business of the Company during intervals between Board meetings.

DIRECTORS’ COMPENSATION AND BENEFITS

Non-employee directors are paid an annual retainer fee and meeting fees for attendance at each Board and committee meeting. The lead director and the committee chairs are paid an additional retainer fee for service in these capacities. We do not pay additional compensation to any director who is also an employee of the Company for service on the Board or any committee. The table below summarizes the fees paid to the non-employee directors in 2012.

Summary of Directors’ Compensation

Annual Retainer

$110,000. The annual retainer is payable 50 percent in cash and 50 percent in shares of our Common Stock. Directors may elect to receive up to 100 percent of their annual retainer, including committee chair retainer, in stock.

We calculate the number of shares paid to the directors for their annual retainer by dividing their retainer fee by the closing price of a share of our stock on the last business day preceding the July payment date.

Committee Chair Retainers	$25,000 Audit Committee
$25,000 Compensation and Management Resources Committee
$15,000 Finance and Strategic Planning Committee
$15,000 Nominating and Corporate Governance Committee
N/A: Executive Committee
The committee chair retainers are paid in the same form as the annual retainer.

Lead Director Retainer	$50,000 payable in the same form as the annual retainer.

Meeting Fees	$2,000 for attendance at each Board and committee meeting

Restricted Stock Units

In fiscal 2012, the directors received a grant of 1,902 restricted stock units (“RSUs”). The number of RSUs granted was calculated by dividing $55,000 by the closing price of a share of our stock on the date of grant. The RSUs will vest one year following the date of grant—in May 2013. Each RSU represents the right to receive one share of the Company’s common stock on the vesting date.

Deferral Election

Non-employee directors may elect to receive all or a portion of the cash component of their annual retainer fee, including committee chair retainers, in the form of deferred stock units or to have these amounts placed in an interest account. Directors may also elect to receive all or part of the stock component of their annual retainer fee in the form of deferred stock units. The interest account is a hypothetical investment account bearing interest at the rate of 120 percent of the applicable federal long-term rate, compounded annually, and set as of the first day of each plan year. A stock unit is an accounting equivalent of one share of the Company’s Common Stock.

Miscellaneous

Directors and their immediate families are eligible to receive the same discount on purchases of merchandise from our stores, catalogs and Internet sites that is available to Company employees. The Company reimburses non-employee directors for their reasonable expenses in attending meetings of the Board and committees, including their transportation expenses to and from meetings, hotel accommodations, and meals.

Fiscal 2012 Director Compensation

The amounts paid to each non-employee director for fiscal 2012, including amounts deferred under the Company’s stock plan, and the RSUs granted to each director are reported in the tables below. Ms. Clark did not serve as a director during 2012, so no compensation is reported for her in the table.

DIRECTOR COMPENSATION

(a)	(b)	(c)		(d)	(e)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings	Total ($)
M. Clark	—	—		—	—
N. DiPaolo	109,277	131,872		—	241,149
A. Feldman	32,000	203,451	(3)(4)	—	235,451
J. Gilbert Jr.	95,547	113,769		3,051	212,367
G. Marmol	92,696	116,246		—	208,942
M. McKenna	36,004	165,021		—	201,025
J. Preston	91,712	119,396		—	211,108
A. Questrom	34,000	166,978	(4)	—	200,978
D. Schwartz	93,292	139,700	(4)	—	232,992
C. Turpin	86,417	140,450	(3)(4)	—	226,867
D. Young	81,833	163,403	(4)	—	245,236

Notes to Director Compensation Table

(1)	Column (c) reflects the following three items:

•

Retainer fees paid in stock or deferred by the director. The fiscal 2012 grant date fair value for the portion of the annual retainer fees, including committee chair retainer fees and the lead director retainer fee, paid in shares of the Company’s common stock or deferred by the director, as shown in the following table.

- Stock portion of retainer fee: In 2012, we made the annual stock payment to each director on July 2. Under the terms of the 2007 Stock Incentive Plan, the stock payment was valued at the closing price of a share of the Company’s common stock on June 29, which was $30.58. The 2012 grant date fair value is equal to the number of shares received or deferred by the director multiplied by $30.58, calculated in accordance with stock-based compensation accounting rules (ASC Topic 718). Directors who deferred the stock portion of their annual retainer were credited with deferred stock units on the annual payment date valued at $30.58 per unit.

- Cash portion of retainer fee: For fiscal 2012, two directors deferred all or part of the cash portion of their annual retainer fees and were credited during the fiscal year with deferred stock units on the quarterly cash retainer payment dates, valued at the fair market value on the payment dates, as follows: January 3, 2012 ($23.99; pro rated for 2 months of fiscal year), April 2, 2012 ($31.12), July 2, 2012 ($30.74), October 1, 2012 ($35.24), and January 2, 2013 ($31.60; pro rated for 1 month of fiscal year). The 2012 grant date fair value is equal to the number of deferred stock units received multiplied by the fair market value on the payment dates, calculated in accordance with stock-based compensation accounting rules (ASC Topic 718).

Retainer Fees Paid in Stock or Deferred into Deferred Stock Units

Name	Number of Shares	Number of Deferred Stock Units	Grant Date Fair Value ($)
M. Clark	—	—	—
N. DiPaolo	2,513	—	76,848
A. Feldman	—	4,424.3508	135,000
J. Gilbert Jr.	1,921	—	58,744
G. Marmol	2,002	—	61,221
M. McKenna	3,597	—	109,996
J. Preston	2,105	—	64,371
A. Questrom	—	3,597.1223	110,000
D. Schwartz	—	2,043.8195	62,500
C. Turpin	—	1,943.6034	59,583
D. Young	—	2,452.5834	75,000

•

Dividend equivalents. The fiscal 2012 grant date fair value for dividend equivalents credited in the form of additional stock units to five directors during the year on the quarterly dividend payment dates, valued at the fair market value of the Company’s common stock on the dividend payment dates, as shown in the following table.

Name	04/27/12 FMV: $30.91	07/27/12 FMV: $33.64	10/26/12 FMV: $33.49	02/01/13 FMV: $34.56
A. Feldman	93.5215	101.1806	104.7513	104.8351
D. Schwartz	168.9536	167.0825	168.7289	164.3837
A. Questrom	—	19.2474	19.437	18.9365
C. Turpin.	198.8074	193.3610	195.2663	192.5040
D. Young	257.0307	250.6703	253.1403	246.6214

The Total Number of Deferred Stock Units credited to directors’ accounts for fiscal 2012, including the dividend equivalents and the units credited representing 2012 retainer fees reported in the above two tables, and the total number of units held at the end of fiscal 2012, are reported in the following table:

Name	Total # of Units Credited for 2012	Total # of Units Held at 02/02/13
A. Feldman	4,828.6393	20,233.1709
D. Schwartz	2,712.9682	31,726.0606
A. Questrom	3,654.7432	3,654.7432
C. Turpin.	2,723.5421	37,153.2746
D. Young	3,460.0461	47,597.9234

•

Restricted Stock Units (“RSUs”). The fiscal 2012 grant date fair value for the RSUs granted to the nonemployee directors in 2012 is shown in the following table. The number of RSUs granted was calculated by dividing $55,000 by $28.93, which was the closing price of a share of our stock on the date of grant. The RSUs will vest in May 2013. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, please refer to Note 21 to the Company’s financial statements in our 2012 Form 10-K. The following table shows the aggregate number of RSUs granted in 2012 and the number of RSUs outstanding at the end of the 2012 fiscal year:

Restricted Stock Units

Name	Number of RSUs Granted in 2012	Grant Date Fair Value ($)	Number of RSUs Outstanding on 2/2/2013
M. Clark	—	—	—
N. DiPaolo	1,902	55,025	1,902
A. Feldman	1,902	55,025	1,902
J. Gilbert Jr	1,902	55,025	1,902
G. Marmol	1,902	55,025	1,902
M. McKenna	1,902	55,025	1,902
J. Preston	1,902	55,025	1,902
A. Questrom	1,902	55,025	1,902
D. Schwartz	1,902	55,025	1,902
C. Turpin	1,902	55,025	1,902
D. Young	1,902	55,025	1,902

(2)

No stock options were granted to the nonemployee directors in 2012. The table below provides information on the number of stock options outstanding for each of the nonemployee directors at the end of the 2012 fiscal year, all of which are exercisable:

Name	Number of Stock Options Outstanding on 2/2/2013
M. Clark	—
N. DiPaolo	8,336
A. Feldman	6,314
J. Gilbert Jr	8,336
G. Marmol.	—
M. McKenna	4,287
J. Preston	8,336
A. Questrom	—
D. Schwartz	8,336
C. Turpin	8,336
D. Young	8,336

(3)	Quarterly cash payments for all or part of fiscal 2012 deferred in the form of stock units under Foot Locker’s stock plan.

(4)	Stock payment deferred in the form of stock units under Foot Locker’s stock plan.

Directors’ Retirement Plan

The Directors’ Retirement Plan was frozen as of December 31, 1995. Consequently, only Jarobin Gilbert Jr. and James E. Preston are entitled to receive a benefit under this plan when their service as directors ends because they had completed at least five years of service as directors on December 31, 1995. Messrs. Gilbert and Preston will receive an annual retirement benefit of $24,000 for a period of 10 years after they leave the Board or until their death, if sooner.

Directors and Officers Indemnification and Insurance

We have purchased directors and officers liability and corporation reimbursement insurance from a group of insurers comprising ACE American Insurance Co., Zurich American Insurance Co., Arch Insurance Co., St. Paul Mercury Insurance Co., Axis Insurance Co., Federal Insurance Co., Navigators Insurance Co., Aspen American Insurance Co., XL Insurance Bermuda Ltd., Illinois National Insurance Co., and Berkley Insurance Co. These policies insure the Company and all of the Company’s wholly owned subsidiaries. They also insure all of the directors and officers of the Company and the covered subsidiaries. The policies were written for a term of 12 months, from October 12, 2012 until October 12,

2013. The total annual premium for these policies, including fees and taxes, is $1,076,280. Directors and officers of the Company, as well as all other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, are insured under policies issued by a group of insurers comprising Arch Insurance Co., St. Paul Mercury Insurance Co., Federal Insurance Co., and Continental Casualty Co., which have a total premium, including fees and taxes, of $348,788 for the 12-month period ending October 12, 2013.

The Company has entered into indemnification agreements with its directors and officers, as approved by shareholders at the 1987 annual meeting.

EXECUTIVE COMPENSATION

Compensation and Risk

The Company has completed a risk-related review and assessment of our compensation program and considered whether our executive compensation is reasonably likely to result in a material adverse effect on the Company. As part of this review, the independent compensation consultant to the Compensation and Management Resources Committee reviewed risk in relation to the Company’s compensation policies and practices with the Company’s human resources executives directly involved in compensation matters. The consultant reviewed the compensation policies and practices in effect for corporate and division employees through the manager level, store managers, and store associates and reviewed the features we have built into the compensation programs to discourage excessive risk taking by employees, including a balance between different elements of compensation, differing time periods for different elements, consistent Company-wide programs, plan performance targets based on the corporate budgeting process, and stock ownership guidelines for senior management.

Compensation Discussion and Analysis

This section explains our executive compensation program as it relates to the following “named executive officers” whose compensation information is presented in the tables following this discussion and analysis:

Ken C. Hicks	Chairman of the Board, President and Chief Executive Officer
Lauren B. Peters	Executive Vice President and Chief Financial Officer
Richard A. Johnson	Executive Vice President and Chief Operating Officer
Robert W. McHugh	Executive Vice President—Operations Support
Gary M. Bahler	Senior Vice President, General Counsel and Secretary

Our executive compensation program is designed to attract, motivate, and retain talented retail company executives in order to maintain and enhance the Company’s performance and its return to shareholders. In order to accomplish this, we have a compensation program for our executives that ties pay closely to performance. A significant portion of the compensation of each of the named executive officers shown in this year’s summary compensation table on page 37 is based on the Company’s performance or the performance of our share price. The more senior an executive’s position, the greater the portion of his or her compensation that is tied to performance. The Compensation and Management Resources Committee (the “Compensation Committee”), composed of five independent directors, oversees the executive compensation program.

2012 Summary

Our 2012 Results. In 2012, we achieved record sales, earnings, earnings per share, and return-on-invested capital in our history as an athletic footwear and apparel company. Results included:

•	Net income, on a non-GAAP basis, of $380 million or earnings-per-share of $2.47, a 35.7 percent increase over 2011

•	End-of-year market capitalization of $5.2 billion, a 30 percent increase over year-end 2011

•	Total dividend payments to shareholders of $109 million

•	Total share repurchases of $129 million

•	Total shareholder return (stock price appreciation plus reinvested dividends) of 32 percent.

These results represent continued strong progress toward the long-term objectives contained in the updated long-range strategic plan that we adopted in early 2012, as shown in the following table:

Financial Metrics	2011	2012	Long-Term Objectives

Sales	$5,623 million	$6,101 million	$7,500 million

Sales per Gross Square Foot	$406	$443	$500

Earnings before Interest and Taxes (EBIT) margin	7.9%	9.9%	11%

Net Income Margin	5.0%	6.2%	7%

Return on Invested Capital (ROIC)	11.8%	14.2%	14%

The above table represents non-GAAP results. There is a reconciliation to GAAP on Pages 15-17 of our 2012 Form 10-K.

Base Salaries. The Chief Executive Officer’s base salary was unchanged in 2012 from 2011. As part of the Compensation Committee’s normal annual compensation review, the other named executive officers received base salary increases ranging from 0 to 6.25 percent, which were based on the executive’s performance and a position-oriented analysis of peer group salaries.

Annual Bonus. Both our annual bonus and long-term incentive programs are formula-driven, with targets established by the Compensation Committee based upon financial targets included in the business plan approved each year by our Finance and Strategic Planning Committee and Board of Directors. Our annual and long-term bonus programs for the named executive officers pay out based upon the Company’s results, without individual performance adjustments.

At the beginning of 2012, the Compensation Committee established a performance target under the Annual Incentive Compensation Plan (the “Annual Bonus Plan”) based on the Company achieving pre-tax income of $527.9 million, a 20 percent increase over 2011 pre-tax income. In 2012, the Company achieved pre-tax income of $623.8 million, a 43 percent increase over 2011, and 18 percent greater than the target, which resulted in annual cash bonuses of 209.9 percent of base salary for the Chief Executive Officer, 125.9 percent of base salary for the Chief Operating Officer, and 84.0 percent of base salary for the other named executive officers, slightly below the maximum payout.

Long-Term Incentive Programs. At the beginning of 2011, the Compensation Committee established performance targets for the 2011-12 performance period under the long-term incentive program. The amount earned for the two-year 2011-2012 performance period will not be paid to participants until 2014, following the completion of an additional one-year holding period. The targets that the Committee established were based on the Company achieving average annual net income of $217.4 million (which accounts for 70% of the payout) and ROIC of 9.8 percent (which accounts for 30% of the payout). For the period, the Company achieved average annual net income of $333.7 million and ROIC of 13.5 percent. As a result, the named executive officers earned a maximum payout for the performance period—for Mr. Hicks, 350 percent of initial base salary and for the other named executive officers, 150 percent of initial base salary. Payouts will be calculated and made one-half in cash and one-half in restricted stock units (“RSUs”).

In 2012, the Compensation Committee established long-term incentive performance targets for the 2012-2013 performance period based upon net income (70%) and ROIC (30%). The Committee will determine whether payouts have been earned for that performance period following the end of 2013. If payouts are earned, they will be calculated one-half in cash and one-half in RSUs, and payment will be made to participating executives in 2015 following an additional one-year holding period. In addition, the Compensation Committee established a “performance gate” so that no pay-outs will be made for the 2012-2013 performance period unless average annual after-tax income for the performance period equals or exceeds actual 2011 after-tax income.

In 2010, we made a change to our long-term incentive program. For years prior to 2010, the long-term incentive was determined based upon performance over a three-year performance measurement period and was paid in cash. Beginning in 2010, the long-term incentive is determined based upon performance over a two-year performance measurement period, with an additional one-year holding period, and the award is denominated one-half in cash and one-half in RSUs. Consequently the Summary Compensation Table reflects two long-term incentives for 2011—the 2009-2011 three-year performance measurement period under the old program and the 2010-2011 performance measurement period under the new program.

Our annual bonus and long-term incentive programs are performance-based. When we meet or exceed our targets, as we did in 2012, payments are made to participants, including the named executive officers. When we do not, as was the case in 2009, no payments are made. Following is a four-year history of bonus payments to our named executive officers:

	Annual Bonus Plan Payout	Long-Term Bonus Plan Pay-out

2012	Between Target and Maximum	2011-12: Maximum

2011	Maximum	2010-11: Maximum 2009-11: Maximum

2010	Maximum	2008-10: Between Threshold and Target

2009	No Payout	2007-09: No Payout

Stock Options. The Compensation Committee granted stock options to each of the named executive officers in 2012. As part of its normal annual compensation review, the Committee awarded options to purchase the number of shares of common stock to each of the named executive officers shown in the following chart:

Executive	Number of Options	Assumed Black-Scholes Value

Mr. Hicks	300,000	$3,060,000

Mr. Johnson	49,000	$500,000

Mr. McHugh and Ms. Peters	44,000	$450,000

Mr. Bahler	22,000	$225,000

When determining the number of stock options to grant, the Compensation Committee considered an assumed Black-Scholes value, shown in the chart, which was based on the closing price of a share of the Company’s common stock in the 20 trading day period ending 10 days prior to the date the Committee met to authorize these awards. The option exercise price, as well as the actual Black-Scholes value of the awards, is based upon the closing price of a share of the Company’s common stock on the grant date. All of the options granted have a three-year vesting schedule, with one-third of each option grant vesting on the first, second, and third anniversary of the grant date, subject to continuous service through each vesting date.

Key Compensation Policies. In addition to the specific compensation programs outlined above, the Company has adopted a number of other policies related to executive compensation:

• Independent Consultant. With regard to executive compensation matters, our Compensation Committee directly retains, and is advised by, an independent compensation consultant who performs no other work for the Company.

• No Gross-Ups. We do not provide a tax gross-up with regard to any compensation, benefit, or perquisite paid by the Company, other than our executive relocation program that is applicable to all executives. We also do not provide tax gross-ups for any amount paid to an executive upon termination of employment or a change-in-control.

• Stock Ownership Guidelines. We have stock ownership guidelines for our senior executives. These are set at six times annual salary for the Chief Executive Officer, three times annual salary for executive vice presidents, two times annual salary for senior vice presidents and divisional chief executive officers, and one-half times annual salary for vice presidents and divisional managing directors. If an executive has not met the ownership requirements following a five-year phase-in period, the executive is required to hold 100 percent of net shares acquired from the vesting of restricted stock or RSUs or the exercise of stock options until the stock ownership guidelines are achieved.

• Long-Term Incentive Program Performance Gate. With regard to the long-term incentive program, the Compensation Committee has established a “performance gate” so that no amounts will be paid out under the program unless the Company’s average annual after-tax income for the performance period exceeds the Company’s after-tax income in the year prior to the commencement of the performance period.

2012 Say-on-Pay Vote. At our 2012 annual meeting, 98 percent of shareholders voting on the advisory vote on executive compensation supported the executive compensation program. The Compensation Committee considered the results of the 2012 say-on-pay vote and shareholders’ strong support of our executive compensation program in reviewing the executive compensation program for 2013. In light of this, the Compensation Committee decided to retain the general overall program design, which ties executive pay closely with Company performance. In the future, the Compensation Committee will continue to consider the executive compensation program in light of changing circumstances and shareholder feedback. Our say-on-pay vote is currently held on an annual basis, consistent with the views expressed by a majority of our shareholders at our 2011 annual meeting.

In the balance of this Compensation Discussion and Analysis, we provide greater detail about our compensation program for the named executive officers.

* * *

What are the objectives of our compensation program?

The objectives of our compensation program are to attract, motivate, and retain talented retail industry executives in order to maintain and enhance the Company’s performance and its return to shareholders.

What is our compensation program designed to reward?

We have designed our compensation program to align the financial interests of our executives, including the named executive officers, with those of our shareholders. It is designed to reward the overall effort and contribution of our executives as measured by the Company’s performance in relation to targets established by the Compensation Committee, more than individual performance. Key concepts underlying our program are:

•	Balance. Executive compensation should be balanced between annual and long-term compensation and between cash and equity-based compensation.

•

Align Interests of Executives and Shareholders. The compensation program should align the interests of executives with those of the Company’s shareholders by rewarding both increases in the Company’s share price and the achievement of performance goals that contribute to the Company’s long-term health and growth.

•	Strong Relationship to Company Performance. A substantial portion of the compensation of our executives, whether paid out currently or on a long-term basis, should depend on the Company’s performance.

•

The Compensation of Our Senior Executives Has Greater Risk. More-senior executives should have a greater portion of their compensation at risk, whether through performance-based incentive programs or through stock price appreciation.

What are our elements of compensation?

The elements of compensation for the named executive officers are:

•	base salary

•	performance-based annual cash bonus

•	performance-based long-term incentive, payable in a combination of cash and RSUs

•	long-term equity-based compensation (stock options and, in special situations, restricted stock)

•	retirement and other benefits

•	perquisites

Why do we pay each element of compensation and how do we determine the amount for each element of compensation, or the formula that determines the amount?

We have established benchmarks for base salary and total compensation for each named executive officer. These benchmarks are reviewed annually and are based upon compensation for comparable positions in a peer group consisting of 19 national retail companies with annual sales of approximately $1 billion to $10 billion. The Compensation Committee determined that these companies were the appropriate peer group for executive compensation purposes based upon the nature of their business, their revenues, and the pool from which they recruit their executives. The peer group used in 2012 was unchanged from that used in 2011 except that two companies—Borders Group, Inc. and Timberland Co.—that ceased to be publicly traded companies during 2011 were deleted from the group. The 19 companies included in the peer group were:

Abercrombie & Fitch.	Aeropostale, Inc.
American Eagle Outfitters Inc.	ANN INC.
Brown Shoe Company, Inc.	Charming Shoppes
Collective Brands Inc.	Dick’s Sporting Goods Inc.
Dillards Inc.	Family Dollar Stores
Finish Line Inc.	Genesco Inc.
Limited Brands Inc.	Pacific Sunwear of California Inc.
Quiksilver Inc.	Radioshack Corp.
Ross Stores	Saks Inc.
Talbots Inc

For its 2013 compensation review, the Compensation Committee made several changes to the peer group. It removed Collective Brands Inc., Charming Shoppes, Inc., and Talbots Inc. because they ceased to be publicly traded companies. It also removed Pacific Sunwear of California because its revenues continue to be less than $1 billion. Five companies were added to the group, all of which are specialty retail chains having sales in the $1 billion to $10 billion range: Ascena Retail Group, Inc., Bed, Bath & Beyond Inc., DSW Inc., GameStop Corp., and Williams-Sonoma, Inc.

The goal of the Compensation Committee is to provide competitive total compensation opportunities for the named executive officers that vary with Company performance. The Committee uses the peer group benchmark information as a reference point in evaluating executive compensation, but does not attempt to match the compensation of each executive position in the Company precisely with that of an equivalent position in the peer group. In general, the Committee attempts to position an executive’s total compensation between the median and 75th percentile of comparable positions at peer companies, consistent with the Company’s revenues in relation to the peer companies. The Committee also takes into consideration factors such as performance, responsibility, experience, and length of time an executive has served in a position.

Base Salaries

We pay base salaries to provide our named executive officers with current, regular compensation that is appropriate to their position, experience, and responsibilities. We pay higher base salaries to those named executive officers with greater overall responsibility. Other than Mr. Hicks and Mr. Bahler, whose base salaries did not change in 2012 from 2011, the other named executive officers received base salary increases in 2012 that ranged from 2.4 percent to 6.25 percent. These increases were determined based principally upon the executive’s performance and his or her salary as compared to salaries for comparable positions in the peer group. Mr. Johnson’s salary increase also took into consideration his promotion to Chief Operating Officer in May 2012.

Performance-Based Annual Cash Bonus

We pay performance-based annual cash bonuses to our named executive officers under the Annual Bonus Plan in order to provide incentive for them to work toward the Company’s achievement of annual performance goals established by the Compensation Committee. Payments are calculated as a percentage of actual base salary earned by the executive during the year.

Our Annual Bonus Plan allows the Compensation Committee, in establishing performance targets under the plan, to choose one or more performance measures from a list of ten factors that have been approved by our shareholders. For 2012, for the named executive officers, the Compensation Committee established a performance target under the Annual Bonus Plan based upon the Company’s achievement of a prescribed level of pre-tax income. All bonus targets and calculations are based on the results of continuing operations. The performance targets established by the Compensation Committee are based upon the business plan and budget reviewed and approved each year by the Finance and Strategic Planning Committee and the Board of Directors.

The Annual Bonus Plan targets and the actual amount of adjusted pre-tax profit achieved for 2012 were as follows:

	Threshold	Target	Maximum	Actual

Pre-tax profit	$475.1 million	$527.9 million	$633.5 million	$623.8 million

Bonus payouts are calculated on the basis of straight-line interpolation between the threshold, target, and maximum points.

Target payments under the Annual Bonus Plan for the named executive officers and actual payments for 2012 based upon the Company’s performance were as follows:

	Target	Range	Actual 2012 Percentage	Actual 2012 Payout

Mr. Hicks	125% of Base Salary	31.25 % to 218.75% of Base Salary	209.9% of Base Salary	$2,308,625

Ms. Peters	50% of Base Salary	12.5% to 87.5% of Base Salary	84.0% of Base Salary	$414,503

Mr. Johnson	75% of Base Salary	18.75% to 131.25% of Base Salary	125.9% of Base Salary	$1,054,622

Mr. McHugh	50% of Base Salary	12.5% to 87.5% of Base Salary	84.0% of Base Salary	$529,934

Mr. Bahler	50% of Base Salary	12.5% to 87.5% of Base Salary	84.0% of Base Salary	$453,330

If the Company does not achieve threshold performance, then no annual bonus is paid. Executives who do not receive a “meets expectations” rating or higher in their annual performance review are normally ineligible to receive an annual bonus payment.

Performance-Based Long-Term Incentive Program

We pay performance-based long-term incentives to our named executive officers in order to provide incentive for them to work toward the Company’s achievement of performance goals established by the Compensation Committee for each performance period. The long-term incentive program is based on the following principles:

•

Balance between Cash and RSUs. Awards are denominated 50 percent in cash, payable under the Long-Term Incentive Plan, and 50 percent in RSUs, payable under the Stock Incentive Plan. The same performance target is established for both the cash and RSU portions of the award.

•	Two-year Performance Period and One-year Holding Period. The performance period is two years; however, while award payouts are calculated following the end of the two-year performance period, payments require continued employment and are subject to forfeiture for another year—that is, payments are not made until the end of a three-year period.

•	Net Income and ROIC Targets. The performance target is based on net income (70 percent) and ROIC (30 percent).

•

Target Awards are Percentage of Base Salary. The target awards are expressed as a percentage of initial base salary—that is, the base salary paid to the executive following the salary adjustments that take place on May 1 of the first year of the performance period. The Chief Executive Officer’s target award is 175 percent of initial base salary; the Chief Operating Officer’s, 100 percent of initial base salary; and the other named executive officers’, 75 percent of initial base salary.

In 2011, the Compensation Committee established the net income and ROIC targets for the 2011-2012 performance period. These performance targets were based upon the business plan and budget for the two-year period reviewed and approved by the Finance and Strategic Planning Committee and the Board of Directors. The targets, along with the adjusted actual performance for the period, are shown in the table below:

	Threshold	Target	Maximum	Actual

Average Annual Net Income	$173.9 million	$217.4 million	$260.9 million	$333.7 million

Two-year Average ROIC	8.5%	9.8%	11.1%	13.5%

The target payment level, possible range of payments, and actual payout, based on the Company’s actual performance measured against these performance goals were as follows:

	Target	Range	Actual

Mr. Hicks	175% of Initial Base Salary	43.75% to 350% of Initial Base Salary	350% of Initial Base Salary

Other Named Executive Officers	75% of Initial Base Salary	18.75% to 150% of Initial Base Salary	150% of Initial Base Salary

The base salaries on which the awards were calculated were adjusted, on a pro rata basis, for the promotional salary increases received by Mr. Johnson in July 2011 and May 2012 and by Ms. Peters in July 2011.

As noted above, the awards are denominated one-half in cash and one-half in RSUs. There is a one-year holding period, so that the payouts will not be made to executives until 2014. The RSUs allocated to each executive were valued at the closing price on the date of grant. The actual cash and RSU calculations for each of the named executive officers for the 2011-12 performance period were as follows:

	Cash	RSUs

Mr. Hicks	$1,925,000	102,177

Ms. Peters	$343,952	17,659

Mr. Johnson	$604,888	31,444

Mr. McHugh	$465,000	24,682

Mr. Bahler	$405,000	21,497

Provisions Applicable to All Performance Periods

ROIC is a non-GAAP financial measure. For purposes of calculating the long-term bonus, we define ROIC as follows:

ROIC	=	Operating Profit after Taxes
Average Invested Capital

Operating Profit after Taxes (Numerator)=	Average Invested Capital (Denominator)=

Pre-tax income	Average total assets

+/- interest expense/income	- average cash, cash equivalents, and short-term investments

+ implied interest portion of operating lease payments	- average year-end inventory

+/- Unusual/non-recurring items	- non-interest-bearing current liabilities

+ Long-term bonus expense	+ 13-month average inventory

= Earnings before long-term bonus expense, interest and taxes	+ average estimated asset base of capitalized operating leases

- Estimated income tax expense

= Operating Profit after Taxes	= Average Invested Capital

Certain items used in the calculation of ROIC for bonus purposes, such as the implied interest portion of operating lease payments, certain unusual or non-recurring items, average estimated asset base of capitalized operating leases, and 13-month average inventory, while calculated from our financial records, cannot be calculated from our audited financial statements. Prior to the Compensation Committee’s determining whether bonus targets have been achieved, the Company’s independent registered public accounting firm, at the request, and for the restricted use, of the Compensation Committee, reviews the bonus calculations. There is a calculation of basic ROIC, which is not precisely the same as the calculation used for incentive compensation purposes because of the exclusion of certain extraordinary items (see discussion below of disregarded items), and a reconciliation to GAAP, on Pages 15-17 of our 2012 Form 10-K.

Clawback Policy

We do not have a formal policy with regard to the adjustment or recovery of bonus or incentive payments if it is determined, at a future date, that the relevant performance measures upon which the payments were based must be restated or adjusted. We do, however, have in place other established practices to address this. In particular, annual bonus payments are not made until after our independent auditors have completed their audit for the fiscal year to which the payments relate and presented the results of their audit to our Audit Committee; an executive who does not receive an annual performance review rating of “Meets Expectations” or above is ineligible to receive an annual bonus payment; there is a one-year holding period under the long-term incentive program so that cash payments and RSU distributions are not made until our independent auditors have completed their audit of both the performance period and the year following the performance period, and presented the results of their audits to our Audit Committee; and we have the ability to adjust future bonus, incentive, and equity grant opportunities downward to adjust for over-payments in prior years. We intend to establish a formal policy on clawbacks once the Securities and Exchange Commission has issued final clawback rules.

Items Disregarded for Annual and Long-Term Bonus Calculations

Under normal circumstances, the Compensation Committee has no discretion to increase annual bonus or long-term incentive payments, which are formula-driven based upon Company performance, and our program for the named executive officers does not provide for discretionary adjustments based upon individual performance. The Compensation Committee has not adjusted, either upward or downward, any of the annual bonus or long-term incentive payments to the named executive officers shown in the summary compensation table from payouts calculated based upon the applicable formula. When determining bonus and incentive payments, consistent with Section 162(m) of the Internal

Revenue Code, the Committee is required to disregard certain events that it determines to be unusual or non-recurring. When establishing the targets, the Committee normally specifies certain items that it considers to be unusual or non-recurring, and these events, if they occur, are automatically excluded when calculating payments. All of the references in this Compensation Discussion and Analysis to target and actual performance levels refer to amounts after taking into consideration these adjustments.

Long-Term Equity-Based Awards

A. Stock Options

We grant stock options to our named executive officers to align their interests more closely with those of our shareholders. Equity grants are the responsibility of the Compensation Committee, which is composed entirely of independent directors. The Committee awards stock options with exercise prices equal to the fair market value of our stock on the date of grant. Therefore, executives who receive stock options will only realize value if there is appreciation in the share price.

Stock option grants of the same size are normally made each year to executives holding comparable positions, with larger awards being made to those with greater responsibility. Beginning in 2012, the Compensation Committee determined the number of options granted on a fixed value basis, using assumed Black-Scholes values, rather than the fixed share basis used in prior years. Under the 2007 Stock Incentive Plan, fair market value is defined as the closing price on the grant date. The Compensation Committee has not granted options with an exercise price of less than the fair market value on the grant date. Options normally vest at the rate of one-third of the total grant per year over the first three years of the ten-year option term, subject to accelerated vesting in certain circumstances. The Compensation Committee does not normally consider an executive’s gains from prior stock awards in making new awards.

B. Restricted Stock Units

As noted above in our discussion of the Performance-Based Long-Term Bonus Incentives, one-half of the long-term incentive award is denominated in RSUs.

C. Restricted Stock

We normally make restricted stock awards only in special circumstances, such as related to promotions, special performance, or retention, rather than as part of an executive’s normal compensation package. In 2012, the Compensation Committee did not award restricted stock to any of the named executive officers.

D. Stock Ownership Guidelines

We have stock ownership guidelines for our senior executives. These are set at six times annual salary for the Chief Executive Officer, three times annual salary for executive vice presidents, two times annual salary for senior vice presidents and divisional chief executive officers, and one-half times annual salary for vice presidents and divisional managing directors. If an executive has not met the ownership requirements following a five-year phase-in period, the executive is required to hold 100 percent of net shares acquired from the vesting of restricted stock or RSUs or the exercise of stock options until the stock ownership guidelines are achieved.

We do not permit our executive officers to take short or long positions in our shares or to hedge their economic interest in their shares.

Retirement and Other Benefits

A. Retirement Plan and Excess Cash Balance Plan

All United States-based associates of the Company who meet the eligibility requirements are participants in the Foot Locker Retirement Plan. The Retirement Plan and the method of calculating benefits payable under it are described on page 64. All of the named executive officers are participants in the Retirement Plan. The Internal Revenue Code limits the amount of compensation that may be taken into consideration in determining an individual’s retirement benefits. Therefore, those participants in the Retirement Plan, including the named executive officers, whose compensation exceeds the Internal Revenue Code limit are also participants in the Excess Cash Balance Plan, described on page 64, which provides a benefit equal to the difference between the amount a participant receives from the Retirement Plan and the amount the participant would have received were it not for the Internal Revenue Code limits.

B. 401(k) Plan

The Company maintains a 401(k) Plan for its eligible U.S. associates, and all of the named executive officers participate in it. The 401(k) Plan permits participants to contribute the lesser of 40 percent of eligible compensation or the limit prescribed by the Internal Revenue Code to the 401(k) Plan on a before- tax basis. The Company will match 25 percent of the first 4 percent of pay that is contributed to the 401(k) Plan, and the summary compensation table on page 37 includes, in All Other Compensation, the amount of the Company match for each of the named executive officers. The Company match is made in shares of Company stock, valued on the last trading day of the plan year. Participants in the 401(k) Plan may diversify their matching contributions at any time into any of the other investment options available under the plan.

C. Supplemental Executive Retirement Plan

The Company maintains a Supplemental Executive Retirement Plan (“SERP”), described on page 65, for certain senior officers of the Company and other key employees, including the named executive officers. The SERP is an unfunded plan that sets an annual target incentive award for each participant consisting of a percentage of base salary and annual bonus based on the Company’s performance against target. Contributions range from 4 percent to 12 percent of salary and annual bonus, depending on the Company’s performance against an established target, with an 8 percent contribution being made for target performance. The Compensation Committee establishes the SERP target each year, and it is normally the same as the performance target under the Annual Bonus Plan. Participant accounts accrue simple interest at the rate of 6 percent annually. The SERP also provides for the continuation of medical and dental insurance benefits to vested participants following their retirement.

Based upon the Company’s performance in 2012, a credit of 11.6 percent of 2012 base salary and annual bonus was made to the SERP for each of the named executive officers. As of the end of 2012, the account balances of the named executive officers ranged from approximately $613,000 for Mr. McHugh to $1.3 million for Mr. Hicks. Under the terms of the Supplemental Plan, executives are vested in their account balances based upon a combination of age and service. As of the end of 2012, all of the named executive officers were vested in the SERP other than Mr. Hicks, who had not yet met the plan’s age plus service vesting requirements.

The Retirement Plan takes into account only base salary and annual bonus in determining pension benefits. Credits to the SERP are based only on base salary and annual bonus. Therefore, long-term incentives, stock options, and stock awards have no effect on the calculation of benefits or payments under these plans.

Perquisites

We provide the named executive officers with certain perquisites, which the Compensation Committee believes to be reasonable and consistent with its overall objective of attracting and retaining talented retail industry executives. The Company provides the named executive officers with an automobile allowance, financial planning, medical expense reimbursement, annual physical, supplemental long-term disability insurance, and life insurance. In addition, the Company reimburses Mr. Hicks for the reasonable expenses of using a car service for transportation in the New York metropolitan area. We do not provide a gross-up to executives for the income tax liability they incur due to their receipt of these perquisites.

How does each element of compensation fit into our overall compensation objectives? How does each element affect our decisions regarding other elements?

As stated at the beginning of this discussion and analysis, the objectives of our compensation program are to attract, motivate, and retain talented retail industry executives in order to maintain and enhance the Company’s performance and its return to shareholders.

•	Base salaries aid in attracting and retaining talented retail company executives by providing fixed pay commensurate with their position, experience and responsibilities.

•	The performance-based annual and long-term incentive plans are designed to reward executives for enhancing the Company’s performance through the achievement of performance targets.

•	Equity awards are designed to reward executives for increasing our return to our shareholders through increases in our stock price. Equity awards may, in addition, serve to help retain key executives.

Base salaries of named executive officers rarely change materially from year-to-year unless there has been a promotion, other change in responsibility, or other special factors apply. Bonus target pay-outs, both annual and long-term, are established by level of position. Mr. Hicks’ annual bonus target is specified in his employment agreement. In determining total compensation, stock options are valued using the Black-Scholes model. Awards of RSUs and restricted stock awards are valued based upon the share price at the time of grant. The goal of the Compensation Committee is to balance annual, mid-term, and long- term compensation opportunities, as well as balance the mix of cash and equity in the executive compensation program.

Compensation Plans and Risk

We believe that our compensation program encourages our named executive officers to take energetic action to improve the Company’s performance without encouraging them to take undue risk. The annual bonus and long-term incentive elements of the program are paid based upon performance as compared to the Company’s annual and two-year business plans, which are prepared each year by the Company’s management and reviewed and approved by the Finance and Strategic Planning Committee and the Board of Directors. While in some years these business plans have proven to be aggressive—as shown in hindsight when the plans are not achieved and bonuses are not paid—our history suggests that, on balance, they are reasonably achievable under normal business conditions. This encourages our executives to manage the business well without pressuring them to take undue risks in order to obtain a bonus payment.

Our equity-based compensation for the named executive officers is designed with a similar goal in mind. We believe that our equity grants are reasonable in relation to overall compensation. Stock options normally vest ratably over a three-year period and have a 10-year term, reducing the risk that an executive will take short-term action to inflate the price of the Company’s stock for a brief period.

Long-term incentive payouts are calculated at the conclusion of the two-year performance period, but not actually paid to the participant until an additional year has passed. In addition to serving as a retention vehicle, this also requires that the executive continue to have the value of the stock portion of his or her award at risk, dependent on fluctuations in stock price, for an additional year. It also allows a year to pass in which any issues concerning the Company’s operating or financial performance may come to light before payments are made.

In addition, there are certain other factors related to our compensation programs for the named executive officers that we believe help reduce the likelihood that our compensation programs will encourage our executives to take undue risk:

•

Bonus Targets Based on Business Plan. As the bonus targets are based on the business plan, any significant deviation from the plan undertaken by management during the course of the year must be reviewed and approved by the Board of Directors.

•

ROIC as Bonus Measurement. As a retail company, we believe that one of the more significant risks we run is that management will attempt to achieve profit targets without taking into account the capital used, particularly working capital invested in inventory. We have therefore designed our long-term incentive plan for senior management, including the named executive officers, to take into account ROIC as well as net income in determining whether a bonus will be paid.

•

No Bonus Payments to Executives with Poor Performance Ratings. We have designed our plans so that executives who receive a “Not Meeting Expectations” or “Unsatisfactory” rating under the Company’s annual performance appraisal process are not eligible to receive an annual bonus payment. This helps prevent an individual executive from taking any action inconsistent with the business plan or otherwise exposing the Company to undue risk.

•

Incentive Payments Proportional to Base Salary. We believe that our cash incentive payments are not outsized in relation to base salary. At target, the Chief Executive Officer has the opportunity to earn 125 percent of his base salary in annual bonus and 175 percent of his base salary in long-term bonus. Comparable percentages for the Chief Operating Officer are 75 percent and 100 percent, and for the other named executive officers, 50 percent and 75 percent.

•	Bonus Caps. Annual cash bonus and the cash portion of the long-term incentive awards to executives are capped and do not include excessive leverage.

•	Balance Among Components. There is a balance between annual, mid-term, and long-term compensation plans for executives, as well as a balance between the use of cash and equity.

Please see page 23 of the proxy statement for a discussion of compensation and risk in our compensation plans more generally, and the procedures we followed to evaluate this.

Compensation Committee Procedure

At the beginning of each year, the Compensation Committee holds a meeting with management, the Company’s compensation consultant, and the Committee’s independent compensation consultant to review the overall executive compensation environment, including recent developments in executive compensation, and the Company’s executive compensation program, including a historical view of the pay-for-performance correlation in the program and any changes to the program being recommended by management or either of the consultants.

The Committee then holds a second meeting, in March, after the financial results for the prior year have been finalized and audited, to review and approve bonus and incentive compensation payments for the prior year and to review and approve compensation arrangements—base salaries, stock awards, and incentive plan targets—for the upcoming year. The Committee meets privately with its independent consultant for the purpose of establishing the compensation of the Chief Executive Officer, including establishing target awards under the Annual Bonus Plan and the long-term incentive compensation program, and making stock awards to him. Except in the case of promotions or other unusual circumstances, the Compensation Committee considers stock awards only at its March meeting, which is normally held within a few weeks following the issuance of the Company’s full-year earnings release for the prior year.

The Committee may hold other meetings during the year to review specific issues related to executive compensation or new developments in executive compensation. It also has responsibility, along with the Nominating and Corporate Governance Committee, for annually reviewing compensation paid to non- employee directors. In 2012, the Compensation Committee held a total of six meetings.

The Compensation Committee has retained as its advisor a nationally recognized executive compensation consultant—Compensation Advisory Partners—that is independent and performs no other work for the Company. Compensation Advisory Partners is retained directly by the Compensation Committee, reports to it directly, meets with the Committee privately, without management present, and regularly communicates privately with the Chair of the Committee. The Compensation Committee has assessed the independence of Compensation Advisory Partners and concluded that no conflict of interest exists that would prevent it from serving as an independent consultant to the Committee. Each year, the Committee’s compensation consultant reviews a report on risk in relation to the Company’s compensation policies and practices, provides a pay-for-performance analysis of our executive compensation program, and reviews the Chief Executive Officer’s compensation. Management utilizes the services of ClearBridge Compensation Group, a nationally recognized compensation consultant to provide advice on the executive compensation program and plan design.

Management is involved in various aspects of developing the executive compensation program. Our Senior Vice President—Human Resources, Vice President—Human Resources, and staff in the Human Resources Department, work with our Chief Executive Officer to develop compensation recommendations for all corporate officers other than the Chief Executive Officer. The Chief Executive Officer or the Senior Vice President—Human Resources reviews these proposals with the Chair of the Compensation Committee, and may make changes to the recommendations based upon his input, before the recommendations are forwarded to the Compensation Committee for review. Our Senior Vice President and General Counsel and Vice President and Associate General Counsel also attend meetings of the Compensation Committee and participate in some of these discussions and preparations.

The Compensation Committee has delegated authority to its Chair to approve stock option awards of up to 25,000 shares to any single employee other than a corporate officer. The Chair generally uses this authority to approve stock option grants made during the course of the year in connection with promotions or new hires. In 2012, the Chair used this authority to approve grants of options to four executives, who were not named executive officers, to purchase a total of 3,800 shares. Those options are priced at fair market value on the date the Chair signs the approval. The Compensation Committee has not delegated authority to management to make stock option, restricted stock, or RSU awards.

Executive Employment Agreements

As more fully described on Pages 46 to 49, we have employment agreements with each of our named executive officers. Other than the agreement with Mr. Hicks, which was separately negotiated when he joined the Company in 2009, the agreements with the named executive officers are in the same form.

Our employment agreements with the named executive officers provide for severance payments to the executive if we terminate the executive’s employment without cause or if we give the executive good reason to terminate employment. These payments to the named executive officers, calculated as if termination of employment occurred at the end of our last fiscal year, are set out in the tables on Pages 50 to 63.

The named executive officers receive an enhanced severance payment if the executive’s employment is terminated without cause or if the executive terminates employment for good reason within two years following a change-in-control. For an executive to receive the enhanced severance payment, two events must occur: first, employment must be terminated for one of the specified reasons, and second, this termination must occur within two years following a change-in-control. We believe that these provisions, which we have had in place for a number of years, provide appropriate protection to our executives, comparable to that available at other publicly traded companies, and, with regard to the enhanced severance following a change-in-control, protect us from losing key executives during a period when a change-in-control may be threatened or pending. None of the named executive officers is entitled to a gross-up payment upon a change-in-control.

All of the named executive officers have agreed in their employment contracts not to compete with the Company for two years following the termination of employment and not to hire Company employees during that same period. This restriction does not apply following a change-in-control.

Accounting and Tax Considerations

While we review both the accounting and tax effects of various components of compensation, these effects are not a significant factor in the Compensation Committee’s allocation of compensation among the different components. In general, it is our position that compensation paid to executive officers should be fully deductible for U.S. tax purposes, and we have structured our bonus, long-term incentive, and stock option programs so that payments made under them are deductible. In certain instances, however, we believe that it is in the Company’s best interests, and that of its shareholders, to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the

Internal Revenue Code in order to provide a compensation package consistent with our program and objectives. The portion of base salary paid to Mr. Hicks that exceeds $1,000,000, the value of time-based restricted stock awards made to him, and potentially a portion of the value of time-based restricted stock awards made to one or more of the other named executive officers, are not expected to be deductible.

Compensation Committee Report

The Compensation and Management Resources Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Alan D. Feldman, Chair
James E. Preston
Allen Questrom
Cheryl Nido Turpin
Dona D. Young

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position (1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(6)	All Other Compensation($)(7)	Total ($)
Ken C. Hicks	2012	1,100,000	—	1,925,017	3,040,800	4,233,625	504,007	247,120	11,050,569
Chairman, President	2011	1,100,000	500,000	2,867,015	2,878,750	5,954,052	520,474	238,856	14,059,147
and CEO	2010	1,100,000	500,000	1,741,431	1,339,500	2,776,881	428,331	174,648	8,060,791
Lauren B. Peters	2012	493,750	—	375,029	445,984	758,455	199,843	45,397	2,318,458
Executive VP and	2011	439,061	—	827,696	549,216	1,393,837	174,519	300,996	3,685,325
CFO	2010	380,414	—	260,619	178,600	588,810	126,894	210,980	1,746,317
Richard A. Johnson	2012	837,500	—	850,022	496,664	1,659,510	338,832	68,145	4,250,673
Executive VP and	2011	765,833	—	1,078,663	460,600	2,266,217	271,336	212,136	5,054,785
Chief Operating	2010	700,000	—	1,878,945	357,200	908,686	220,127	312,436	4,377,394
Officer
Robert W. McHugh	2012	631,250	—	476,261	445,984	994,934	231,482	58,598	2,838,509
Executive VP—	2011	615,000	—	960,009	460,600	2,023,125	220,847	202,093	4,481,674
Operations Support	2010	593,750	—	407,095	357,200	903,634	167,909	254,132	2,683,720
Gary M. Bahler	2012	540,000	—	405,021	222,992	858,330	316,778	71,538	2,414,659
Senior VP, General	2011	538,213	—	405,003	287,875	1,815,574	317,599	143,642	3,507,906
Counsel and	2010	530,881	—	361,539	178,600	828,346	239,847	50,820	2,190,033
Secretary

Notes to Summary Compensation Table

(1)	Lauren B. Peters has served as Executive Vice President and Chief Financial Officer since July 1, 2011. Prior to this, she served as Senior Vice President—Strategic Planning.

Richard A. Johnson has served as Executive Vice President and Chief Operating Officer since May 16, 2012. He served as Executive Vice President and Group President—Retail Stores from July 1, 2011 to May 16, 2012. He served as President and Chief Executive Officer of Foot Locker U.S., Lady Foot Locker, Kids Foot Locker, and Footaction from January 8, 2010 to June 30, 2011.

Robert W. McHugh has served as Executive Vice President—Operations Support since July 1, 2011. He previously served as Executive Vice President and Chief Financial Officer from May 1, 2009 to June 30, 2011.

(2)

This column reflects the sign-on bonus Mr. Hicks received in connection with the commencement of his employment in August 2009, a portion of which was paid on his employment commencement date in 2009, with the balance paid to him over a two-year period on the first and second anniversaries of his employment date.

(3)

The amounts in these columns reflect the stock and option awards granted in the designated years. The amounts represent the aggregate grant date fair value of the awards granted in each respective year calculated in accordance with stock-based compensation accounting rules (ASC Topic 718). A discussion of the assumptions used in computing the award values may be found in Note 21 to our financial statements in our Form 10-K for 2012. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include for restricted stock awards expected dividend payments at the same rate as paid on our shares of Common Stock. Please see the Grants of Plan-Based Awards table on Page 39 for additional information on awards granted in 2012. The amounts shown in the table do not necessarily reflect the actual value that may be recognized by the named executives.

(4)

The amounts in column (e) include for all of the named executives the grant date fair value of performance-based restricted stock units (RSUs) granted in 2012 for the long-term performance measurement period of 2012-2013, in 2011 for the 2011-2012 long-term performance measurement period, and in 2010 for the long-term performance measurement period of 2010-2011, valued at grant date based upon the probable outcome of meeting the performance conditions. The amounts shown reflect the achievement of the maximum level performance, are consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined at the grant date under FASB ASC Topic 718, and exclude the effect of estimated forfeitures. For 2011, column (e) also includes for Messrs. Hicks, Johnson and McHugh, and Ms. Peters, their 2011 restricted stock awards and, for 2010, Mr. Johnson’s restricted stock award. Please see the Grants of Plan-Based Awards table on Page 39 for additional information on the awards granted in 2012.

(5)

For 2012, this column reflects the sum of the cash incentive payouts made in 2013 under the Annual Incentive Compensation Plan (“Annual Bonus Plan”) for 2012 and the cash portion of the earned payout under the Long-Term Incentive program (“LTI”) for the 2011-2012 performance measurement period that is payable in 2014 if the executive continues to be employed by us on the payment date, as shown in Table I below. For 2011, this column reflects the sum of the cash incentive payments made in 2012 under the Annual Bonus Plan for 2011 and the LTI payment for the 2009-2011 performance measurement period, and the cash portion of the earned LTI incentive for the 2010-2011 performance measurement period paid in 2013, as shown in Table II below.

I — Cash Incentive Payouts for 2012

	Payout in 2013	Payout in 2014

Name	Annual Bonus Plan Cash Payment for 2012	LTI 2011-2012 Performance Period (Cash Payout Earned—Payable in 2014)	Total As Shown in Summary Compensation Table

K. Hicks	$2,308,625	$1,925,000	$4,233,625

L. Peters	414,503	343,952	758,455

R. Johnson	1,054,622	604,888	1,659,510

R. McHugh	529,934	465,000	994,934

G. Bahler	453,330	405,000	858,330

II — Cash Incentive Payouts for 2011

	Payouts in 2012			Payout in 2013

Name	Annual Bonus Plan Cash Payment for 2011	LTI 2009-2011 Performance Period (Cash Payout)	Total Cash Bonus Payments Received in 2012	LTI 2010-2011 Performance Period (Cash Payout Earned— Payable in 2013)	Total as Shown in Summary Compensation Table

K. Hicks	$2,406,250	$1,622,802	$4,029,052	$1,925,000	$5,954,052

L. Peters	384,179	701,726	1,085,905	307,932	1,393,837

R. Johnson	670,104	1,049,272	1,719,376	546,841	2,266,217

R. McHugh	538,125	1,035,000	1,573,125	450,000	2,023,125

G. Bahler	470,936	945,000	1,415,936	399,638	1,815,574

(6)

Amounts shown in column (h) represent the annual change in pension value during each of our last three fiscal years for each of the executives. Please see Page 66 for more information on 2012 pension benefits.

(7)

This column includes perquisites and other compensation, and the amounts attributable to the executives for 2012 are shown in the tables below. We valued these perquisites at the incremental cost to the Company of providing the personal benefits to the executives, which represents the actual cost attributable to providing these personal benefits. Please note:

•

The amounts shown for financial planning and medical expense reimbursement reflect amounts reimbursed in 2012, which may also include reimbursement of amounts submitted in 2012 for expenses incurred in 2011.

•

The amounts shown in the table under the 401(k) Match column represent the dollar value of the Company’s matching contribution under the Foot Locker 401(k) Plan made to the named executive’s account in shares of Common Stock. The shares of stock for the 2012 matching contribution were valued at $32.12 per share.

•	The amounts shown for spousal travel expense reimbursement reflect amounts reimbursed solely for spousal travel to attend the 2012 Summer Olympics and related vendor-sponsored events.

•

The amounts shown under the column Accrual for Post-Retirement Medical reflect the amounts accrued in 2012 for the actuarial present value of the future cost of providing this benefit to these individuals. As Mr. Hicks is the only named executive who is not fully eligible for this benefit, his benefit accrual reflects the fact that he is earning additional service credit towards benefit eligibility, resulting in a higher accrual amount than the other named executives who are already fully eligible for the benefit.

Name	Auto/Car Service Allowances	Financial Planning	Universal Life Insurance Premium	Medical Expense Reimbursement	Executive Physical	Supp. LTD Insurance Premiums	Accrual for Post- Retirement Medical	Spousal Travel Exp. Reimb.	401(k) Match	Total
K. Hicks	39,906	8,435	6,747	3,920	555	12,515	164,503	8,039	2,500	247,120
L. Peters	9,769	—	2,369	2,194	—	—	28,565	—	2,500	45,397
R. Johnson	—	8,435	4,586	3,701	555	6,075	33,881	8,412	2,500	68,145
R. McHugh	16,662	—	—	5,000	555	—	33,881	—	2,500	58,598
G. Bahler	14,670	8,435	2,139	5,344	—	5,565	32,885	—	2,500	71,538

The following Grants of Plan-Based Awards Table shows the awards made to the named executive officers in 2012 under the Annual Bonus Plan and the Long-Term Bonus Plan, as well as the restricted stock unit and stock option awards under the Company’s Stock Incentive Plan.

GRANTS OF PLAN-BASED AWARDS

(a)	(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				(j)	(k)	(l)
		(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
K. Hicks	03/21/12(1)	343,750	1,375,000	2,406,250
	03/21/12(2)	240,625	962,500	1,925,000
	03/21/12(2)				7,783	31,129	62,258				1,925,017
	03/21/12(3)								300,000	30.92	3,040,800

L. Peters	03/21/12(1)	62,500	250,000	437,500
	03/21/12(2)	46,875	187,500	375,000
	03/21/12(2)				1,517	6,065	12,129				375,029
	03/21/12(3)								44,000	30.92	445,984

R. Johnson	03/21/12(1)	159,275	637,500	1,115,625
	03/21/12(2)	106,250	425,000	850,000
	03/21/12(2)				3,437	13,746	27,491				850,022
	03/21/12(3)								49,000	30.92	496,664

R. McHugh	03/21/12(1)	79,735	317,500	555,625
	03/21/12(2)	59,531	238,125	476,250
	03/21/12(2)				1,926	7,702	15,403				476,261
	03/21/12(3)								44,000	30.92	445,984

G. Bahler	03/21/12(1)	67,500	270,000	472,500
	03/21/12(2)	50,625	202,500	405,000
	03/21/12(2)				1,638	6,550	13,099				405,021
	03/21/12(3)								22,000	30.92	222,992

Notes to Grants of Plan-Based Awards Table

(1)	Annual Incentive Awards

Amounts shown reflect the payment levels at threshold, target, and maximum performance for the 2012 fiscal year under the Annual Bonus Plan and reflect the potential amounts that would be paid at the end of the period if the applicable performance goals were achieved. The estimated bonus payouts are based on a percentage of the executive’s base salary. For Mr. Hicks, the threshold, target, and maximum amounts represent 31.25 percent, 125 percent, and 218.75 percent, respectively, of his annual base salary. For Mr. Johnson, the threshold, target, and maximum amounts represent 18.75 percent, 75 percent, and 131.25 percent, respectively, of his annual base salary. For the other named executives, the threshold, target, and maximum amounts represent 12.5 percent, 50 percent, and 87.5 percent, respectively, of each executive’s annual base salary. The annual bonus payments actually made to the named executives for 2012 are shown in Note 5 to the Summary Compensation Table on Page 37.

(2)	Long-Term Incentive Awards

Provided the performance goals for the 2012-2013 long-term performance measurement period are achieved, the payout structure of the executives’ awards is as follows: (a) 50 percent of the award would be payable in cash under the Long-Term Bonus Plan, (b) 50 percent of the award would be payable in restricted stock units under the 2007 Stock Incentive Plan, and (c) both the cash portion and the stock portion of the payout would be subject to a time-based, one-year holding period following the end of the performance measurement period before payout to the executives. The amounts shown in the table reflect the estimated payment levels in cash and number of restricted stock units at threshold, target, and maximum performance for the 2012-2013 performance measurement period. Columns (c), (d), and (e) show the estimated cash payments and columns (f), (g), and (h) show the number of restricted stock units that would be paid out at threshold, target and maximum performance if the applicable performance goals are achieved.

The threshold, target and maximum number of restricted stock units for each executive was calculated on the date of grant on the basis of that day’s closing stock price of a share of the Company’s Common Stock. The closing price on the grant date of March 21, 2012 was $30.92. Similarly, the grant date fair values of the restricted stock unit awards are based on the closing stock price on the grant date. The actual number of restricted stock units paid out will be based on the Company’s performance compared to targets. The value of the restricted stock units received by an executive will depend upon the Company’s stock price on the payment date in 2015. No dividends are paid or accrued for the restricted stock units.

For Mr. Hicks, the aggregate payout in cash and stock at threshold, target and maximum performance would be 43.75 percent, 175 percent and 350 percent, respectively, of his base salary in the first year of the performance period. For Mr. Johnson, the aggregate payout in cash and stock at threshold, target and maximum performance would be 25 percent, 100 percent and 200 percent, respectively, of his base salary in the first year of the performance period. For the other named executives, the aggregate payout at threshold, target and maximum performance would be 18.75 percent, 75 percent and 150 percent, respectively, of their base salaries in the first year of the performance period. No amounts would be paid to the executives under the long-term incentive awards unless the performance goals for the performance measurement period are achieved.

(3)	Stock Option Grants

The amounts in column (j) reflect the number of stock options granted in 2012 under the 2007 Stock Incentive Plan. The exercise price reflected in column (k) is equal to the closing price of a share of the Company’s Common Stock on the grant date. In general, no portion of any stock option may be exercised until the first anniversary of its date of grant. Vested options may be exercised for ten years following the date of grant, unless the option is cancelled or exercised sooner than this. If the executive retires, becomes disabled, or dies while employed by the Company or one of its subsidiaries, all unexercised options that are then exercisable, plus those options that would have become exercisable on the next anniversary of the grant date, will remain (or become) exercisable as of that date. Moreover, upon the occurrence of a Change in Control, all outstanding options will become immediately exercisable as of that date. In general, options may remain exercisable for up to three years following a participant’s retirement or termination due to disability, and for up to one year for any other termination of employment for reasons other than cause.

The vesting schedule for options granted to the executives in 2012 is shown below.

Name	Date of Grant	Number of Shares	Vesting Schedule

K. Hicks	03/21/12	300,000	03/21/13:	100,000 shares
			03/21/14:	100,000 shares
			03/21/15:	100,000 shares

L. Peters	03/21/12	44,000	03/21/13:	14,666 shares
			03/21/14:	14,667 shares
			03/21/15:	14,667 shares

R. Johnson	03/21/12	49,000	03/21/13:	16,333 shares
			03/21/14:	16,333 shares
			03/21/15:	16,334 shares

R. McHugh	03/21/12	44,000	03/21/13:	14,666 shares
			03/21/14:	14,667 shares
			03/21/15:	14,667 shares

G. Bahler	03/21/12	22,000	03/21/13:	7,333 shares
			03/21/14:	7,333 shares
			03/21/15:	7,334 shares

(4) Grant Date Fair Value

The amounts shown in column (l) reflect the aggregate grant date fair value of the restricted stock unit and stock option awards granted in 2012, calculated in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the assumptions used in computing the award values may be found in Note 21 to our financial statements in our Form 10-K for 2012. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For option awards, the value is calculated by multiplying the Black-Scholes value by the number of options granted. For the performance-based restricted stock units awarded under the 2007 Stock Incentive Plan in connection with the 2012-2013 long-term performance measurement period, the fair value is calculated based upon the probable outcome of meeting the performance conditions at the maximum performance level and multiplying the number of units that would be received at that level by the closing price of a share of our Common Stock on the grant date. This is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined at the grant date under FASB ASC Topic 718. All of these values are shown in the table below.

Name	Black-Scholes Value for Stock Options Granted On March 21, 2012	Performance-Based Restricted Stock Unit Awards Granted on March 21, 2012

K. Hicks	$10.136	$30.92

L. Peters	$10.136	$30.92

R. Johnson	$10.136	$30.92

R. McHugh	$10.136	$30.92

G. Bahler	$10.136	$30.92

Salary. The annual base salaries and cash bonuses earned by our named executives for 2012 are set forth in the Summary Compensation Table. Including the cash long-term incentive earned for the 2011-2012 performance period that is payable in 2014, these amounts represented the following percentages of the named executives’ total compensation for 2012: Mr. Hicks (48.3%), Ms. Peters (54%), Mr. Johnson (58.7%), Mr. McHugh (57.3%), and Mr. Bahler (57.9%). Information on the named executives’ employment agreements appears beginning on Page 46.

The following table, Outstanding Equity Awards at Fiscal Year-End shows the number of outstanding stock options, both vested and unvested, and the number of unvested shares of restricted stock or restricted stock units held by the named executives at the end of the 2012 fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(a)	Option Awards					Stock Awards
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
K. Hicks	600,000	0	—	10.10	08/25/2019	—	—	—	—
	200,000	100,000	—	15.10	03/23/2020	—	—	—	—
	166,666	333,334	—	18.84	03/23/2021	—	—	—	—
	0	300,000	—	30.92	03/21/2022	50,000	1,728,000	—	—
	—	—	—	—	—	127,484	4,405,847	—	—
	—	—	—	—	—	—	—	102,177	3,531,237
	—	—	—	—	—	—	—	7,783	268,980
L. Peters	40,000	0	—	10.245	04/16/2013	—	—	—	—
	32,000	0	—	25.385	04/01/2014	—	—	—	—
	25,000	0	—	28.155	03/23/2015	—	—	—	—
	25,000	0	—	23.92	03/22/2016	—	—	—	—
	20,000	0	—	23.42	03/28/2017	—	—	—	—
	25,000	0	—	11.66	03/26/2018	—	—	—	—
	25,000	0	—	9.93	03/25/2019	—	—	—	—
	26,666	13,334	—	15.10	03/23/2020	—	—	—	—
	13,333	26,667	—	18.84	03/23/2021	—	—	—	—
	13,333	26,667	—	24.75	05/26/2021	—	—	—	—
	0	44,000	—	30.92	03/21/2022	—	—	—	—
	—	—	—	—	—	20,000	691,200	—	—
	—	—	—	—	—	19,882	687,122	—	—
	—	—	—	—	—	—	—	17,659	610,295
	—	—	—	—	—	—	—	1,517	52,428
R. Johnson	20,000	0	—	28.155	03/23/2015	—	—	—	—
	20,000	0	—	23.92	03/22/2016	—	—	—	—
	20,000	0	—	23.42	03/28/2017	—	—	—	—
	20,000	0	—	18.80	07/30/2017	—	—	—	—
	10,000	0	—	11.66	03/26/2018	—	—	—	—
	25,000	0	—	9.93	03/25/2019	—	—	—	—
	53,333	26,667	—	15.10	03/23/2020	—	—	—	—
	26,666	53,334	—	18.84	03/23/2021	—	—	—	—
	0	49,000	—	30.92	03/21/2022	—	—	—	—
	—	—	—	—	—	120,000	4,147,200	—	—
	—	—	—	—	—	35,652	1,232,133	—	—
	—	—	—	—	—	—	—	31,444	1,086,705
	—	—	—	—	—	—	—	3,437	118,783
R. McHugh	5,000	0	—	10.245	04/16/2013	—	—	—	—
	20,000	0	—	25.385	04/01/2014	—	—	—	—
	20,000	0	—	28.155	03/23/2015	—	—	—	—
	30,000	0	—	21.48	11/21/2015	—	—	—	—
	20,000	0	—	23.42	03/28/2017	—	—	—	—
	25,000	0	—	11.66	03/26/2018	—	—	—	—
	53,333	26,667	—	15.10	03/23/2020	—	—	—	—
	26,666	53,334	—	18.84	03/23/2021	—	—	—	—
	0	44,000	—	30.92	03/21/2022	—	—	—	—
	—	—	—	—	—	20,000	691,200	—	—
	—	—	—	—	—	29,802	1,029,957	—	—
	—	—	—	—	—	—	—	24,682	853,010
	—	—	—	—	—	—	—	1,926	66,563
G. Bahler	25,000	0	—	28.155	03/23/2015	—	—	—	—
	12,500	0	—	9.93	03/25/2019	—	—	—	—
	26,666	13,334	—	15.10	03/23/2020	—	—	—	—
	16,666	33,334	—	18.84	03/23/2021	—	—	—	—
	0	22,000	—	30.92	03/21/2022	—	—	—	—
	—	—	—	—	—	26,467	914,700	—	—
	—	—	—	—	—	—	—	21,497	742,936
	—	—	—	—	—	—	—	1,638	56,609

Notes to Table on Outstanding Equity Awards at Fiscal Year-End

(1)	The Vesting Schedules for the options shown in columns (b) and (c) are as follows:

Name	Total Number of Securities Underlying Unexercised Options	Date of Grant	Vesting Date for 1/3 of Total Grant		Vesting Date for 1/3 of Total Grant		Vesting Date for 1/3 of Total Grant
K. Hicks	300,000	08/25/2009	08/25/2010		08/25/2011		08/25/2012
	300,000	08/25/2009	02/25/2010	*	08/25/2010	*	—
	300,000	03/23/2010	03/23/2011		03/23/2012		03/23/2013
	500,000	03/23/2011	03/23/2012		03/23/2013		03/23/2014
	300,000	03/21/2012	03/21/2013		03/21/2014		03/21/2015

1,700,000
L. Peters	40,000	04/16/2003	04/16/2004		04/16/2005		04/16/2006
	32,000	04/01/2004	04/01/2005		04/01/2006		04/01/2007
	25,000	03/23/2005	03/23/2006		03/23/2007		03/23/2008
	25,000	03/22/2006	03/22/2007		03/22/2008		03/22/2009
	20,000	03/28/2007	03/28/2008		03/28/2009		03/28/2010
	25,000	03/26/2008	03/26/2009		03/26/2010		03/26/2011
	25,000	03/25/2009	03/25/2010		03/25/2011		03/25/2012
	40,000	03/23/2010	03/23/2011		03/23/2012		03/23/2013
	40,000	03/23/2011	03/23/2012		03/23/2013		03/23/2014
	40,000	05/26/2011	05/26/2012		05/26/2013		05/26/2014
	44,000	03/21/2012	03/21/2013		03/21/2014		03/21/2015

356,000
R. Johnson	20,000	03/23/2005	03/23/2006		03/23/2007		03/23/2008
	20,000	03/22/2006	03/22/2007		03/22/2008		03/22/2009
	20,000	03/28/2007	03/28/2008		03/28/2009		03/28/2010
	20,000	07/30/2007	07/30/2008		07/30/2009		07/30/2010
	10,000	03/26/2008	03/26/2009		03/26/2010		03/26/2011
	25,000	03/25/2009	03/25/2010		03/25/2011		03/25/2012
	80,000	03/23/2010	03/23/2011		03/23/2012		03/23/2013
	80,000	03/23/2011	03/23/2012		03/23/2013		03/23/2014
	49,000	03/21/2012	03/21/2013		03/21/2014		03/21/2015

324,000
R. McHugh	5,000	04/16/2003	04/16/2004		04/16/2005		04/16/2006
	20,000	04/01/2004	04/01/2005		04/01/2006		04/01/2007
	20,000	03/23/2005	03/23/2006		03/23/2007		03/23/2008
	30,000	11/21/2005	11/21/2006		11/21/2007		11/21/2008
	20,000	03/28/2007	03/28/2008		03/28/2009		03/28/2010
	25,000	03/26/2008	03/26/2009		03/26/2010		03/26/2011
	80,000	03/23/2010	03/23/2011		03/23/2012		03/23/2013
	80,000	03/23/2011	03/23/2012		03/23/2013		03/23/2014
	44,000	03/21/2012	03/21/2013		03/21/2014		03/21/2015

324,000
G. Bahler	25,000	03/23/2005	03/23/2006		03/23/2007		03/23/2008
	12,500	03/25/2009	03/25/2010		03/25/2011		03/25/2012
	40,000	03/23/2010	03/23/2011		03/23/2012		03/23/2013
	50,000	03/23/2011	03/23/2012		03/23/2013		03/23/2014
	22,000	03/21/2012	03/21/2013		03/21/2014		03/21/2015

149,500

*	50 percent of grant vested six months following grant date and 50 percent vested one year following grant date.

(2)

The vesting dates for the restricted stock and restricted stock unit awards shown in column (g) and (i) are set forth in the following table. The awards shown in column (g) granted in 2010 were earned following the end of the 2011 fiscal year when the Compensation and Management Resources Committee certified the achievement of the performance goals at the maximum level for the 2010-2011 long-term performance measurement period and vested in March 2013; the awards shown in column (i) granted in 2011 were earned following the end of the 2012 fiscal year when the Compensation and Management Resources Committee certified the achievement of the performance goals at the maximum level for the 2011-2012 long-term performance measurement period and will vest in 2014, and the awards shown in column (i) granted in 2012 will be earned only if the threshold performance goals for the 2012-2013 performance measurement period are achieved and, if earned, will vest in 2015.

Name	Date of Grant	Number of Shares/Units	Vesting Date
K. Hicks	03/23/2011	50,000	03/23/2014
	03/23/2010	127,484	03/23/2013
	03/23/2011	102,177	03/23/2014
	03/21/2012	7,783	03/21/2015
L. Peters	05/26/2011	20,000	06/30/2014
	03/23/2010	19,079	03/23/2013
	05/26/2011	803	03/23/2013
	03/23/2011	15,753	03/23/2014
	05/26/2011	1,906	03/23/2014
	03/21/2012	1,517	03/21/2015
R. Johnson	05/25/2010	100,000	05/25/2013
	05/26/2011	20,000	06/30/2014
	03/23/2010	34,769	03/23/2013
	05/26/2011	883	03/23/2013
	03/23/2011	29,658	03/23/2014
	05/26/2011	1,322	03/23/2014
	05/16/2012	464	03/23/2014
	03/21/2012	3,437	03/21/2015
R. McHugh	05/26/2011	20,000	06/30/2014
	03/23/2010	29,802	03/23/2013
	03/23/2011	24,682	03/23/2014
	03/21/2012	1,926	03/21/2015
G. Bahler	03/23/2010	26,467	03/23/2013
	03/23/2011	21,497	03/23/2014
	03/21/2012	1,638	03/21/2015

(3)

Value calculated by multiplying the number of unvested shares or units by the closing price of $34.56 on February 1, 2013, which was the last business day of the 2012 fiscal year. The values shown in column (h) and (j) for the restricted stock units are based on:

•	the number of restricted stock units at maximum performance earned for the 2010-2011 performance period, which vested in March 2013;

•	the number of restricted stock units at maximum performance earned for the 2011-2012 performance period, which will vest in March 2014; and

•

the number of restricted stock units that may be earned at threshold performance for the 2012-2013 long-term performance period. If target or maximum performance is achieved for this performance period, the respective number of units earned and their value, based on the $34.56 closing price, would be:

Name	Target		Maximum
	Number of Units	$ Value	Number of Units	$ Value
K. Hicks	31,129	1,075,818	62,258	2,151,636
L. Peters	6,065	209,606	12,129	419,178
R. Johnson	13,746	475,062	27,491	950,089
R. McHugh	7,702	266,181	15,403	532,328
G. Bahler	6,550	226,368	13,099	452,701

The following table, Option Exercises and Stock Vested, provides information on the stock options exercised by the named executives during 2012 and restricted stock awards that vested during the year.

OPTION EXERCISES AND STOCK VESTED

(a)	Option Awards		Stock Awards
	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
K. Hicks	—	—	400,000	12,929,000
L. Peters	47,500	664,763	25,000	774,500
R. Johnson	60,000	885,300	25,000	774,500
R. McHugh	40,000	944,366	25,000	774,500
G. Bahler	114,500	1,437,361	25,000	774,500

EMPLOYMENT AGREEMENTS

We have employment agreements with each of the named executive officers, and we describe the material terms of each of these agreements below. Information on potential payments and benefits on termination of the agreements is described under the section “Potential Payments upon Termination or Change in Control,” beginning on Page 50.

Ken C. Hicks

•	Position. We entered into an employment agreement with Mr. Hicks in June 2009 in connection with our recruiting and hiring him to serve as our Chief Executive Officer.

•

Term. The term of this agreement began on August 17, 2009 and ends on January 31, 2015. The agreement contains an “evergreen” renewal provision that provides for additional one-year renewals of the employment term unless either party gives notice of non-renewal one year prior to the end of the then- current term.

•

Base Salary and Bonus. We pay Mr. Hicks an annual base salary of not less than $1.1 million during the term of the agreement. For fiscal years after 2009, Mr. Hicks’ annual bonus at target is 125 percent of his base salary. Mr. Hicks participates in the long-term bonus plan and, for the 2008-2010 and 2009-2011 performance periods, he participated on a pro rata basis with an annual bonus at target of 90 percent of his base salary at the time he began employment with the Company. For the 2010-2011, 2011-2012, and 2012-2013 performance periods, his bonus at target is 175 percent of his base salary.

•

Sign-on Bonus. Mr. Hicks’ agreement provided for a sign-on bonus payment of $2 million, payable as follows: (a) $1 million within 30 days of August 17, 2009 and (b) $500,000 each on August 17, 2010 and August 17, 2011, provided he continued to be employed by the Company as our Chief Executive Officer through theses dates.

•

Stock Awards. (i) Mr. Hicks’ agreement provided for the following stock awards to be made within 30 days of his employment commencement date, with vesting subject to his continued employment as Chief Executive Officer of the Company:

Type of Award	Number of Shares	Vesting

Restricted Stock	100,000	January 31, 2013

Stock Option	300,000	Three equal annual installments, beginning on the first anniversary of thedate of grant

(ii) In addition, as a bonus in connection with executing his employment agreement and as an inducement to commence employment, the agreement provided for the following stock awards to be made within 30 days of his employment commencement date, with vesting subject to his continued employment as Chief Executive Officer of the Company:

Type of Award	Number of Shares	Vesting

Restricted Stock	400,000	January 31, 2011: 100,000
		January 31, 2012: 100,000
		January 31, 2013: 200,000
		Vesting is subject to continued employment as CEO

Stock Option	300,000	Six months following date of grant: 150,000 One year following date of grant: 150,000
		Vesting is subject to continued employment as CEO

•	Relocation. The agreement provided for reimbursement of relocation expenses for Mr. Hicks to relocate to the New York metropolitan area.

•

Benefit Plans and Perquisites. Mr. Hicks is entitled to participate in all bonus, incentive, and equity plans offered to senior executives. He is also eligible to participate in all pension, welfare, and fringe benefit plans and perquisites offered to senior executives. The benefits and perquisites available to Mr. Hicks include:

—	Company-paid life insurance in the amount of his annual base salary;

—	Long-term disability insurance coverage of $25,000 per month;

—	Annual out-of-pocket medical expense reimbursement of up to $7,500;

—	Financial planning expenses of up to $15,000 during the first year of employment and $7,500 annually thereafter, as adjusted for adviser fee increases;

—	Reimbursement of up to $15,000 for legal fees in connection with his employment agreement; and

—	Automobile expense reimbursement for up to $40,000 annually and reimbursement of reasonable expenses for car service for transportation within the New York metropolitan area.

•	Non-Compete Provision. Mr. Hicks’ agreement provides that he may not compete with Foot Locker or solicit our employees for two years following the termination of his employment agreement.

•	Certain Defined Terms in the Agreement:

“Cause” means with regard to Mr. Hicks:

—	his refusal or willful failure to substantially perform his duties;

—	his dishonesty, willful misconduct, misappropriation, breach of fiduciary duty or fraud with regard to the Company, its business or assets;

—	his willful breach of any material provision of the agreement, which is not cured;

—	his conviction of a felony (other than a traffic violation) or any other crime involving moral turpitude; or

—	his willful failure to take lawful and reasonable directions from the Board.

“Change in Control” means any of the following:

—

the Company merges with another company or sells all (or substantially all) of its assets. This event would exclude, for example, mergers (or similar transactions) in which shareholders of the Company prior to the transaction continue to represent a majority of the stock outstanding after the transaction;

—	the acquisition of 35 percent or more of the outstanding stock; or

—

during any period of not more than 12 months, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Good Reason” means, following a Change in Control,

—	a material demotion or reduction in Mr. Hicks’ authority or responsibility (except in connection with a termination for Cause or disability or temporarily because of illness or other absence);

—	a reduction in his base salary rate;

—	a reduction in his annual bonus classification level;

—	failure to continue the benefit plans and programs that apply to him, or the reduction of his benefits, without providing substitute comparable plans, programs and benefits;

—	failure by a successor company to assume in writing the Company’s obligations under the agreement; or

—	the Company breaches a material provision of the agreement and does not correct the breach.

Lauren B. Peters, Richard A. Johnson, Robert W. McHugh, and Gary M. Bahler

•	Position/Term/Base Salary. We have substantially identical employment agreements with these executives in their current positions, as follows:

Name	Position	Term of Agreement	2012 Base Salary Rate

L. Peters	Executive VP and CFO	1/1/2009—1/31/2014	$500,000

R. Johnson	Executive VP and Chief Operating Officer	1/8/2010—1/31/2014	$850,000

R. McHugh	Executive VP—Operations Support	1/1/2009—1/31/2014	$635,000

G. Bahler	Senior VP, General Counsel and Secretary	1/1/2009—1/31/2014	$540,000

•	Term. The terms of the agreements will automatically be extended for another year unless notice of non-renewal is given by the October 31 prior to the expiration of the term.

•	Base Salary. We pay these executives annual base salaries at rates not less than their salaries at the start of their agreements. The executives’ base salaries for 2012 are shown in the table.

•

Benefit Plans and Perquisites. These executives are entitled to participate in all benefit plans and arrangements in effect at the start of the agreement, including retirement plans, annual and long-term bonus plans, medical, dental, and disability plans, and any other plans subsequently offered to our senior executives.

•	Non-Compete Provision. The executives’ agreements provide that they may not compete with Foot Locker or solicit our employees for two years following the termination of their employment agreements.

•	Certain Defined Terms in the Agreement:

“Cause” means the executive’s:

—	refusal or willful failure to substantially perform his or her duties;

—	dishonesty, willful misconduct, or fraud with regard to the Company’s business or assets;

—	willful breach of his or her employment agreement and the executive does not correct the breach; or

—	conviction of a felony (other than a traffic violation) or any other crime involving moral turpitude.

“Change in Control” means any of the following:

—

the Company merges with another company or sells all (or substantially all) of its assets. This event would exclude, for example, mergers (or similar transactions) in which shareholders of the Company prior to the transaction continue to represent a majority of the stock outstanding after the transaction;

—	the acquisition of 35 percent or more of the outstanding stock; or

—

during any period of not more than 12 months, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Disability” means:

—

The executive is incapacitated due to physical or mental illness and, as a result, has not performed his or her duties on a full-time basis for six months, and does not return to perform his or her duties after the Company gives notice.

“Good Reason” means:

Prior to a Change in Control,

—

a reduction in base salary, other than an across-the-board reduction in senior executive salaries over a three-year period and the reduction is less than 20% of the executive’s salary from the beginning of the three-year period;

—	material change in the executive’s authority or responsibilities, except temporarily as a result of illness or other absence;

Following a Change in Control,

—	any reduction in base salary;

—	failure to continue the benefit plans and programs that apply to the executive, or the reduction of his or her benefits, without providing substitute comparable plans and benefits;

—	a material demotion or reduction in executive’s authority or responsibility (except temporarily because of illness or other absence);

At any time,

—	a reduction in the executive’s annual bonus classification level, other than in connection with a redesign that affects all other employees in the executive’s bonus level;

—	failure by a successor to the Company to confirm in writing that it will assume the Company’s obligations under the agreement;

—	failure by the Company to renew the agreement.

2012 NONQUALIFIED DEFERRED COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

K. Hicks	—	1,925,000	—	—	3,850,000

L. Peters	—	343,952	—	—	651,884

R. Johnson	—	604,888	—	—	1,151,729

R. McHugh	—	465,000	—	—	915,000

G. Bahler	—	405,000	—	—	804,638

(1)

The amounts shown in column (c) in the table above are reported as 2012 compensation in the Summary Compensation Table and reflect the cash portion of the earned long-term incentive award for the 2011-2012 performance measurement period. The payout of these amounts to the named executives is automatically deferred under the terms of the award and will be paid in March 2014, provided the executives remain employed by the Company on the payout date. No earnings are accrued on these amounts.

(2)

The aggregate balances shown in column (f) equal the sum of the amounts shown in column (c) for the 2011-2012 long-term performance measurement period plus the cash portion of the executives’ earned long-term incentive awards for the 2010-2011 performance measurement period reported as 2011 compensation that was paid out in March 2013, as follows:

Name	Earned Cash Long-Term Incentive Award For the 2010-2011 Performance Period Paid in March 2013

K. Hicks	1,925,000

L. Peters	307,932

R. Johnson	546,841

R. McHugh	450,000

G. Bahler	399,638

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The executives’ employment agreements and certain of the plans and programs that executives participate in require the Company to pay compensation to the executives if their employment terminates in certain circumstances. The estimated amount of compensation, benefits, and vesting of restricted stock (“RS”), restricted stock units (“RSUs”), and stock options (“Options”) that may be payable to the named executives following termination of their employment, including amounts already vested, is stated in the tables below. The information in the tables assumes a termination date of February 2, 2013.

KEN C. HICKS

Reason for Termination	Severance Payment	Vesting of RS, RSUs and Options	Long-Term Incentive Payout Eligibility	SERP Benefit	Excess Cash Balance Plan Benefit	Senior Executive Life Insurance	Total

By Company Without Cause or By Executive if Company Breaches Employment Agreement	$6,458,625	RSUs: $3,531,237	—	—	$128,525	—	$10,118,387
	(1)	(2)			(3)

Executive Resigns Before End of Term	—	—	—	—	$128,525	—	$128,525
					(3)

Following Change in Control: By Executive for Good Reason or By Company Without Cause	$4,975,000	RS: $1,728,000 RSUs: $6,709,409 Options: $8,278,010	$2,406,250	—	$128,525	—	$24,225,194
(4)	(5)(6)	(7)(8)	(9)		(3)

Disability	—	RS: $1,728,000	$4,331,250	$1,338,955	$128,525	—	$20,931,745
		RSUs: $8,475,010
		Options: $4,930,005
		(8)(10)(11)	(12)	(13)	(3)

Death	—	RS: $1,728,000	$4,331,250	$1,338,955	$128,525	$1,100,000	$22,031,745
		RSUs: $8,475,010
		Options: $4,930,005
		(7)(9)(10)	(12)	(13)	(3)	(14)

Retirement	—	RSUs: $8,475,010	—	—	$128,525	—	$13,533,540
		Options: $4,930,005
		(8)(11)			(3)

Cause	—	—	—	—	$128,525 (3)	—	$128,525

Notes to Table on Ken C. Hicks

(1)	This severance amount includes the following items provided for under Mr. Hicks’ employment agreement:

-

Salary continuation for 24 months. Payment of the first six months of salary continuation would be made six months following termination, and the remaining payments would then be made on a monthly basis.

-

Annual bonus for 2012. Payment of this bonus would be made at the same time as payments are made to other participants in the plan and within two and one-half months following the end of the 2012 fiscal year.

-

Cash portion of the long-term incentive earned for the 2011-2012 performance measurement period. The long-term incentive earned for this performance period is payable one-half in cash and one-half in restricted stock units (“RSUs”) and is based on the achievement of the performance goals at the maximum payout level. The cash portion of the earned long-term incentive for this period would be paid out in March 2014 at the same time as the payouts are made to the other participants.

-	Outplacement. The approximate cost of one year of outplacement services ($25,000).

(2)

Represents the value of the 102,177 RSUs earned at the maximum performance level for the 2011-2012 long-term incentive performance period, valued at the closing price ($34.56) of the Company’s Common Stock on February 1, 2013. This stock portion of the earned long-term incentive for this period would be paid out in March 2014 at the same time as the payouts are made to the other participants. The actual value of the stock portion of the long-term incentive payable to the executive in March 2014 would depend upon the Company’s stock price at that time.

(3)

Benefit payable as of February 2, 2013 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)	This covers termination by the Company without Cause or by the executive for Good Reason during the two-year period following a Change in Control.

(5)

The severance amount equals two times the sum of executive’s annual base salary plus annual bonus at target. Payment would be made in a lump sum six months following termination. The severance amount also includes the approximate cost of one year of outplacement services ($25,000).

(6)

If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue Code, then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(7)

The amount for restricted stock is the value of 50,000 shares of restricted stock that would vest. The amount for the RSUs is the value of the RSUs that the executive would have been entitled to receive under the long-term incentive program based on the (i) maximum level of achievement of the performance goals for the 2010-2011 performance measurement period (127,484 RSUs), (ii) target level of achievement of the performance goals for the 2011-2012 performance period (51,089 RSUs), and (iii) pro rated target level achievement of the performance goals for the 2012-2013 performance measurement period (15,565 RSUs). The RSUs would become immediately vested and payable. The restricted stock and RSUs were valued at $34.56.

(8)	The options amount represents the intrinsic value of the stock options on February 2, 2013.

(9)

Upon a Change in Control, the Compensation and Management Resources Committee may, but is not required to, approve a pro rata payment to a participant under the Long-Term Incentive Compensation Plan. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the long-term incentive for (i) the 2010-2011 performance measurement period at the target payout level ($962,500), (ii) the 2011-2012 performance period at the target payout level ($962,500), and (iii) the 2012-2013 performance measurement period at the target payout level pro rated to the termination date ($481,250). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(10)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 50,000 shares of restricted stock, valued at $34.56.

(11)

The amount for the RSUs is the value of the RSUs that the executive would have been entitled to receive under the long-term incentive program based on (i) the maximum level of achievement of the performance goals for the 2010-2011 performance measurement period (127,484 RSUs), (ii) the maximum level of achievement of the performance goals for the 2011-2012 performance measurement period (102,177 RSUs), and (iii) a target level achievement of the performance goals for the 2012-2013 performance period, pro rated to the termination date (15,565 RSUs). The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2013, 2014 and 2015, as applicable. The RSUs were valued at $34.56. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2013, 2014 and 2015.

(12)

The Compensation and Management Resources Committee may, but is not obligated to, approve a pro rata payment under the Long-Term Incentive Compensation Plan following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the long-term incentive for (i) the 2010-2011 performance measurement period based on the maximum level of achievement of the performance goals ($1,925,000), (ii) the 2011-2012 performance measurement period based on the maximum level of achievement of the performance goals ($1,925,000), and (iii) the 2012-2013 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($481,250). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2013, 2014 and 2015, as applicable.

(13)	Benefit under the Supplemental Executive Retirement Plan payable in a lump sum following the determination of disability or the date of death.

(14)	Senior executive life insurance is payable following death in a lump sum to the executive’s beneficiary.

LAUREN B. PETERS

Reason for Termination	Severance Payment	Vesting of RS, RSUs and Options	Long- Term Incentive Payout Eligibility	SERP Benefit	Excess Cash Balance Plan Benefit	Continuation of Health Benefits	Senior Executive Life Insurance	Total

By Company Without Cause	$500,000	—	—	$693,901	$113,398	$1,004,163	—	$2,311,462
	(1)			(2)	(3)	(4)

By Executive for Good Reason	$500,000	Options: $653,255	—	$693,901	$113,398	$1,004,163	—	$2,964,717
	(1)	(5)		(2)	(3)	(4)

Executive Resigns Before End of Term	—	—	—	$693,901	$113,398	$1,004,163	—	$1,811,462
				(2)	(3)	(4)

Following Change in Control: By Executive for Good Reason or By Company Without Cause	$1,500,000	RS: $691,200 RSUs: $1,097,107 Options: $1,100,448	$419,692	$693,901	$113,398	$1,004,163	—	$6,619,909
(6)	(7)	(5)(8)	(9)	(2)	(3)	(4)

Disability	—	RS: $691,200 RSUs: $1,402,220 Options: $653,255	$745,634	$693,901	$113,398	$1,004,163	—	$5,303,771
		(5)(10)(11)	(12)	(13)	(3)	(4)(14)

Death	—	RS: $691,200 RSUs: $1,402,220 Options: $653,255	$745,634	$693,901	$113,398	—	$500,000	$4,799,608
		(5)(10)(11)	(12)	(13)	(3)		(15)

Retirement	—	—	—	—	—	—	—	—
(16)

Cause	—	—	—	—	$113,398 (3)	—	—	$113,398

Notes to Table on Lauren B. Peters

(1)	The severance amount equals 52 weeks’ salary and would be payable six months following termination.

(2)

This amount is the total benefit payable under the Supplemental Executive Retirement Plan (“SERP”). The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)

Benefit payable as of February 2, 2013 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)

Executive would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. Executive would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(5)	The options amount represents the intrinsic value of the stock options on February 2, 2013.

(6)	This covers termination by the Company without Cause or by the executive for Good Reason within 24 months following a Change in Control.

(7)

The severance amount equals three times the executive’s annual salary. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue Code, then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject her to the excise tax, as long as the reduced amount would result in a greater benefit to her compared to the unreduced amount on a net after-tax basis.

(8)

The amount for restricted stock is the value of 20,000 shares of restricted stock that would vest. The amount for the RSUs is the value of the RSUs that the executive would have been entitled to receive under the long-term incentive program based on the (i) maximum level of achievement of the performance goals for the 2010-2011 performance measurement period (19,882 RSUs), (ii) target level of achievement of the performance goals for the 2011-2012 performance period (8,830 RSUs), and (iii) pro rated target level achievement of the performance goals for the 2012-2013 performance measurement period (3,033 RSUs). The RSUs would become immediately vested and payable. The restricted stock and RSUs were valued at $34.56.

(9)

Upon a Change in Control, the Compensation and Management Resources Committee may, but is not required to, approve a pro rata payment to a participant under the Long-Term Incentive Compensation Plan. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the long-term incentive for (i) the 2010-2011 performance measurement period at the target payout level ($153,966), (ii) the 2011-2012 performance period at the target payout level ($171,976), and (iii) the 2012-2013 performance measurement period at the target payout level pro rated to the termination date ($93,750). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(10)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 20,000 shares of restricted stock, valued at $34.56.

(11)

The RSUs amount is the value of the RSUs that the executive would have been entitled to receive under the long-term incentive program based on (i) the maximum level of achievement of the performance goals for the 2010-2011 performance measurement period (19,882 RSUs), (ii) the maximum level of achievement of the performance goals for the 2011-2012 performance measurement period (17,659 RSUs), and (iii) a target level achievement of the performance goals for the 2012-2013 performance period, pro rated to the termination date (3,033 RSUs). The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2013, 2014 and 2015, as applicable. The RSUs were valued at $34.56. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2013, 2014 and 2015.

(12)

The Compensation and Management Resources Committee may, but is not obligated to, approve a pro rata payment under the Long-Term Incentive Compensation Plan following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the long-term incentive for (i) the 2010-2011 performance measurement period based on the maximum level of achievement of the performance goals ($307,932), (ii) the 2011-2012 performance measurement period based on the maximum level of achievement of the performance goals ($343,952), and (iii) the 2012-2013 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($93,750). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2013, 2014 and 2015, as applicable.

(13)	Benefit under the SERP payable in a lump sum following the determination of disability or the date of death.

(14)	The benefit amount assumes the executive does not qualify for disability benefits under Medicare.

(15)	Senior executive life insurance benefit is payable following death in a lump sum to the executive’s beneficiary.

(16)	Executive was not eligible for retirement as of February 2, 2013.

RICHARD A. JOHNSON

Reason for Termination	Severance Payment	Vesting of RS, RSUs and Options	Long- Term Incentive Payout Eligibility	SERP Benefit	Excess Cash Balance Plan Benefit	Continuation of Health Benefits	Senior Executive Life Insurance	Total

By Company Without Cause	$850,000	—	—	$895,436	$195,924	$891,915	—	$2,833,275
	(1)			(2)	(3)	(4)

By Executive for Good Reason	$850,000	Options: $997,597	—	$895,436	$195,924	$891,915	—	$3,830,872
	(1)	(5)		(2)	(3)	(4)

Executive Resigns Before End of Term	—	—	—	$895,436	$195,924	$891,915	—	$1,983,275
				(2)	(3)	(4)

Following Change in Control: By Executive for Good Reason or By Company Without Cause	$2,550,000	RS: $4,147,200 RSUs: $2,013,016 Options: $1,535,710	$788,364	$895,436	$195,924	$891,915	—	$13,017,565
(6)	(7)	(5)(8)	(9)	(2)	(3)	(4)

Disability	—	RS: $4,147,200 RSUs: $2,556,369 Options: $997,597	$1,364,229	$895,436	$195,924	$891,915	—	$11,048,670
		(5)(10)(11)	(12)	(13)	(3)	(4)(14)

Death	—	RS: $4,147,200 RSUs: $2,556,369 Options: $997,597	$1,364,229	$895,436	$195,924	—	$850,000	$11,006,755
		(5)(10)(11)	(12)	(13)	(3)		(15)

Retirement		RSUs: $2,556,369 Options: $997,597	$1,364,229	$895,436	$195,924	$891,915	—	$6,901,470
		(10)(11)	(12)	(2)	(3)	(4)

Cause	—	—	—	—	$195,924 (3)	—	—	$195,924

Notes to Table on Richard A. Johnson

(1)	The severance amount equals 52 weeks’ salary and would be payable six months following termination.

(2)

This amount is the total benefit payable under the Supplemental Executive Retirement Plan (“SERP”). The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)	Benefit payable as of February 2, 2013 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)

Executive would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. Executive would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(5)	The options amount represents the intrinsic value of the stock options on February 2, 2013.

(6)	This covers termination by the Company without Cause or by the executive for Good Reason within 24 months following a Change in Control.

(7)

The severance amount equals three times the executive’s annual salary. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue Code, then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(8)

The RS amount is the value of 120,000 shares of restricted stock that would immediately vest. The RSUs amount is the value of the RSUs that the executive would have been entitled to receive under the long-term incentive program based on the (i) maximum level of achievement of the performance goals for the 2010-2011 performance measurement period (35,652 RSUs), (ii) target level of achievement of the performance goals for the 2011-2012 performance period (15,722 RSUs), and (iii) pro rated target level achievement of the performance goals for the 2012-2013 performance measurement period (6,873 RSUs). The RSUs would become immediately vested and payable. The restricted stock and RSUs were valued at $34.56.

(9)

Upon a Change in Control, the Compensation and Management Resources Committee may, but is not required to, approve a pro rata payment to a participant under the Long-Term Incentive Compensation Plan. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the long-term incentive for (i) the 2010-2011 performance measurement period at the target payout level ($273,420), (ii) the 2011-2012 performance period at the target payout level ($302,444), and (iii) the 2012-2013 performance measurement period at the target payout level pro rated to the termination date ($212,500). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(10)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 120,000 shares of restricted stock, valued at $34.56.

(11)

The RSUs amount is the value of the RSUs that the executive would have been entitled to receive under the long-term incentive program based on (i) the maximum level of achievement of the performance goals for the 2010-2011 performance measurement period (35,652 RSUs), (ii) the maximum level of achievement of the performance goals for the 2011-2012 performance measurement period (31,444 RSUs), and (iii) a target level achievement of the performance goals for the 2012-2013 performance period, pro rated to the termination date (6,873 RSUs). The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2013, 2014 and 2015, as applicable. The RSUs were valued at $34.56. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2013, 2014 and 2015.

(12)

The Compensation and Management Resources Committee may, but is not obligated to, approve a pro rata payment under the Long-Term Incentive Compensation Plan following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the long-term incentive for (i) the 2010-2011 performance measurement period based on the maximum level of achievement of the performance goals ($546,841), (ii) the 2011-2012 performance measurement period based on the maximum level of achievement of the performance goals ($604,888), and (iii) the 2012-2013 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($212,500). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2013, 2014 and 2015, as applicable.

(13)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

(14)	The benefit amount assumes the executive does not qualify for disability benefits under Medicare.

(15)	Senior executive life insurance benefit is payable following death in a lump sum to the executive’s beneficiary.

ROBERT W. MCHUGH

Reason for Termination	Severance Payment	Vesting of RS, RSUs and Options	Long- Term Incentive Payout Eligibility	SERP Benefit	Excess Cash Balance Plan Benefit	Continuation of Health Benefits	Senior Executive Life Insurance	Total

By Company Without Cause	$635,000	—	—	$612,919	$175,100	$891,915	—	$2,314,934
	(1)			(2)	(3)	(4)

By Executive for Good Reason	$635,000	Options: $991,529	—	$612,919	$175,100	$891,915	—	$3,306,463
	(1)	(5)		(2)	(3)	(4)

Executive Resigns Before End of Term	—	—	—	$612,919	$175,100	$891,915	—	$1,679,934
				(2)	(3)	(4)

Following Change in Control: By Executive for Good Reason or By Company Without Cause	$1,905,000	RS: $691,200 RSUs: $1,589,553 Options: $1,517,511	$576,563	$612,919	$175,100	$891,915	—	$7,959,761
(6)	(7)	(5)(8)	(9)	(2)	(3)	(4)

Disability	—	RS: $691,200 RSUs: $2,016,058 Options: $991,529	$1,034,063	$612,919	$175,100	$891,915	—	$6,412,784
		(5)(10)(11)	(12)	(13)	(3)	(4)(14)

Death	—	RS: $691,200 RSUs: $2,016,058 Options: $991,529	$1,034,063	$612,919	$175,100	—	—	$5,520,869
		(5)(10)(11)	(12)	(13)	(3)

Retirement	—	—	—	—	—	—	—	—
(15)

Cause	—	—	—	—	$175,100 (3)	—	—	$175,100

Notes to Table on Robert W. McHugh

(1)	The severance amount equals 52 weeks’ salary and would be payable six months following termination.

(2)

This amount is the total benefit payable under the Supplemental Executive Retirement Plan (“SERP”). The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)

Benefit payable as of February 2, 2013 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)

Executive would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. Executive would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(5)	The options amount represents the intrinsic value of the stock options on February 2, 2013.

(6)	This covers termination by the Company without Cause or by the executive for Good Reason within 24 months following a Change in Control.

(7)

The severance amount equals three times the executive’s annual salary. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue Code, then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(8)

The RS amount is the value of 20,000 shares of restricted stock that would immediately vest. The RSUs amount is the value of the RSUs that the executive would have been entitled to receive under the long-term incentive program based on the (i) maximum level of achievement of the performance goals for the 2010-2011 performance measurement period (29,802 RSUs), (ii) target level of achievement of the performance goals for the 2011-2012 performance period (12,341 RSUs), and (iii) pro rated target level achievement of the performance goals for the 2012-2013 performance measurement period (3,851 RSUs). The RSUs would become immediately vested and payable. The restricted stock and RSUs were valued at $34.56.

(9)

Upon a Change in Control, the Compensation and Management Resources Committee may, but is not required to, approve a pro rata payment to a participant under the Long-Term Incentive Compensation Plan. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the long-term incentive for (i) the 2010-2011 performance measurement period at the target payout level ($225,000), (ii) the 2011-2012 performance period at the target payout level ($232,500), and (iii) the 2012-2013 performance measurement period at the target payout level pro rated to the termination date ($119,063). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(10)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 20,000 shares of restricted stock, valued at $34.56.

(11)

The RSUs amount is the value of the RSUs that the executive would have been entitled to receive under the long-term incentive program based on (i) the maximum level of achievement of the performance goals for the 2010-2011 performance measurement period (29,802 RSUs), (ii) the maximum level of achievement of the performance goals for the 2011-2012 performance measurement period (24,682 RSUs), and (iii) a target level achievement of the performance goals for the 2012-2013 performance period, pro rated to the termination date (3,851 RSUs). The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2013, 2014 and 2015, as applicable. The RSUs were valued at $34.56. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2013, 2014 and 2015.

(12)

The Compensation and Management Resources Committee may, but is not obligated to, approve a pro rata payment under the Long-Term Incentive Compensation Plan following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the long-term incentive for (i) the 2010-2011 performance measurement period based on the maximum level of achievement of the performance goals ($450,000), (ii) the 2011-2012 performance measurement period based on the maximum level of achievement of the performance goals ($465,000), and (iii) the 2012-2013 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($119,063). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2013, 2014 and 2015, as applicable.

(13)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

(14)	The benefit amount assumes the executive does not qualify for disability benefits under Medicare.

(15)	Executive was not eligible for retirement as of February 2, 2013.

GARY M. BAHLER

Reason for Termination	Severance Payment	Vesting of RS, RSUs and Options	Long- Term Incentive Payout Eligibility	SERP Benefit	Excess Cash Balance Plan Benefit	Continuation of Health Benefits	Senior Executive Life Insurance	Total

By Company Without Cause	$996,923	—	—	$1,276,327	$559,295	$546,227	—	$3,378,772
	(1)			(2)	(3)	(4)

By Executive for Good Reason	$996,923	Options: $548,177	—	$1,276,327	$559,295	$546,227	—	$3,926,949
	(1)	(5)		(2)	(3)	(4)

Executive Resigns Before End of Term	—	—	—	$1,276,327	$559,295	$546,227	—	$2,381,849
				(2)	(3)	(4)

Following Change in Control: By Executive for Good Reason or By Company Without Cause	$1,620,000	RSUs: $1,399,369 Options: $863,570	$503,569	$1,276,327	$559,295	$546,227	—	$6,768,357
(6)	(7)	(5)(8)	(9)	(2)	(3)	(4)

Disability	—	RSUs: $1,770,820 Options: $548,177	$905,888	$1,276,327	$559,295	$546,227	—	$5,606,734
		(5)(10)	(11)	(12)	(3)	(4)(13)

Death	—	RSUs: $1,770,820 Options: $548,177	$905,888	$1,276,327	$559,295	—	$540,000	$5,600,507
		(5)(10)	(11)	(12)	(3)		(14)

Retirement	—	RSUs: $1,770,820 Options: $548,177	$905,888	$1,276,327	$559,295	$546,227	—	$5,606,734
		(5)(10)	(11)	(2)	(3)	(4)

Cause	—	—	—	—	$559,295 (3)	—	—	$559,295

Notes to Table on Gary M. Bahler

(1)	The severance amount equals three times the executive’s weekly salary multiplied by his 32 years of service and would be payable six months following termination.

(2)

This amount is the total benefit payable under the Supplemental Executive Retirement Plan (“SERP”). The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)

Benefit payable as of February 2, 2013 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)	Executive would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. Executive would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(5)	The options amount represents the intrinsic value of the stock options on February 2, 2013.

(6)	This covers termination by the Company without Cause or by the executive for Good Reason within 24 months following a Change in Control.

(7)

The severance amount equals three times the executive’s annual salary. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue Code, then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(8)

The RSUs amount is the value of the RSUs that the executive would have been entitled to receive under the long-term incentive program based on the (i) maximum level of achievement of the performance goals for the 2010-2011 performance measurement period (26,467 RSUs), (ii) target level of achievement of the performance goals for the 2011-2012 performance period (10,749 RSUs), and (iii) pro rated target level achievement of the performance goals for the 2012-2013 performance measurement period (3,275 RSUs). The RSUs would become immediately vested and payable. The RSUs were valued at $34.56.

(9)

Upon a Change in Control, the Compensation and Management Resources Committee may, but is not required to, approve a pro rata payment to a participant under the Long-Term Incentive Compensation Plan. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the long-term incentive for (i) the 2010-2011 performance measurement period at the target payout level ($199,819), (ii) the 2011-2012 performance period at the target payout level ($202,500), and (iii) the 2012-2013 performance measurement period at the target payout level pro rated to the termination date ($101,250). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(10)

The RSUs amount is the value of the RSUs that the executive would have been entitled to receive under the long-term incentive program based on (i) the maximum level of achievement of the performance goals for the 2010-2011 performance measurement period (26,467 RSUs), (ii) the maximum level of achievement of the performance goals for the 2011-2012 performance measurement period (21,497 RSUs), and (iii) a target level achievement of the performance goals for the 2012-2013 performance period, pro rated to the termination date (3,275 RSUs). The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2013, 2014 and 2015, as applicable. The RSUs were valued at $34.56. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2013, 2014 and 2015.

(11)

The Compensation and Management Resources Committee may, but is not obligated to, approve a pro rata payment under the Long-Term Incentive Compensation Plan following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the long-term incentive for (i) the 2010-2011 performance measurement period based on the maximum level of achievement of the performance goals ($399,638), (ii) the 2011-2012 performance measurement period based on the maximum level of achievement of the performance goals ($405,000), and (iii) the 2012-2013 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($101,250). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2013, 2014 and 2015, as applicable.

(12)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

(13)	The benefit amount assumes the executive does not qualify for disability benefits under Medicare.

(14)	Senior executive life insurance benefit is payable following death in a lump sum to the executive’s beneficiary.

RETIREMENT PLANS

Foot Locker Retirement Plan

The Foot Locker Retirement Plan (the “Retirement Plan”) is a defined benefit plan with a cash balance formula, which covers eligible employees of the Company and substantially all of our United States subsidiaries. All qualified employees who are at least 21 years old with one year of service are covered by the Retirement Plan. Plan participants become fully vested in their benefits under this plan generally upon completion of three years of service or upon reaching normal retirement age (age 65) while actively employed.

Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated annually based upon a percentage of the participant’s W-2 Compensation, as defined in the Retirement Plan. This percentage is determined by the participant’s years of service with the Company as of the beginning of each calendar year. The following table shows the percentage used to determine credits at the years of service indicated.

Years of Service	Percent of All W-2 Compensation	+	Percent of W-2 Compensation Over $22,000
Less than 6	1.10		0.55
6–10	1.50		0.75
11–15	2.00		1.00
16–20	2.70		1.35
21–25	3.70		1.85
26–30	4.90		2.45
31–35	6.60		3.30
More than 35	8.90		4.45

In addition, all balances in the participants’ accounts earn interest at the fixed rate of 6 percent, which is credited annually. At retirement or other termination of employment, an amount equal to the vested balance then credited to the account under the Retirement Plan is payable to the participant in the form of a qualified joint and survivor annuity (if the participant is married) or a life annuity (if the participant is not married). The participant may elect to waive the annuity form of benefit and receive benefits under the plan upon retirement in an optional annuity form or an immediate or deferred lump sum, or, upon other termination of employment, in a lump sum. Additional optional forms of payment are available to participants who were participating in the Retirement Plan as of December 31, 1995.

Foot Locker Excess Cash Balance Plan

The Internal Revenue Code limits annual retirement benefits that may be paid to, and the compensation that may be taken into account in calculating benefits for, any person under a qualified retirement plan such as the Foot Locker Retirement Plan. Accordingly, for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of the Retirement Plan, exceeds the limitations of the Internal Revenue Code, the Company has adopted the Foot Locker Excess Cash Balance Plan (the “Excess Plan”). The Excess Plan is an unfunded, nonqualified benefit plan, under which the individual is paid the difference between the Internal Revenue Code limitations and the retirement benefit to which he or she would otherwise be entitled under the Retirement Plan.

Early Retirement Eligibility

The Foot Locker Retirement Plan provides for a reduced benefit payment to a participant who retires after reaching early retirement age but prior to normal retirement age. Early retirement age is defined under the Retirement Plan and Excess Plan as age 55 with at least 5 years of vesting service. Mr. Johnson and Mr. Bahler are the only named executive officers currently eligible for early retirement under these plans.

Foot Locker Supplemental Executive Retirement Plan

In addition, the Foot Locker Supplemental Executive Retirement Plan (the “SERP”), which is an unfunded, nonqualified benefit plan, provides for payment by the Company of supplemental retirement, death and disability benefits to certain executive officers and certain other key employees of the Company and its subsidiaries who participate in this plan. The Compensation and Management Resources Committee sets an annual targeted incentive award under the SERP for each participant consisting of a percentage of salary and bonus based on the Company’s performance against target. Achievement of the target causes an 8 percent credit to a participant’s account for that year. The applicable percentage for the year increases or decreases proportionately to the percentage of the Company’s performance in relation to the target, but may not be less than 4 percent or more than 12 percent in any year. Participants’ accounts accrue simple interest at the rate of 6 percent annually.

The named executive officers and four other executive officers of the Company currently participate in the SERP. Participants in the SERP prior to May 26, 2011 are eligible to receive a benefit only if their age plus years of service at retirement equals at least 65. For persons who become participants in the SERP on or after this date, they would be eligible to receive a benefit only if they are at least age 55 at retirement with 10 years of service. Each of the named executive officers participated in the SERP on May 26, 2011 and, other than Mr. Hicks, has age plus years of service totaling at least 65.

If a participant’s employment terminates due to death or disability, he (or his estate) would be entitled to payment of his SERP balance. A participant’s SERP benefit is paid in 12 quarterly installments following retirement, with the first two quarters payable no earlier than six months following retirement. Upon death or disability, a participant’s SERP benefit is paid in a lump sum. The SERP provides for the continuation of medical and dental insurance benefits if an executive meets the applicable age and service requirements when his employment terminates. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. The terminated executive would be required to pay the insurance premium applicable to actively employed senior executives, including any increases in the premiums, and the Company would pay the difference between the actual premium rate and the active employee rate.

Payment of Retirement Benefits

The table below provides the present value of the accumulated benefit payable to each of the named executives and the years of service credited to each of them under the Foot Locker Retirement Plan, the Excess Plan, and the SERP determined using interest rate and mortality rate assumptions consistent with those used in our 2012 financial statements.

PENSION BENEFITS

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
K. Hicks	Retirement Plan	3	10,695	0
	Excess Plan	3	147,627
	SERP	4	1,314,345

			1,472,667

L. Peters	Retirement Plan	14	122,961	0
	Excess Plan	14	166,304
	SERP	11	666,480

			955,745

R. Johnson	Retirement Plan	14	113,951	0
	Excess Plan	14	260,429
	SERP	10	860,053

			1,234,433

R. McHugh	Retirement Plan	14	110,730	0
	Excess Plan	14	235,601
	SERP	8	588,698

			935,029

G. Bahler	Retirement Plan	31	403,288	0
	Excess Plan	31	622,804
	SERP	15	1,225,891

			2,251,983

Notes to Pension Benefits Table

(1)

In general, the present value of accumulated benefits was determined using the same measurement date (February 2, 2013) and assumptions used for financial reporting purposes. Expected retirement age for the Retirement Plan and the Excess Plan is equal to normal retirement age as defined by the plans. For the SERP, the age at which participants become eligible for retirement under the plan is used as the expected retirement age. The following are the key assumptions that were used in calculating the values in the table:

•	ASC 715 discount rate of 3.8 percent for the Retirement Plan; ASC 715 discount rate of 3.0 percent for the Excess Plan and the SERP.

•

Retirement age is assumed to be 65 for the Retirement Plan and the Excess Plan; for the SERP the retirement age is assumed to be when age plus years of service equals 65 for participants in the plan on May 26, 2011 and, for participants in the SERP after this date, when the participant reaches age 55 with 10 years of service.

•	Form of payment for the Retirement Plan and the Excess Plan is a lump sum; the form of payment for the SERP is 12 quarterly installments.

The years of service for the SERP reflect the number of years that the executive has been approved by the Compensation Committee as a participant in that plan. Mr. Hicks’ years of service under the Retirement Plan and the Excess Plan are less than the number of years of credited service under the SERP because of the requirement that an employee must complete a year of eligibility service before becoming eligible for participation in these plans.

Trust Agreement for Certain Benefit Plans

The Company has established a trust for certain benefit plans, arrangements, and agreements, including the Supplemental Executive Retirement Plan, the Foot Locker Excess Cash Balance Plan, the executive employment agreements, and other benefit plans, agreements or arrangements that may be covered at a later date (collectively, the “Benefit Obligations”). Under the trust agreement, if there is a Change in Control of the Company (as defined in the Trust agreement), the trustee would pay to the persons entitled to the Benefit Obligations the amounts to which they may become entitled under the Benefit Obligations. Upon the occurrence of a Potential Change in Control of the Company as defined in the trust agreement, the Company is required to fund the trust with an amount sufficient to pay the total amount of the Benefit Obligations. Following the occurrence, and during the pendency, of a Potential Change in Control, the trustee would be required to make payments of Benefit Obligations to the extent these payments are not made by the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of February 2, 2013 for compensation plans under which equity securities may be issued.

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))

Equity Compensation Plans Approved by Security Holders	5,907,281	$19.9263	7,021,818	(1)(2)
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total	5,907,281	$19.9263	7,021,818

Notes to Equity Compensation Plan Table

(1)	Includes 1,503,593 shares available for future issuance under the 2003 Employees Stock Purchase Plan (the “2003 Purchase Plan”) other than upon the exercise of an option, warrant or right.

Participating employees under the 2003 Purchase Plan may contribute up to 10 percent of their annual compensation to acquire shares of the Company’s Common Stock at 85 percent of the lower market price on one of two specified dates in each plan year.

(2)	The 2007 Stock Incentive Plan (the “2007 Plan”) currently is the only plan under which stock awards may be granted to directors, officers and other employees of Foot Locker.

Payouts under the Long-Term Incentive Compensation Plan may be made in cash or shares of Common Stock. If shares are used, they would be issued as Other Stock-Based Awards under the 2007 Plan.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Certificate of Incorporation provides that the Board of Directors be divided into three classes serving staggered three-year terms, each class to be as nearly equal in number as the other two. The terms of Maxine Clark and the three directors constituting Class I expire at the 2013 annual meeting. James E. Preston, Allen Questrom, and David Y. Schwartz will retire as directors at the conclusion of the 2013 annual meeting in accordance with the retirement policy for directors, which is described on Page 10. The Board has fixed the number of directors at 9 effective at the conclusion of this annual meeting.

Nominees

During 2012, the Nominating and Corporate Governance Committee (the “Nominating Committee”) conducted a search for potential director candidates whose experience, skills, qualifications, and independence met the criteria established by the Nominating Committee and reviewed with the Board. The Nominating Committee collected names of potential candidates from a national director membership firm, a firm providing director recruitment advisory services, and existing Foot Locker directors to develop a list of potential director candidates. The Nominating Committee reviewed and discussed the biographical and other background information on each person it identified as a potential director candidate. The Chair of the Nominating Committee and the Chief Executive Officer conducted interviews with each of the potential candidates prior to presenting Ms. Clark’s name to the Nominating Committee for consideration and recommendation to the full Board. Ms. Clark’s name was submitted by the Company’s Chief Executive Officer.

Ken C. Hicks, Guillermo Marmol, and Dona D. Young will be considered for election as directors in Class I, to serve for three-year terms expiring at the annual meeting in 2016. In order to even out the classes, Maxine Clark will be considered for election as a director in Class III for a two-year term expiring at the annual meeting in 2015. Each nominee has been nominated by the Board of Directors for election and has consented to serve. Mrs. Young and Mr. Hicks were elected to serve for their present terms at the 2010 annual meeting of shareholders, and Mr. Marmol was elected to serve for his present term at the 2011 annual meeting of shareholders. Ms. Clark was elected by the Board to serve for her present term on February 20, 2013. The five remaining directors will continue in office until the expiration of their terms at the 2014 or 2015 annual meeting. If, prior to the annual meeting, any nominee is not able to serve, then the persons designated as proxies for this meeting (Gary M. Bahler, Richard A. Johnson and Lauren B. Peters) will have full discretion to vote for another person to serve as a director in place of that nominee.

The biographies of each of the nominees and the continuing directors contain information regarding the person’s service as a director, business experience, director positions held currently and at any time during the last five years, and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director of your company. The ages shown are as of April 4, 2013. There are no family relationships among the directors or executive officers of the Company.

The Board of Directors recommends that shareholders vote FOR the election of the four identified nominees to the Board of Directors.

Nominee for Director
Term Expiring in 2015

Maxine Clark. Age 64. Chief Executive Bear of Build-A-Bear Workshop, Inc. Director of the Company since February 20, 2013.

Ms. Clark has served as Chief Executive Bear of Build-A-Bear Workshop, Inc. (international retail company) since she founded the company in 1997, and she served as its Chairman of the Board from April 2000 until November 2011. Ms. Clark is a director of Build-A-Bear Workshop, Inc., and she serves on the board of the St. Louis Regional Educational and Public Television Commission (KETC/Channel 9 Public Television), Barnes-Jewish Hospital in St. Louis, and the Goldfarb School of Nursing at Barnes-Jewish College. She is a past trustee of the International Council of Shopping Centers. Ms. Clark previously served as a director of J.C. Penney Company, Inc. (to 2010).

Ms. Clark has extensive experience in both domestic and international retailing, which includes founding and leading Build-A-Bear Workshop, serving as President of Payless ShoeSource, Inc., and serving for 19 years as an executive of The May Department Stores Company. She brings to our board significant experience in areas including strategic planning, real estate, and digital technology, which provides particularly useful background for her service as a member of the Finance and Strategic Planning Committee.

Nominees for Director
Terms Expiring in 2016

Ken C. Hicks. Age 60. The Company’s Chairman of the Board, President and Chief Executive Officer. Director of the Company since 2009.

Mr. Hicks has served as the Company’s Chairman of the Board since January 31, 2010, and President and Chief Executive Officer since August 17, 2009. He was President and Chief Merchandising Officer of J.C. Penney Company, Inc. (“JC Penney”), a national retail company, from 2005 to July 2009. He was President and Chief Operating Officer of Stores and Merchandise Operations of JC Penney from 2002 through 2004. Mr. Hicks is currently a director of Avery Dennison Corporation. He was a director of JC Penney from 2008 to July 2009.

Mr. Hicks has extensive experience as a retail company executive, including with JCPenney, Payless ShoeSource, Inc., Home Shopping Network, Inc., and May Department Stores Company, Inc. He serves as our Chairman of the Board, President and Chief Executive Officer. Prior to joining us in August 2009, Mr. Hicks was the President and Chief Merchandising Officer of J. C. Penney Co., Inc. He also serves on the board of another publicly traded company, Avery Dennison Corporation.

Guillermo G. Marmol. Age 59. President of Marmol & Associates. Director of the Company since 2011.

Mr. Marmol has served as President of Marmol & Associates, a consulting firm that provides advisory services and investment capital to early stage technology companies, since March 2007 and, prior to that, from October 2000 to 2003. He served as Division Vice President and a member of the Executive Committee of Electronic Data Systems Corporation, a global technology services company, from 2003 to 2007, and as a director and Chief Executive Officer of Luminant Worldwide Corporation, an internet professional services company, from 1998 to 2000. He served as Vice President and Chair of the Operating Committee of Perot Systems Corporation, an information technology and business solutions company, from 1995 to 1998. He began his career at McKinsey & Company, a management consulting firm, rising to increasingly senior positions with the firm, including the positions of Director and Senior Partner from 1990 to 1995, and was a leader of the organization and business process redesign practices. Mr. Marmol is a director of Information Services Group, Inc. and KERA/KXT North Texas Public Broadcasting Inc., and he is a member of the Board of Trustees of the Center for a Free Cuba in Arlington, Virginia.

Mr. Marmol has a significant background in information technology and systems, which is an area that is increasingly important as the marketplace becomes more heavily dependent on technology systems, including Internet and mobile device methods of purchasing by our customers. Through his long tenure as a management consultant focusing on strategic analysis and business processes, he brings valuable knowledge and expertise to his service on the Board, as Chair of the Audit Committee, and on the Finance and Strategic Planning Committee, particularly as the Company continues to implement its long-term strategic plan over the coming years.

Dona D. Young. Age 59. Retired Chairman, President and Chief Executive Officer of The Phoenix Companies, Inc. Director of the Company since 2001.

Mrs. Young retired in April 2009 as Chairman, President and Chief Executive Officer of The Phoenix Companies, Inc. (“Phoenix”), an insurance and asset management company, after a nearly 30-year career. During her six-year tenure as Chief Executive Officer of Phoenix, she oversaw a major restructuring of the company, including the spin-off of its asset management business in 2008. She currently engages in independent strategic advising and consulting with a focus on corporate social responsibility. She is a director of Wittenberg University in Springfield, Ohio, and a trustee of the Saint James School in Saint James, Maryland and Save the Children in Westport, Connecticut. She has previously served as a director of The Phoenix Companies, Inc., Wachovia Corporation, and Sonoco Products Company.

Mrs. Young brings to our board significant financial, business, and legal experience. Her long experience in the financial services sector, including service as both General Counsel and Chief Executive Officer of Phoenix, have given Mrs. Young extensive background in a number of areas, including financial reporting, leadership and talent development, and processes for analyzing and controlling risk. She also has broad experience in the areas of governance, board succession planning, and board composition, which provides particularly useful background for her service as Chair of our Nominating and Corporate Governance Committee. Mrs. Young has had experience serving as an independent director on the boards of two other publicly traded companies, and on the boards of non-profit organizations. She was a 2012, Advanced Leadership Fellow at Harvard University.

Directors Continuing in Office
Terms Expiring in 2015

Alan D. Feldman. Age 61. Retired Chairman of the Board, President and Chief Executive Officer of Midas, Inc. Director of the Company since 2005.

Mr. Feldman served as Chairman, President and Chief Executive Officer of Midas, Inc. (automotive repair and maintenance services) from May 1, 2006 to April 30, 2012, and as President and Chief Executive Officer of Midas from January 13, 2003 to April 30, 2006. He was an independent consultant from March 2002 to January 2003. Mr. Feldman is a director of John Bean Technologies Corporation and is a member of the Foundation Board of the University of Illinois. He was a director of Midas, Inc. from 2003 to April 30, 2012.

Mr. Feldman is a recognized business leader with a broad base of experience in independent, franchised retail operations, brand management and customer relations. He previously served as Chairman, President and Chief Executive Officer of Midas, Inc., and currently serves on the board of one other publicly traded company. Prior to joining Midas, his business experience included management positions at PepsiCo, Pizza Hut, and McDonald’s.

Jarobin Gilbert Jr. Age 67. President and Chief Executive Officer of DBSS Group, Inc. Director of the Company since 1981.

Mr. Gilbert has served as President and Chief Executive Officer of DBSS Group, Inc. (management, planning, and trade consulting services) since 1992. He served as non-executive Chairman of the Board of Directors of the Atlantic Mutual Companies to 2010. He was a director of PepsiAmericas, Inc. from 1994 to 2010 and a director of Midas, Inc. from 1998 to April 2012. Mr. Gilbert is a director of Harlem Partnership, Inc. and a permanent member of the Council on Foreign Relations.

Mr. Gilbert has long experience in international business matters, serving as a business consultant, with particular emphasis on international business arrangements. He has served on our board for many years, during which time he has developed an extensive knowledge of our business and our company history. He has also served on the boards of other publicly traded companies and chaired the Audit Committee of PepsiAmericas, Inc. Mr. Gilbert also served as lead director and non-executive Chairman of the Board of a mutual insurance company and is affiliated with several non- profit organizations, including as a director of the Harlem Partnership, Inc., a member of the American Council on Germany, and a permanent member of the Council on Foreign Relations.

Directors Continuing in Office
Terms Expiring in 2014

Nicholas DiPaolo. Age 71. Retired Vice Chairman of Bernard Chaus, Inc. Director of the Company since 2002.

Mr. DiPaolo served as Vice Chairman of Bernard Chaus, Inc. (apparel designer and manufacturer) from November 1, 2000 to June 23, 2005 and as Chief Operating Officer of Bernard Chaus from November 1, 2000 to October 18, 2004. Mr. DiPaolo is a director of JPS Industries and R.G. Barry Corporation. He previously was a director of Bernard Chaus, Inc.

Mr. DiPaolo has extensive experience as a senior executive of companies involved in the design and production of apparel, product development, and related financial matters. He served for four years as the Vice Chairman and Chief Operating Officer of Bernard Chaus, Inc., an apparel designer and manufacturer, and earlier in his career, as Chairman, President and Chief Executive Officer of Salant Corporation, a diversified apparel company. Mr. DiPaolo also serves on the boards of two other publicly traded companies, JPS Industries and R.G. Barry Corporation, and chairs the audit committees of both of those companies. Mr. DiPaolo’s broad base of business experience, as well as his depth of knowledge and experience with regard to financial matters, the retail industry, and Foot Locker’s business, make him particularly suitable to serve as our lead director.

Matthew M. McKenna. Age 62. President and Chief Executive Officer of Keep America Beautiful, Inc. Director of the Company since 2006.

Mr. McKenna has served as President and Chief Executive Officer of Keep America Beautiful, Inc. (non-profit community improvement and educational organization) since January 1, 2008. He was Senior Vice President of Finance of PepsiCo, Inc. (global snack and beverage company) from August 6, 2001 through December 31, 2007. Mr. McKenna serves on the board of the MTC Productions, Inc., a not-for-profit affiliate of Manhattan Theater Club, and Ignatian Volunteer Corps. He is also an adjunct professor at Fordham University School of Law in New York. He was a director of PepsiAmericas, Inc. from 2001 to 2010.

Mr. McKenna has had extensive experience in the areas of corporate taxation and finance, having served as a partner in a New York corporate law firm and as a senior financial officer of PepsiCo, Inc. In addition, he brings the perspective of the nonprofit sector in his current position as President and Chief Executive Officer of Keep America Beautiful, Inc. and through his service as an adjunct professor at Fordham University’s School of Law.

Cheryl Nido Turpin. Age 65. Retired President and Chief Executive Officer of the Limited Stores. Director of the Company since 2001.

Ms. Turpin served as President and Chief Executive Officer of the Limited Stores (retail merchants), a division of Limited Brands, Inc., from June 1994 to August 1997. Prior to that, she served as President and Chief Executive Officer of Lane Bryant, a subsidiary of The Limited Stores, Inc., from January 1990 to June 1994. Ms. Turpin served as a director of The Warnaco Group, Inc. from 2004 to February 13, 2013, and as a director of Stage Stores, Inc. from 2010 to 2011.

Ms. Turpin brings to our Board long experience as a retail company executive, most recently as President and Chief Executive Officer of Limited Stores, where she worked in a multi-divisional retail structure such as that of our Company. She previously served as a director of two other publicly traded companies, The Warnaco Group, Inc. and Stage Stores, Inc. Her retail background strongly complements the expertise of the Board, and her prior service as Chair of the Compensation Committees of Warnaco and Stage Stores provides particularly useful background for her service on our Compensation and Management Resources Committee.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year. We are asking shareholders at this meeting to ratify this appointment of KPMG LLP for 2013.

Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR Proposal 2.

Audit and Non-Audit Fees

The following table shows the fees we paid to KPMG for the audit of Foot Locker’s annual financial statements for 2012 and 2011, as well as the fees billed for other services KPMG provided during these two fiscal years.

Category	2012	2011
Audit Fees (1)	$2,815,000	$2,572,000
Audit-Related Fees (2)	803,000	555,000
Tax Fees (3)	267,000	153,000
All Other Fees	0	0

Total	$3,885,000	$3,280,000

Notes to Audit and Non-Audit Fees Table

(1)

Audit fees consisted of professional services provided in connection with the audit of our annual financial statements, reviews of financial statements included in our Form 10-Qs, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit-related fees consisted principally of audits of financial statements of certain employee benefit plans and certain due diligence services.

(3)	Tax fees consisted principally of assistance with matters related to tax compliance.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has a policy that all audit and non-audit services to be provided by our independent accountants, including services for our subsidiaries and affiliates, are to be approved in advance by the Audit Committee, regardless of the estimated cost for providing such services. Between meetings of the Committee, the Audit Committee has delegated this authority to the Chair of the Committee. In practice, these fees are normally approved by the Committee Chair and reviewed with the Audit Committee at a subsequent meeting. Management reviews with the Audit Committee at regularly scheduled meetings the total amount and nature of the audit and non-audit services provided by the independent accountants, including services for our subsidiaries and affiliates, since the Committee’s last meeting. None of the services pre-approved by the Audit Committee or the Chair of the Committee during 2012 utilized the de minimis exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission.

Audit Committee Report

In accordance with the charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities in the areas of the Company’s accounting policies and practices and financial reporting. The Committee has responsibility for appointing the independent accountants. The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting.

The Audit Committee consists of five independent directors, as independence is defined under the rules of The New York Stock Exchange. All of the Committee members meet the expertise requirements under the rules of The New York Stock Exchange.

The Audit Committee held eight meetings in 2012. At its meetings during 2012, the Committee discussed with management, KPMG LLP, the Company’s independent registered public accountants, and the Company’s internal auditors the assessment of the Company’s internal control over financial reporting. The Committee also discussed with KPMG its attestation report and opinion on the Company’s internal control over financial reporting contained in the Company’s 2012 Annual Report on Form 10-K.

The Audit Committee reviewed and discussed with management and KPMG the audited financial statements for the 2012 fiscal year, which ended February 2, 2013. The Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee, both with and without management present, discussed and reviewed the results of KPMG’s examination of the financial statements and the overall quality of the Company’s financial reporting.

The Audit Committee obtained from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence and any relationships that may affect its objectivity. The Audit Committee also considered whether the non-audit services provided by KPMG to the Company are compatible with maintaining KPMG’s independence. The Committee has satisfied itself that KPMG is independent.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Foot Locker’s Annual Report on Form 10-K for the 2012 fiscal year.

Guillermo G. Marmol, Chair
Nicholas DiPaolo
Jarobin Gilbert Jr.
Matthew M. McKenna
David Y. Schwartz

PROPOSAL 3:
APPROVAL OF THE 2013 FOOT LOCKER EMPLOYEES STOCK PURCHASE PLAN

The Board of Directors has adopted, subject to shareholder approval, the 2013 Foot Locker Employees Stock Purchase Plan (the “2013 Stock Purchase Plan”). We are seeking shareholder approval of this plan as the last purchase date under the currently existing 2003 Employees Stock Purchase Plan (the “Current Plan”) is June 1, 2013, and the Company believes that continuing to offer a plan through which eligible employees may choose to purchase shares of Foot Locker’s stock at a favorable price enhances our employees’ interest in the continued success of the Company.

We are asking shareholders at this meeting to approve the 2013 Stock Purchase Plan, which is substantially the same as the Current Plan. We are seeking an authorization of 3 million shares of the Company’s common stock under the new 2013 Stock Purchase Plan—the same number as authorized under the Current Plan—taking into consideration the expected ten-year life of the new plan and the employee purchase history over the last three years under the Current Plan. Participants in the Current Plan purchased 278,212 shares, 336,116 shares, and 218,362 shares on the annual purchase dates in 2010, 2011 and 2012, respectively. Based on the historic and projected future purchase patterns of participants in the Current Plan, the Board of Directors currently estimates that 3 million shares will be sufficient for the life of the 2013 Stock Purchase Plan.

For additional information on the Company’s share-based compensation, including with regard to the Current Plan, please refer to Note 21 to the Company’s financial statements in our 2012 Form 10-K.

Current Stock Purchase Plan

Under the Current Plan shareholders authorized the issuance of an aggregate of 3 million shares of common stock for purchase by eligible employees (as defined in that plan) of the Company and certain of its subsidiaries and divisions. Purchases of shares are made through payroll deductions, which may not exceed ten percent of a participating employee’s compensation (as described in the Current Plan). Officers of the Company, if otherwise eligible, may participate in the Current Plan. The price at which shares may be purchased under the Current Plan is 85 percent of the lesser of the fair market value of a share of common stock on one of two specified dates in each plan year. A participant may not purchase shares of stock having, in the aggregate, a fair market value greater than $25,000 under the Current Plan during any calendar year.

Out of the 3 million shares authorized under the Current Plan, a total of 1,496,407 shares were purchased by participating employees from June 1, 2004 through June 1, 2012, leaving a total of 1,503,593 shares currently available for purchase. The Current Plan will automatically terminate after the annual purchase date in 2013, which is June 1, 2013. No further shares may be purchased under the Current Plan after June 1, 2013, and any shares remaining in the Current Plan following the 2013 purchase date will not be carried over into the new plan. If shareholders approve the 2013 Stock Purchase Plan, we anticipate that the first date that shares of common stock will be purchased under the new plan will be on the annual purchase date in 2014.

Material Features of the 2013 Stock Purchase Plan

The following is only a summary of the principal features of the 2013 Stock Purchase Plan. This summary is qualified in its entirety by the complete text of the plan, which is attached as Appendix A. Capitalized terms used in this summary but that are not defined here have the meanings contained in the 2013 Stock Purchase Plan.

Purpose of the Plan. The 2013 Stock Purchase Plan is designed to provide eligible employees of Foot Locker and participating subsidiaries a convenient opportunity to purchase shares of the Company’s common stock at a favorable price by means of payroll deductions. The 2013 Stock Purchase Plan is intended to enhance our employees’ interest in the continued success of the Company, its subsidiaries and divisions, and to encourage employees to remain in the employ of the Company.

Administration. The 2013 Stock Purchase Plan is administered by the Compensation and Management Resources Committee of the Board of Directors, or a subcommittee thereof. This Committee is appointed by the Board and, under the 2013 Stock Purchase Plan, is required to consist of at least three non- employee members of the Board. The Committee has the authority to make, administer and interpret any rules and regulations regarding the Plan. The Board has the authority to add and remove members on the Committee, and to function as the Committee if no committee exists with the authority to administer the Plan.

Shares Offered. Under the 2013 Stock Purchase Plan, the Company is offering an aggregate of 3 million shares of common stock, subject to adjustment as provided below, for purchase by eligible employees. The shares to be issued under the 2013 Stock Purchase Plan may be either authorized and unissued shares or issued shares held in or acquired for the Company’s treasury account.

Eligible Employees. Each full-time employee of the Company or any participating subsidiary, who has continuously been a full-time employee of the Company or any participating subsidiary for at least three months, becomes an “eligible employee” under the 2013 Stock Purchase Plan as of the first date of grant following the completion of three months of employment. A full-time employee is one whose customary employment is not less than 20 hours per week and for not less than five months during any calendar year. As of February 2, 2013, there were approximately 3,929 eligible employees. Officers of the Company, provided they meet the eligibility requirements, may become eligible employees and participants under the 2013 Stock Purchase Plan. The non-employee directors of the Company may not participate in this plan.

Participating Subsidiaries. All subsidiaries of the Company substantially all of whose operations are conducted in the United States, except those specifically excluded by the Committee, and all other subsidiaries that are designated by the Committee, are “participating subsidiaries” whose employees are eligible to participate in the Plan, as long as such employees meet the other eligibility requirements.

Option to Purchase Shares. Each person who is an eligible employee on the date of grant in each plan year is automatically granted, as of that date, a non-cumulative option to purchase, on the annual purchase date in that plan year, up to but not more than that number of full shares of common stock determined by dividing $25,000 by the fair market value of a share on that date of grant. Options may be exercised only on the annual purchase date in the plan year in which they are granted, and may not be carried into any subsequent plan year.

Purchase of Shares. On the annual purchase date in each plan year, each participant in the 2013 Stock Purchase Plan who has accumulated sufficient payroll deductions (and accumulated interest thereon) is deemed to have exercised the option to purchase the shares at the purchase price. The purchase price of a share in each plan year is the lesser of 85 percent of the fair market value on the date of grant or 85 percent of the fair market value on the annual purchase date in that plan year. Fair market value is the average of the high and low prices of a share of common stock on the Composite Tape for New York Stock Exchange Listed Stocks, as reported by The Wall Street Journal.

Limitation on Payroll Deductions. A participant may authorize payroll deductions during any plan year up to but not exceeding 10 percent of his or her annual earnings for that plan year. A participant’s total purchase deductions, which are applied to purchase shares upon the exercise of his or her option on an annual purchase date, consist of the amount of payroll deductions made on behalf of the participant during a plan year plus accumulated interest on the payroll deductions. Interest, which is compounded quarterly, is paid on the amount of each participant’s accumulated payroll deductions at the rate of the Company’s cost for short-term funds as of the Friday before the date of grant, or as otherwise determined from time to time, by the Committee administering the 2013 Stock Purchase Plan.

Adjustment. The number of shares offered for purchase under the 2013 Stock Purchase Plan will be adjusted by the Board of Directors of the Company in the event of any subdivision of outstanding shares of common stock, the payment of a stock dividend, any reclassification of the common stock or any similar change affecting the Company’s capital structure.

Effective Date. If shareholders approve the 2013 Stock Purchase Plan, the first date of grant under this plan will be June 1, 2013 and the first date of purchase will be June 1, 2014. Unless sooner terminated for any reason by the Board, no options will be granted under the 2013 Stock Purchase Plan, and the plan will automatically terminate, immediately after the 2023 annual purchase date or such earlier date on which all of the shares offered under this plan have been purchased by participants. If the Board terminates the 2013 Stock Purchase Plan on any date during any plan year other than the defined annual purchase date in June, then the termination date will be deemed to be the annual purchase date for that plan year, and the 2013 Stock Purchase Plan will terminate immediately after such date.

Amendment or Termination of Plan. The Board may amend, modify, suspend, or discontinue the 2013 Stock Purchase Plan for any purpose required or permitted by law; provided, however, that no such amendment or modification shall (a) increase the number of shares offered under the plan (other than as provided above with respect to adjustments in cases of changes affecting the Company’s common stock), or (b) decrease the purchase price per share without the approval of the requisite vote of the Company’s shareholders.

U.S. Federal Income Tax. The option to purchase shares of common stock under the 2013 Stock Purchase Plan is intended to be an option granted pursuant to an “employee stock purchase plan,” as defined under Section 423 of the Internal Revenue Code. An employee who participates in the 2013 Stock Purchase Plan will not realize taxable income when the Company grants an option to purchase shares under the terms of the plan or when the employee exercises the option. If a participant holds his or her shares for more than one year after the annual purchase date (or, if the plan is terminated before the annual purchase date, for two years after the date of grant) or dies while owning the shares, an amount equal to the lesser of (i) the 15 percent discount from the fair market value of the shares on the date of grant or (ii) the excess of the sale price for the shares that are sold, or in the cases of death or other disposition, the fair market value of the shares on the date of death or other disposition, over the amount paid for the shares is taxable to the participant as ordinary income in the year of the sale, other disposition, or death. If the shares are held for the required periods, the Company will not be entitled to a deduction for federal income tax purposes upon the granting or exercise of the option by the participant.

If a participant sells or otherwise disposes of his or her shares within one year after the annual purchase date, the excess of the fair market value of the shares on the annual purchase date over the purchase price is recognized by the participant as ordinary income at the time of the sale or other disposition. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. In addition, for sales both within and after one year of the annual purchase date (but not in cases of death or other dispositions), capital gain or loss must be recognized in the year of sale. The amount of gain or loss is equal to the difference between the sale price and the sum of the purchase price plus the amount of ordinary income calculated above.

Miscellaneous.

All funds received or held by the Company under the 2013 Stock Purchase Plan may be used for the Company’s general corporate purposes.

Rights and options granted under the 2013 Stock Purchase Plan are not transferable or assignable. Except as otherwise provided below, an employee’s rights and any option granted to such employee under the 2013 Stock Purchase Plan shall terminate if and when he or she ceases to be an employee for any reason, and all amounts standing to his or her credit under this plan as of the employment termination date shall be refunded to the person. However, if an employee retires on any date permitted under the Company’s or any subsidiary’s retirement plan, or ceases to be a full-time employee due to a long-term disability covered by a long-term disability benefit plan of the Company or any subsidiary, and the effective date of such retirement or cessation of employment is within four months prior to the annual purchase date in a plan year, such person may continue to be a participant under the 2013 Stock Purchase Plan through and including the annual purchase date in that plan year, except that payroll deductions will stop as of the termination date, and such person may exercise his or her option to purchase shares on such date at the purchase price.

No employee may be granted an option under the 2013 Stock Purchase Plan if the employee, immediately after the option is granted, owns stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company.

A participant in the 2013 Stock Purchase Plan will have no rights of a shareholder of the Company unless and until the participant purchases one or more shares under this plan and the shares have been issued.

The fair market value of a share of the Company’s common stock, determined by calculating the average of the high and low prices of a share of common stock as reported on the Composite Tape for New York Stock Exchange Listed Stocks on April 2, 2013 was $33.865.

New Plan Benefits. The amounts of future purchases under the 2013 Stock Purchase Plan are not determinable because participation by eligible employees is voluntary; participation depends on each participant’s elections and the restrictions of Code Section 423 of the Internal Revenue Code and the 2013 Stock Purchase Plan; and the per-share purchase price depends on the value of the Company’s common stock on the date of grant and annual purchase date in each plan year. The table below shows the shares purchased by the named executive officers and other employees under the Current Plan in 2012 through payroll deductions plus accumulated interest on the payroll deductions, at the discounted purchase price of $21.02.

Name and Position	Number of Shares Purchased in 2012

K. Hicks, Chairman, President and CEO	580

L. Peters, EVP and CFO	0

R. Johnson, EVP and COO	1,010

R. McHugh, EVP-Operations Support	0

G. Bahler, SVP, General Counsel and Secretary	0

Executive Officers as a Group	4,620

Non-Executive Director Group	N/A

Non-Executive Officer Employee Group	213,742

The Board of Directors recommends a vote FOR Proposal 3.

PROPOSAL 4:
ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Board of Directors is asking you to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, as described in this proxy statement on Pages 23 through 67. This advisory “say-on-pay” vote is required under Section 14A of the Securities Exchange Act of 1934, as amended. Consistent with the preference expressed by a majority of our shareholders in 2011, we currently hold our say-on-pay vote every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on- pay vote will occur no later than 2016.

As described in detail under the heading “Compensation Discussion and Analysis” beginning on Page 23, our compensation program is designed to attract, motivate and retain talented retail executives in order to maintain and enhance the Company’s performance and its return to shareholders. In order to accomplish this, we have a compensation program for our executives, including the named executive officers, that ties pay closely to performance. A significant portion of the compensation provided to the named executive officers is based upon the Company’s performance or the performance of our share price, and we believe this compensation structure closely aligns the interests of our named executive officers with the interests of our shareholders. The more senior an executive’s position, the greater portion of his or her compensation that is tied to performance. We believe you should read the Compensation Discussion and Analysis and the compensation tables beginning on Page 37 and also consider the following factors in determining whether to approve this proposal:

•

2012 Results. In 2012 we had the financial and operating results shown in the following table. We achieved record sales, margin, earnings before interest and taxes, and earnings per share since becoming an athletic company. Our 2012 results represent continued strong progress toward the long-term objectives contained in our updated long-range strategic plan.

Financial Metrics	2011	2012	Long-Term Objectives

Sales	$5,623 million	$6,101 million	$7,500 million

Sales Per Gross Square Foot	$406	$443	$500

Earnings Before Interest and Taxes (EBIT) Margin	7.9%	9.9%	11%

Net Income Margin	5.0%	6.2%	7%

Return on Invested Capital (ROIC)	11.8%	14.2%	14%

The above table represents non-GAAP results. There is a reconciliation to GAAP on Pages 15-17 of our 2012 Form 10-K.

•

Significant Stock Ownership Requirements. The Company’s Stock Ownership Guidelines require that the named executive officers hold a significant amount of the Company’s Common Stock as a percentage of their base salaries. Mr. Hicks is required to hold six times his annual base salary; Ms. Peters and Messrs. Johnson and McHugh are required to hold three times their annual base salaries; and Mr. Bahler is required to hold two times his annual base salary. Each of the named executive officers has met or exceeded these guidelines.

•

Pay for Performance Culture. Our executive compensation program is designed to reinforce our pay-for-performance culture. Payouts under our annual bonus and long-term bonus plans are earned only if the Company performs.

•

Earned Payouts for Performance. Based upon the Company’s performance, payments were made to the named executive officers under the Annual Bonus Plan for 2012. Long-term incentive payouts were earned for the 2011-2012 performance measurement period and will be paid out in 2014. As described on Page 24 of the Compensation Discussion and Analysis, our long-term incentive program is based on a two-year performance measurement period with an additional one-year holding period, payable one-half in cash and one-half in equity if the goals are achieved.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation and Management Resources Committee of the Board of Directors. Our Board of Directors and the Compensation and Management Resources Committee values the opinions of all of our shareholders. The Compensation and Management Resources Committee will review and consider the results of this advisory vote. It is currently expected that shareholders will be given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with the Company’s 2014 annual meeting.

The Board of Directors recommends approval of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table, and the other related tables and disclosures.”

The Board of Directors recommends a vote FOR Proposal 4.

PROPOSAL 5:
SHAREHOLDER PROPOSAL TO REPEAL CLASSIFIED BOARD

If properly presented, we expect the following proposal (Proposal 5 on the proxy card and voting instruction form) to be presented at the Annual Meeting on behalf of the Treasurer of the State of North Carolina Equity Investment Fund Pooled Trust (the “Shareholder Proponent”), represented by the North Carolina State Treasurer, 325 North Salisbury Street, Raleigh, North Carolina 27603. The Company has been informed that the Shareholder Proponent is the owner of 274,610 shares of the Company’s Common Stock.

Resolution Proposed by Shareholder:

PROPOSAL TO REPEAL CLASSIFIED BOARD

RESOLVED, that shareholders of Foot Locker, Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2014 to be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2014 from completing the term for which such director was elected.

Shareholder’s Supporting Statement:

SUPPORTING STATEMENT

The proponent of this resolution is the State of North Carolina Equity Investment Fund Pooled Trust. The Shareholder Rights Project submitted the resolution on behalf of the North Carolina State Treasurer.

The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than two-thirds from 2000 to 2012, and during the period January 1, 2011 to June 30, 2012:

•	More than 50 S&P 500 companies brought management proposals to declassify their boards to a vote at annual meetings;

•	More than 50 precatory declassification proposals passed at annual meetings of S&P 500 companies; and

•	The average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies exceeded 75%.

The significant shareholder support for declassification proposals is consistent with empirical studies reporting that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

•	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Although one study (Bates, Becher and Lemmon, 2008) reports that classified boards are associated with higher takeover premiums, this study also reports that classified boards are associated with a lower likelihood of an acquisition and that classified boards are associated with lower firm valuation.

Please vote for this proposal to make directors more accountable to shareholders.

Company’s Statement in Opposition to Shareholder’s Proposal:

The Board has carefully considered this proposal and believes that it is not in the best interest of our shareholders. Consequently, the Board of Directors unanimously recommends that shareholders vote Against this proposal.

The Foot Locker Board takes very seriously our commitment, accountability, and fiduciary duty to all of the Company’s shareholders. Foot Locker has had a classified board—where at least one third of the full board stands for election at each annual meeting of shareholders—for many years in accordance with our Certificate of Incorporation that was adopted in a transaction approved by shareholders. Nevertheless, this classified structure is regularly reviewed and assessed by the Board as part of its overall corporate governance review. The shareholder proponent is represented and advised by an academic, law school clinical program that has represented a number of institutional investors on board declassification proposals at a wide array of companies. Our Board views important governance considerations, such as the classified board structure, through a Foot Locker-specific prism. What may be right for other companies may not be right for Foot Locker. We believe our shareholders should expect a company-specific focus from the Board as your investment is with Foot Locker.

The Board continues to believe that the classified board is appropriate for Foot Locker and is in the best interest of all shareholders for the following reasons.

•

Accountability. Directors who serve on a classified board are equally accountable to shareholders as directors who are elected annually. Director accountability and fiduciary responsibility exist not only in an election year but are inherent, continuous duties of each director in each class in each year of their class terms.

•

Continuity of Board Leadership. We strongly believe that a classified board provides the additional benefits of stability, continuity of board leadership, and institutional knowledge of our long history as a retailer and our strategic vision to be the world’s leading retailer of athletically inspired footwear and apparel. By its very nature, a classified board ensures that at any given time there will be experienced directors serving on our board who are fully immersed in and knowledgeable about our business plans, competition, trends, opportunities, risks, and challenges. Each year the Nominating and Corporate Governance Committee of the Board reviews the qualifications and performance of the directors prior to nominating them to stand for re-election. We believe the benefit of a classified board to the Company and our shareholders comes not from continuity alone—but rather from the continuity of highly qualified, engaged, and committed directors focused on long-term shareholder interests.

•

Independence. The Board believes that a significant majority of its members should be independent. Currently, 11 out of our 12 directors are independent. We believe that having a classified board, with directors elected to serve over multi-year terms, enhances independence, both from management and special interest groups whose particular agenda or goals may be of interest to certain shareholders but may not be in the best interest of all of our shareholders.

•

Unsolicited Takeover Protection. A classified board structure can help to protect our shareholders in the event of an unsolicited takeover offer. Because less than a majority of directors stand for election at each annual meeting under a classified board structure, a hostile bidder could not simply replace a majority of the board at a single annual meeting with directors aligned with the hostile bidder’s interests, thereby gaining control of the Company without paying a fair market price to all shareholders. Rather, in the interests of fairness to shareholders, having a classified board encourages the hostile bidder to negotiate directly with the Board on a potential transaction. The Board would be in a better position to vigorously negotiate with the hostile bidder to achieve the best possible terms and value for all of our shareholders.

•

A 2007 study by researchers found that target shareholders of firms with classified boards receive a larger proportional share of the total value gains from a merger relative to the gains of target shareholders of firms with a declassified board. “Overall, the evidence is inconsistent with the view that board classification is associated with managerial entrenchment, and instead suggests that classification may improve the relative bargaining power of target managers on behalf of their constituent shareholders.” (Bates, Becher and Lemmon, Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control (April 2007) at Page 3.)

It is important to remember that your vote on this proposal—and your investment—is only about Foot Locker. Over the past several years, Foot Locker has benefitted from the accountability, independence, and continuity of experienced leadership provided by our Board of Directors. In 2012, with the guidance and under the oversight of our Board, we achieved record sales, margin, earnings before interest and taxes, and earnings per share—each of which was the highest we have achieved since becoming an athletic company.

For all of the reasons stated above, the Board strongly believes that the proponent’s proposal is not in the best interests of the Company and its shareholders and unanimously recommends that shareholders vote Against this proposal.

***********************************

DEADLINES AND PROCEDURES FOR NOMINATIONS AND
SHAREHOLDER PROPOSALS

• SEC Rule 14a-8

Under SEC Rule 14a-8, if a shareholder would like us to include a proposal in our proxy statement and form of proxy for the 2014 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal at our corporate headquarters at 112 West 34th Street, New York, New York 10120 by December 5, 2013 in order to be considered for inclusion in the 2014 proxy statement.

• Other Proposals

For any shareholder proposal that is not submitted under SEC Rule 14a-8, including nominations for directors, our By-laws describe the procedures that must be followed. Under these procedures, we must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s annual meeting. For 2014, we must receive this notice no earlier than January 15, 2014 and no later than February 14, 2014, assuming that our 2014 annual meeting is held on schedule. However, if we hold the annual meeting on a date that is not within 30 days before or after the first anniversary of the prior year’s annual meeting, then we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Proposals for nomination for directors and other items of business should be addressed to the Corporate Secretary, 112 West 34th Street, New York, New York 10120 and must contain the information specified in the Company’s By-Laws, which are available on the corporate governance section of our corporate website at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance or from the Corporate Secretary.

By Order of the Board of Directors
GARY M. BAHLER
Secretary
April 4, 2013

LOCATION OF THE 2013 ANNUAL MEETING OF SHAREHOLDERS
OF FOOT LOCKER, INC.

Location

•	Our corporate headquarters is the site of the 2013 Annual Meeting of Shareholders. We are located at 112 West 34th Street, New York City, New York 10120.

Directions

•	BY SUBWAY

Take any of these subway lines: the A, B, C, D, E, F, M, N, Q, R, or the Number 1, 2, or 3 trains to 34th Street. The A, C, E, 1, 2, and 3 trains stop at 34th Street–Penn Station. The B, D, F, M, N, Q, and R, trains stop at 34th Street–Herald Square.

Our building is on the south side of 34th Street between 7th Avenue and Broadway.

•

BY CAR OR TAXI

Take the Lincoln Tunnel into New York City, following the signs for 34th Street. Turn left onto West 34th Street.

Our building is on the south side of 34th Street between 7th Avenue and Broadway.

Appendix A

2013 FOOT LOCKER EMPLOYEES STOCK PURCHASE PLAN
Effective June 1, 2013

1. PURPOSE

The Plan is designed to provide to Eligible Employees of the Company and its Participating Subsidiaries the opportunity to purchase Shares of the Company’s common stock at a favorable price by means of payroll deductions. The Plan is intended to encourage the ownership of Shares by Eligible Employees who become Participants in the Plan, thereby enhancing interest in the continued success of the Company and its subsidiaries and encouraging the employees to remain in the employ of the Company or its subsidiaries.

Under the Plan, the Company is offering 3,000,000 Shares, in the aggregate, subject to adjustment as provided in Section 19 hereof, for purchase by Eligible Employees. These Shares may be authorized and unissued Shares, or issued Shares held in, or hereafter acquired for, the treasury of the Company.

It is intended that the Plan shall qualify as an “employee stock purchase plan” under Section 423 of the Code and all provisions hereof shall be construed in a manner to so comply.

2. DEFINITIONS

(a)

“Annual Earnings” means the total cash compensation paid to a Participant by the Company or any of its subsidiaries and reported to the government for income tax purposes for the calendar year ending on the December 31 following the Date of Grant in a Plan Year, including any pre-tax contributions made under an employee benefit plan pursuant to Code Sections 125, 401(k), and 132(f) (or their respective successor Code sections). Annual Earnings shall, however, exclude the amounts paid under any long-term incentive compensation plan of the Company or any of its subsidiaries; contributions by the Company to, or benefits paid under, any employee benefit plan maintained by the Company; the amounts paid under any relocation or international assignment plan of the Company or any of its subsidiaries; income from the exercise of a nonqualified stock option; income arising from the grant or vesting of restricted stock or restricted stock units; income on the disqualifying disposition of Shares acquired under any stock option or stock purchase plan of the Company; all items of imputed income, and any other amounts paid that, in the determination of the Committee, are not considered to be earnings for purposes of the Plan.

(b)	“Annual Purchase Date” means June 1 in the year following the Date of Grant, except as otherwise provided in Section 17.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means the Compensation and Management Resources Committee of the Board, or a subcommittee thereof.

(f)	“Company” means Foot Locker, Inc., a New York corporation, and its successors and assigns by merger, consolidation, purchase or otherwise.

(g)	“Date of Grant” means June 1 of each Plan Year.

(h)

“Eligible Employee” means an employee who meets the eligibility requirements set forth in Section 3 of the Plan. An individual classified by the Company or a Participating Subsidiary at the time services are provided as either an independent contractor, or an individual who is not classified as an employee due to an employer’s treatment of any services provided by him as being provided by another entity which is providing such individual’s services to the employer, shall not be eligible to participate in the Plan during the period the individual is so initially classified, even if such individual is later retroactively reclassified as an employee during all or any part of such period pursuant to applicable law or otherwise.

(i)	“Fair Market Value” means the average of the high and low prices of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, as reported by The Wall Street Journal.

(j)

“Full-time Employee” means, for purposes of the Plan, any common-law employee whose customary employment with the Company or any Participating Subsidiary is not less than 20 hours per week for not less than five months during any calendar year.

(k)	“Participant” means an Eligible Employee who participates in the Plan.

(l)

“Participating Subsidiary” means any subsidiary of the Company substantially all of whose operations are conducted within the United States, except to the extent specifically excluded by the Committee, and any other subsidiary of the Company that is specifically designated by the Committee to participate in the Plan.

(m)	“Plan” means the 2013 Foot Locker Employees Stock Purchase Plan, as amended from time to time.

(n)	“Plan Year” means the period from and including a Date of Grant to and including the next Annual Purchase Date.

(o)

“Purchase Price” means the price at which Shares will be purchased under the Plan. This price is the lesser of (a) 85 percent of the Fair Market Value of a Share on the Date of Grant or (b) 85 percent of the Fair Market Value of a Share on the Annual Purchase Date, in each Plan Year. If no Shares were traded on the New York Stock Exchange on the Date of Grant or the Annual Purchase Date in a Plan Year, the Fair Market Value of a Share as of the Date of Grant or the Annual Purchase Date, as the case may be, shall be the average of the high and low prices of a Share on the Composite Tape on the next preceding date on which such trades were reported on the Composite Tape.

(p)	“Share” means one share of the Company’s common stock.

3. ELIGIBILITY

(a)

Each Full-time Employee of the Company or any Participating Subsidiary who has continuously been a Full-time Employee of the Company or any Participating Subsidiary of the Company for at least three months shall be eligible to participate in the Plan as of the first Date of Grant following the completion of three months of employment with the Company or a Participating Subsidiary.

(b)

Employment by another firm prior to the time it is acquired by, or merges with, the Company or any Participating Subsidiary shall not be considered in determining any person’s compensation, Annual Earnings or length of employment by the Company or any Participating Subsidiary, unless otherwise determined by the Committee in its sole discretion.

4. PARTICIPATION

(a)

Each Eligible Employee may elect to become a Participant by submitting a payroll deduction authorization in the form and pursuant to the written instructions, or any electronic election method, prescribed from time to time by the Committee.

(b)

Payroll deductions shall commence as soon as administratively feasible following the completion of processing of the payroll deduction authorization. No payroll deduction authorization shall be accepted if received by the Company on or after the first business day in April in any Plan Year; however, the Committee may change this provision at any time and from time to time.

5. PAYROLL DEDUCTIONS AND ROLLOVERS

(a)	A Participant may authorize payroll deductions during any Plan Year in an amount up to, but not exceeding, 10 percent of the Participant’s Annual Earnings with respect to that Plan Year.

(b)

Subject to the Plan Year limit described in Section 5(a), a Participant may authorize payroll deductions during each pay period in an amount up to, but not exceeding, the Participant’s net take-home pay after all authorized deductions have been made, including any deductions resulting from garnishment or similar legal proceedings, during that pay period.

(c)	Not less than $3.00, or other such amount as may be determined by the Committee, may be deducted on behalf of any Participant during any pay period.

(d)

A Participant may apply any amounts remaining in his or her account under the 2003 Foot Locker Employees Stock Purchase Plan after the Annual Purchase Date in 2013 towards the purchase of Shares under this Plan.

6. CHANGES IN PAYROLL DEDUCTIONS

(a)

A Participant may increase or decrease the amount of his or her payroll deduction (within the minimum and applicable maximum set forth above in Section 5) by submitting a change authorization form, in the form and pursuant to the written instructions prescribed, from time to time, by the Committee. No more than three increases or decreases in the amount of payroll deductions may be made by a Participant in any Plan Year. No authorization to increase or decrease the amount of any Participant’s payroll deductions shall be accepted if received by the Company on or after the first business day in April in any Plan Year. The date referred to in the preceding sentence may be changed by the Committee at any time and from time to time. An authorization to change the amount of payroll deductions shall take effect as soon as it is processed by the Company.

(b)

Unless and until a Participant (i) files a change authorization form; (ii) withdraws from the Plan by submitting a withdrawal notice; or (iii) is deemed to have delivered a withdrawal notice as provided in Section 21, his or her payroll deductions and purchases of Shares under the Plan shall continue in accordance with the terms of the Plan and the authorization form that he or she last filed, until the earlier of the date the Plan terminates or the Annual Purchase Date in 2023 (as provided in Section 17).

(c)

Payroll deductions shall be adjusted to take into account a change authorization as soon as administratively feasible following the completion of processing of the Participant’s change authorization form.

7. WITHDRAWAL FROM THE PLAN

Except as otherwise provided in this section, a Participant may, at any time, elect to terminate his or her participation in the Plan and withdraw all amounts standing to his or her credit under the Plan. Such termination and withdrawal shall be effected by submitting a withdrawal notice in the form and pursuant to the written instructions prescribed, from time to time, by the Committee. A withdrawal notice shall take effect as soon as it is processed by the Company. No partial withdrawals of amounts credited to a Participant under the Plan shall be made. A Participant who terminates his or her participation in the Plan may reenter the Plan (subject to any restrictions imposed by Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) and again become a Participant by submitting a new authorization form (provided he or she is an Eligible Employee at the time of the submission), but may reenter the Plan only once during the Plan Year.

8. INTEREST ON PAYROLL DEDUCTIONS

(a)

An account shall be maintained by the Company for the payroll deductions made by each Participant. Interest, compounded quarterly, shall be paid on each account. There shall be credited to each account, on the last day of each quarter in each Plan Year (such quarters to end on the last day of each August, November, February and May), interest on the average of the balances in each account on the first and last days of each quarter. The rate of interest shall be the rate of the Company’s cost for short-term funds as of the Friday before the Date of Grant, or as otherwise determined from time to time, by the Committee in its sole discretion.

(b)

No interest shall be paid on any account in any quarter if there is no balance in the account on the last day of the quarter. If an account is established during a quarter, interest for the full quarter shall be credited to the account on the last day of the quarter on one-half of the quarter-ending balance in the account.

9. GRANT OF OPTION

Each person who is an Eligible Employee on the Date of Grant in each Plan Year (and who has submitted an authorization form) shall automatically be granted, as of the Date of Grant (subject to the limitations described in Section 20 concerning the number of Shares that may be purchased by any person under the Plan), a non-cumulative option to purchase on the Annual Purchase Date in the Plan Year up to, but no more than, that number of full Shares determined by dividing $25,000 by the Fair Market Value of a Share on such Date of Grant. Options may be exercised only on the Annual Purchase Date in the Plan Year in which options are granted, and may not be carried into any subsequent Plan Year.

10. PURCHASE OF SHARES

(a)

If, on the Annual Purchase Date in a Plan Year, a Participant has sufficient Total Purchase Deductions (as defined in Section 10(b) below) in his or her Plan account to exercise his or her option to purchase one or more full Shares at the Purchase Price, the Participant shall be deemed to have exercised the option to purchase the Share or Shares at the Purchase Price on the Annual Purchase Date.

(b)

Total Purchase Deductions with respect to any Participant means the total amount of payroll deductions held to the credit of a Participant on the Annual Purchase Date in a Plan Year up to, but not exceeding, the 10 percent maximum of Annual Earnings, plus interest on such amount calculated in accordance with Section 8.

(c)

If there is a balance remaining to the credit of a Participant in his or her Plan account immediately after an Annual Purchase Date because such amount does not equal the Purchase Price of one Share on the Annual Purchase Date, such remaining amount (the “Carry-Over Amount”) shall be carried over to the credit of a Participant in the following Plan Year.

(d)

Shares to be delivered to a Participant under the Plan shall be registered solely in the name of the Participant or, at the election of the Participant, in the name of the Participant and his or her spouse or other adult family member as joint tenants with rights of survivorship.

(e)

The Committee reserves the right to designate a registered broker-dealer to open and maintain a separate account for each Participant, in which the Shares purchased by such Participant pursuant to the Plan will be held. The Committee reserves the right to make and/or change such designation of a broker-dealer at any time without prior notice to Participants. Should the Committee elect to designate a broker-dealer, the Committee shall recognize each Participant’s ownership of Shares through uncertificated book entry or another similar method. In such case, such uncertificated Shares shall be credited to a book entry account maintained by the designated broker-dealer on behalf of the Participant. The Committee may adopt such policies and procedures for the Plan as it determines is appropriate, including policies and procedures regarding the transfer of Shares from a Participant’s account maintained by the broker-dealer before those Shares have been held for the requisite period necessary to avoid a disqualifying disposition of such Shares under the U.S. federal tax laws.

11. SHAREHOLDER RIGHTS

None of the rights and privileges of a shareholder of the Company shall exist with respect to any person who is an Eligible Employee or a Participant under the Plan until that person purchases one or more Shares under the Plan and the Shares have been issued.

12. RETIREMENT, DEATH, OR OTHER TERMINATION OF EMPLOYMENT

If a Participant retires, dies, terminates his or her employment for any other reason, fails to continue to be a Full-time Employee, or the Participating Subsidiary which employs the Participant ceases to be a Participating Subsidiary, no payroll or other deduction shall be taken from any pay or other amount due and owing to the Participant from and after the effective date of the event, and, except as otherwise provided in Section 21, the balance in the Participant’s Plan account shall be paid to the Participant (or, if the Participant dies, to his or her estate) as soon as practicable following the date of death or effective date of such other event.

13. RIGHTS AND OPTIONS NOT TRANSFERABLE OR ASSIGNABLE

Rights and options granted under the Plan are not transferable or assignable by an Eligible Employee or Participant (other than by will or by the laws of descent or distribution), and these rights may be availed of and options may be exercised only by an Eligible Employee or Participant in accordance with the terms of the Plan.

14. APPLICATION OF FUNDS

All funds received or held by the Company under the Plan may be used for the Company’s general corporate purposes, and the Company shall not be obligated to segregate such payroll deductions.

15. AMENDMENT, MODIFICATION, SUSPENSION OR DISCONTINUANCE OF THE PLAN

The Board or the Committee may, from time to time, amend, modify, suspend, or discontinue the Plan at any time; provided, however, that no such amendment or modification shall (a) increase the number of Shares to be offered under the Plan (other than as provided in Section 19), or (b) decrease the Purchase Price per Share, without the approval by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, if shareholder approval of an amendment or modification is required to comply with Section 423 of the Code or to comply with any applicable law, regulation or stock exchange rule, such amendment or modification shall not be effective unless approved by the requisite vote of the shareholders of the Company.

16. COMMENCEMENT OF THE PLAN

The Plan shall commence on June 1, 2013, which date shall be the first Date of Grant under the Plan, subject, however, to the approval of the Plan by the shareholders of the Company at their annual meeting in 2013. If the Plan is not so approved, the Plan shall not become effective.

17. TERMINATION OF PLAN

(a)

The Board or the Committee may terminate the Plan at any time. Notice of termination shall be given to Participants, but any failure to give notice shall not impair the effectiveness of the termination.

(b)

No options shall be granted under the Plan, and the Plan will automatically terminate, immediately after (a) the Annual Purchase Date in 2023, or (b) the date that all of the Shares offered under the Plan have been purchased by Participants in the Plan, whichever date is earlier. If, at any time, Shares remain available for purchase under the Plan but not in sufficient number to satisfy all Participants’ options on a Date of Grant, the Committee may determine an equitable basis of apportioning available Shares among the Participants in compliance with Section 423(b)(5) of the Code.

(c)

If the Board or the Committee terminates the Plan on any date in any Plan Year other than the Annual Purchase Date, the date of termination shall be deemed to be the Annual Purchase Date in that Plan Year and the Plan shall terminate immediately after that date.

(d)	Upon termination of the Plan, the amount standing to the credit of each Participant in his or her Plan account shall be paid to the Participant as soon as practicable following the termination.

18. THE COMMITTEE

(a)

The Plan shall be administered by the Committee, which shall be intended to consist of not less than three members who are “non-employee directors,” as that term is defined in Rule 16b-3(b)(3) under the l934 Act. The Board may, from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board. Notwithstanding the foregoing, if and to the extent that no committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3(b)(3), such noncompliance with the requirements of Rule 16b-3(b)(3) shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

(b)

The Committee is vested with full authority to make, administer, and interpret such equitable rules and regulations regarding the Plan as it may deem advisable. The Committee may adopt special guidelines and provisions with regard to persons who reside in, or are subject to the laws of, any jurisdiction outside of the United States to comply with applicable tax and securities laws. The Committee’s determination as to the interpretation and operation of the Plan, or any option granted under it, shall be final, conclusive and binding, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith by such member with respect to the Plan or any option granted under it.

(c)	The Committee may act by a majority vote at a meeting of the Committee or by a document signed by all of the members of the Committee.

(d)

The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate a broker-dealer to maintain Participant accounts under the Plan, designate an agent to administer the Plan, purchase and sell Shares in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time. If an agent is so designated, the agent may also serve as custodian for purposes of the Plan and, unless otherwise requested by the Participant, Shares purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the custodian for the benefit of each Participant, who shall thereafter be a beneficial shareholder of the Company. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Shares, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

(e)

The Committee, its members and any person designated pursuant to Section 18(d) shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no current or former officer of the Company or current or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-laws of the Company and to the extent not covered by insurance, each current or former officer and each current or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the current and former officers and current and former members of the Committee and of the Board may have under applicable law or under the Certificate of Incorporation or By-laws of the Company or subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

19. ADJUSTMENTS IN CASES OF CHANGES AFFECTING THE COMPANY’S COMMON STOCK

In the event that (i) there is any change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of Shares, distribution with respect to its outstanding Shares, reclassification of its capital stock, or any similar change affecting the Company’s capital structure, and (ii) the Board determines an adjustment is appropriate under the Plan, then the aggregate number of Shares which thereafter may be issued under this Plan, the purchase price thereof, and such other provision of the Plan, shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Board shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

20. LIMITATIONS

Notwithstanding any other provision of the Plan to the contrary, participation in the Plan is subject to the following limitations.

(a)

In accordance with Section 423(b)(3) of the Code, no employee of the Company or any Participating Subsidiary shall be granted an option under the Plan if that employee, immediately after the option is granted, owns stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424 of the Code. For the purpose of determining stock ownership under this Section of the Plan, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

(b)

In accordance with Section 423(b)(8) of the Code, no employee of the Company or any Participating Subsidiary shall be granted an option under the Plan which permits his or her rights to purchase Shares of the Company’s stock under all employee stock purchase plans of his or her employer corporation and its parent or subsidiary corporations (as these terms are defined above in subsection (a)) to accrue at a rate that exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

21. TERMINATION OF EMPLOYEE’S RIGHTS

(a)

Except as otherwise provided below in this Section 21, an employee’s rights and any option granted to an employee under the Plan shall terminate if and when he or she ceases to be an employee of the Company or any Participating Subsidiary because of retirement, resignation, layoff, discharge, death, or for any other reason. A withdrawal notice shall be deemed to have been delivered by the employee on and as of his or her date of death or the effective date of his or her other cessation of employment, and all amounts standing to his credit under the Plan shall be promptly refunded to such person (or, if such person dies, to his or her estate).

(b)	Notwithstanding the foregoing, if a Participant (i) retires on his or her normal retirement date, or on any earlier or later retirement date permitted under the Foot Locker Retirement Plan

(or any successor plan thereto) or the retirement plan of a subsidiary of the Company, whichever plan is applicable to such Participant, or (ii) ceases to be a Full-time Employee due to a long-term disability covered by a long-term disability benefit plan of the Company or any subsidiary of the Company, such person shall remain a Participant under the Plan through and including the Annual Purchase Date in the Plan Year during which he or she so retires or ceases to be employed, unless (A) the Participant delivers a withdrawal notice, as provided in Section 6, or (B) the effective date of such retirement or cessation of employment is prior to the February 1 immediately preceding the Annual Purchase Date, in which event such Participant shall cease to be a Participant as of the effective date of such event.

(c)

Payroll deductions with respect to any person who remains a Participant beyond his or her retirement date or date of cessation of employment, as provided in the preceding paragraph, shall cease as of the effective date of such retirement or cessation of employment, as provided in Section 12; however, interest on all amounts credited to the Participant’s account shall continue to accrue in accordance with Section 8.

22. COMPANY’S PAYMENT OF EXPENSES RELATED TO THE PLAN

The Company shall bear all of the costs associated with the establishment and administration of the Plan.

23. GOVERNMENT REGULATIONS

The Company’s obligations to sell and deliver Shares under the Plan are subject to the approval of any governmental or other authority required in connection with the authorization, issuance, or sale of such Shares. The Plan is a tax-conditioned plan under Section 16(b) of the 1934 Act and to the extent required, the Plan is intended to comply with Rule 16b-3 under the 1934 Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

24. GOVERNING LAW

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

25. WITHHOLDING OF TAXES

(a)

If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Date of Grant or within the one-year period commencing on the day after the Annual Purchase Date, such Participant shall immediately, or as soon as practicable thereafter, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local taxes and other taxes and other amounts which the Company informs the Participant the Company is required to withhold.

(b)

Notwithstanding anything herein to the contrary, the Company or the Participating Subsidiary, as the case may be, shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold federal, state, or local income taxes or other taxes incurred by reason of the issuance of Shares pursuant to the Plan. Notwithstanding anything herein to the contrary, the Company or the Participating Subsidiary may require a Participant to remit an amount equal to the required withholding amount.

26. NO EMPLOYMENT RIGHTS

The establishment and operation of this Plan shall not confer any legal rights upon any Participant or other person for a continuation of employment, nor shall it interfere with the rights of the Company or any Participating Subsidiary to discharge any employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant under the Plan.

27. SEVERABILITY OF PROVISIONS

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

28. ELECTRONIC ELECTIONS, EXERCISES AND TRANSACTIONS

Any election, exercise or other transaction hereunder that is required to be made in writing may, to the extent determined by the Committee, be made, delivered and accepted electronically.

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on May 15, 2013.

Vote by Internet • Go to www.envisionreports.com/FL • Or scan the QR code with your smartphone. • Follow the steps outlined on the secure website.

Vote by telephone
		•	Within USA, US territories & Canada, call toll-free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	•	Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.
		•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR each of the nominees for Director in Proposal 1.
1.	Election of Three Directors to serve for three-year terms.
	For	Withhold		For	Withhold		For	Withhold	+
01 - Ken C. Hicks	☐	☐	02 - Guillermo Marmol	☐	☐	03 - Dona D. Young	☐	☐

Election of One Director to serve for a two-year term.
	For	Withhold
04 - Maxine Clark	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.					The Board of Directors recommends a vote AGAINST Proposal 5.
		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐	5.	Shareholder Proposal, if Properly Presented at the Meeting, to Repeal Classified Board.	☐	☐	☐

3.	Approval of the 2013 Foot Locker Employees Stock Purchase Plan.	☐	☐	☐

4.	Advisory Approval of the Company’s Executive Compensation.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01MHRE

2013 Annual Meeting of
Foot Locker, Inc. Shareholders
May 15, 2013, 9:00 a.m. Eastern Daylight Time
112 West 34th St.
New York, NY 10120

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Foot Locker, Inc.

Notice of 2013 Annual Meeting of Shareholders

This Proxy is Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting to be Held on May 15, 2013

Gary M Bahler, Richard A. Johnson, and Lauren B. Peters, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Foot Locker, Inc., to be held on May 15, 2013, at 9:00 A.M., local time, at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120, and at any adjournment or postponement thereof, upon the matters set forth in the Foot Locker, Inc. Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR INTERNET. YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

EMPLOYEE PLANS

IF YOU ARE A PARTICIPANT IN THE FOOT LOCKER 401(k) PLAN OR THE FOOT LOCKER PUERTO RICO 1165(e) PLAN, BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR INTERNET), YOU WILL AUTHORIZE THE PLAN TRUSTEES TO VOTE THOSE SHARES ALLOCATED TO YOUR ACCOUNT AS YOU HAVE DIRECTED.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR each of the nominees for Director in Proposal 1.
1.	Election of Three Directors to serve for three-year terms.
	For	Withhold		For	Withhold		For	Withhold	+
01 - Ken C. Hicks	☐	☐	02 - Guillermo Marmol	☐	☐	03 - Dona D. Young	☐	☐

Election of One Director to serve for a two-year term.
	For	Withhold
04 - Maxine Clark	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.					The Board of Directors recommends a vote AGAINST Proposal 5.
		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐	5.	Shareholder Proposal, if Properly Presented at the Meeting, to Repeal Classified Board.	☐	☐	☐

3.	Approval of the 2013 Foot Locker Employees Stock Purchase Plan.	☐	☐	☐

4.	Advisory Approval of the Company’s Executive Compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01MHSE

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Foot Locker, Inc.

Notice of 2013 Annual Meeting of Shareholders

This Proxy is Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting to be Held on May 15, 2013

Gary M Bahler, Richard A. Johnson, and Lauren B. Peters, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Foot Locker, Inc., to be held on May 15, 2013, at 9:00 A.M., local time, at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120, and at any adjournment or postponement thereof, upon the matters set forth in the Foot Locker, Inc. Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.

PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.